As filed with the Securities and Exchange Commission on February 24, 1997
                                                           Registration No. 333-
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                              SEACOR HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                        DELAWARE                                                        13-3542736
(State or Other Jurisdiction of Incorporation or Organization)             (I.R.S. Employer Identification No.)

                           11200 WESTHEIMER, SUITE 850
                              HOUSTON, TEXAS 77042
                                 (713) 782-5990
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                                MR. RANDALL BLANK
         EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                              SEACOR HOLDINGS, INC.
                     1370 AVENUE OF THE AMERICAS, 25TH FLOOR
                            NEW YORK, NEW YORK 10019
                                 (212) 307-6633
                       (NAME, ADDRESS, INCLUDING ZIP CODE,
        AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to:

                             David E. Zeltner, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000


Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]








                                                CALCULATION OF REGISTRATION FEE(1)
==================================================================================================================================
                                                                Proposed Maximum        Proposed Maximum
Title of Each Class of Securities to be     Amount to be         Offering Price        Aggregate Offering   Amount of Registration
               Registered                    Registered           Per Unit (1)             Price (1)                 Fee
----------------------------------------------------------------------------------------------------------------------------------
5-3/8% Convertible Subordinated Notes Due   $187,750,000              100%                $187,750,000            $56,893.94
November 15, 2006
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share      2,844,694(2)                -                      -                      -
==================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(i) under the Securities Act of 1933, as amended (the "Securities Act").
(2) Such number represents the number of shares of Common Stock that are issuable upon conversion of the 5-3/8% Convertible Subordinated Notes Due November 15, 2006 registered hereby.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said
Section 8(a), may determine.


================================================================================

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Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                   SUBJECT TO COMPLETION, DATED FEBRUARY 24, 1997
PROSPECTUS
                                SEACOR HOLDINGS, INC.

                                    $187,750,000
                            Aggregate Principal Amount of
             5-3/8% Convertible Subordinated Notes Due November 15, 2006
                                      2,844,694
             Shares of Common Stock Issuable Upon The Conversion Thereof
                                  ($.01 Par Value)

      This Prospectus relates to the offer and sale of up to $187,750,000 aggregate principal amount of the 5-3/8% Convertible Subordinated Notes Due November 15, 2006 (the "Notes") of SEACOR Holdings, Inc., a Delaware corporation ("SEACOR" or the "Company"), and up to 2,844,694 shares (the "Shares") of the common stock, $.01 par value (the "Common Stock"), of the Company issuable upon the conversion of the Notes in full (collectively, the "Securities"). The Notes were issued under an Indenture dated as of November 1, 1996 (the "Indenture"), between the Company and First Trust National Association, as trustee (the "Trustee"). The Notes are convertible, in whole or in part, at the option of the holder at any time prior to the close of business on the business day next preceding November 15, 2006, unless previously redeemed, into shares of Common Stock at a conversion price of $66.00 per share (equivalent to a conversion rate of 15.1515 shares of Common Stock per $1,000 principal amount of the Notes), subject to adjustment in certain circumstances. The Notes are redeemable, in whole or in part, at the Company's option at any time on or after November 24, 1999 at the redemption prices specified therein, together with accrued and unpaid interest to the date of redemption. No sinking fund is provided for the Notes. If a "Change of Control" (as defined in the Indenture) occurs, holders of Notes may elect to require the Company to purchase their Notes, in whole or in part, at a purchase price equal to 100% of the principal amount thereof plus accrued interest through the date of purchase. The Notes are general unsecured obligations of the Company, subordinated in right of payment to all "Senior Indebtedness" (as defined in the Indenture) of the Company and effectively subordinated in right of payment to all indebtedness and other obligations and liabilities and any preferred stock of the Company's subsidiaries. The Notes will mature on November 15, 2006 and bear interest at a rate of 5-3/8% per annum from November 5, 1996, in the case of the Initial Notes (defined below), and December 19, 1996, in the case of the Smit Notes (defined below), or, in each case, from the most recent interest payment date on which interest has been paid or provided for. Interest is payable on May 15 and November 15 of each year, commencing on May 15, 1997 to the holders thereof on May 1 and November 1, respectively, preceding such interest payment date. See "Description of Notes."

            The Securities may be offered for sale by certain securityholders of the Company or by certain permitted transferees (the "Selling Securityholders") from time to time in transactions effected on The New York Stock Exchange, Inc. ("NYSE") (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the Securities are then listed, admitted to unlisted trading privileges or included for quotation), in privately negotiated transactions, or in a combination of such methods of sale. Such methods of sale may be conducted at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Securityholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf, and in connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts from the Selling Securityholders and/or the purchasers of the Securities for whom they may act as agent or to whom they sell Securities as principal or both (which commissions, concessions, allowances or discounts might be in excess of customary amounts thereof). To the extent required by law, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts and any other required information with respect to any particular offer of Securities by the Selling Securityholders, will be set forth in a Prospectus Supplement. See "Selling Securityholders" and "Plan of Distribution." Certain restrictions on the ability of the Selling Securityholders to sell Securities owned by them are described under "Selling Securityholders" and "Description of Notes."

      None of the proceeds from the sale of the Securities by the Selling Securityholders will be received by the Company. The Company has agreed to bear the expenses of registration of the Securities under federal or state securities laws and to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

      The Selling Securityholders and any underwriters, dealers or agents which participate in the distribution of the Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit realized on the resale of the Securities purchased by them may be deemed to constitute underwriting commissions, concessions, allowances or discounts under the Securities Act. See "Plan of Distribution."

      SEE "RISK FACTORS" BEGINNING ON PAGE 12 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN MATERIAL RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.

      The Company has filed the Registration Statement of which this Prospectus is a part to satisfy its obligations under certain investment and registration rights agreements. See "Selling Securityholders" and "Description of Notes."

      The Common Stock is traded on the NYSE under the symbol "CKH." The closing sale price of the Common Stock as reported on the NYSE Composite Tape on February 21, 1997 was $48.75 per share.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is _________ __, 1997.

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Copies of reports, proxy statements, information statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and also are available for inspection at the Commission's regional offices located at 500 West Madison, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048, and at the Commission's Web site at (http://www.sec.gov). Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements, information statements and other information may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

      The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments thereto, the "Registration Statement") under the Securities Act with respect to the Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete and, with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is deemed qualified in its entirety by such reference.

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               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The following documents filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-12289) are incorporated by reference in this
Prospectus: (i) the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1995 filed with the Commission on March 18, 1996; (ii) the Company's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 1996 filed with the Commission on May 15, 1996; (iii) the Company's Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 1996 filed with the Commission on August 14, 1996; (iv) the Company's Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 1996 filed with the Commission on November 14, 1996; (v) the Company's Current Report on Form 8-K dated May 31, 1996 filed with the Commission on June 7, 1996; (vi) the Company's Current Report on Form 8-K dated June 6, 1996 filed with the Commission on June 10, 1996; (vii) the Company's Current Report on Form 8-K dated May 31, 1996 filed with the Commission on June 14, 1996; (viii) the Company's Current Report on Form 8-K dated October 24, 1996 filed with the Commission on October 24, 1996;
(ix) the Company's Current Report on Form 8-K dated December 19, 1996 filed with the Commission on December 24, 1996; and (x) the description of the Company's Common Stock contained in the Company's Registration Statements on Form 8-A filed with the Commission on November 30, 1992 and October 9, 1996, including any amendment or report filed for the purposes of updating such description.

      All reports and other documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities made by this Prospectus shall be deemed to be incorporated herein by reference and to be a part hereof on and from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all documents incorporated by reference in this Prospectus (not including, however, the exhibits to such documents unless such exhibits are specifically incorporated by reference in such information). Such requests should be directed to: SEACOR Holdings, Inc., 1370 Avenue of the Americas, 25th Floor, New York, New York 10019, Attention:
Secretary, telephone number (212) 307-6633.

      No person is authorized in connection with any offering made hereby to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, any Selling Securityholder or any underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Securities offered hereby to any person in any jurisdiction in which it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstance imply that there has been no change in the affairs of the Company since the date hereof.

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                                    SUMMARY


      When included in this Prospectus or in documents incorporated herein by reference, the words "expects," "intends," "anticipates," "believes," "estimates" and analogous expressions are intended to identify forward-looking statements. Such statements, which include statements contained in "Risk Factors," inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, general economic and business conditions, industry fleet capacity, changes in foreign and domestic oil and gas exploration and production activity, competition, changes in foreign political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond the Company's control. These forward-looking statements speak only as of the date of this Prospectus. The Company expressly disclaims any obligation or undertaking to release publicly any updates or any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.


                                  THE COMPANY

      The Company is a major provider of offshore marine services to the oil and gas exploration and production industry and is one of the leading providers of oil spill response services to owners of tank vessels and oil storage, processing and handling facilities. The Company operates a diversified fleet of over 315 vessels primarily dedicated to servicing offshore oil and gas exploration and production facilities in the U.S. Gulf of Mexico, the North Sea, offshore West Africa and Mexico. The recent consummation of the Smit Transaction (defined below) has expanded the Company's global operations by giving it market presence in the Far East, Latin America and the Mediterranean. Additionally, the recent consummation of the Galaxie Transaction (defined below) has enlarged the Company's fleet capacity in the U.S. Gulf of Mexico. The Company's offshore service vessels deliver cargo and personnel to offshore installations, handle anchors for drilling rigs and other marine equipment, support offshore construction and maintenance work and provide standby safety support. The Company also furnishes vessels for special projects such as well stimulation, seismic data gathering, freight hauling and line handling. In connection with its offshore marine services, the Company, through Energy Logistics, Inc. ("ELI"), a joint venture with Baker Energy, a unit of the Michael Baker Corporation, a U.S. public company, also offers logistics services for the offshore industry, including the coordination and provision of marine, air and land transportation, materials handling and storage, inventory control and "just-in-time" procurement.

      The Company's environmental services business principally provides contractual oil spill response services to those who store, transport, produce or handle petroleum and certain other non-petroleum oils as required by the Oil Pollution Act of 1990 ("OPA 90") and various state regulations. The Company's services, provided primarily through its indirect wholly owned subsidiary, National Response Corporation ("NRC"), include training for and supervision of activities in response to oil spill emergencies and the maintenance of specialized equipment for immediate deployment and spill response. NRC has acted as the principal oil spill response contractor on several of the largest oil spills that have occurred in the United States since the enactment of OPA 90.

      SEACOR was incorporated in Delaware in December 1989 for the purpose of acquiring the capital stock of NICOR Marine, Inc. and certain of its marine affiliates and subsidiaries which, at the time of the acquisition, owned 36 and managed five vessels, and also to acquire SCF Offshore, Inc. which, at the time of acquisition, owned two vessels.


      SEACOR's principal executive offices are located at 11200 Westheimer, Suite 850, Houston, Texas 77042, where its telephone number is (713) 782-5990.

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      Unless the context indicates otherwise, any reference in this Prospectus to the "Company" refers to SEACOR Holdings, Inc. and its consolidated subsidiaries, including NRC, and any references in this Prospectus to "SEACOR" refer to SEACOR Holdings, Inc.

                              RECENT DEVELOPMENTS

      GALAXIE TRANSACTION

      On January 3, 1997, the Company acquired substantially all of the offshore marine assets, including vessels, owned by Galaxie Marine Service, Inc., Moonmaid Marine, Inc., Waveland Marine Service, Inc. and Triangle Marine, Inc. (collectively, "Galaxie"), for aggregate consideration of $23.61 million, consisting of $20.56 million in cash and 50,000 shares of Common Stock (the "Galaxie Transaction"). The assets acquired included 24 vessels (one offshore supply vessel, one mini supply vessel, five crew boats and 17 utility boats) and other related tangible and intangible assets.

      In connection with the Galaxie Transaction, SEACOR and Galaxie entered into a certain investment and registration rights agreement, pursuant to which SEACOR has filed with the Commission a "shelf" registration statement to permit resales by Galaxie, from time to time, of the 50,000 shares of Common Stock received by it in the Galaxie Transaction.

      SMIT TRANSACTION

      On December 19, 1996, the Company and certain of its subsidiaries acquired substantially all of the offshore vessel assets and certain related joint venture interests owned by Smit Internationale N.V. ("Smit") and its subsidiaries (the "Smit Transaction"). The aggregate consideration, including amounts payable under certain lease purchase arrangements for two vessels, consists of: (i) approximately $71.1 million in cash, (ii) 712,000 shares of Common Stock and (iii) up to $22.0 million principal amount of the Company's Series A 5-3/8% Convertible Subordinated Notes Due November 15, 2006 (the "Smit Notes"). As of February 18, 1997, the Company has issued $15.25 million principal amount of the Smit Notes under the Indenture, and the Smit Notes constitute a portion of the Securities that have been included in the Registration Statement. The lease purchase agreements provide for the Company to lease two vessels from Smit over a five-year term for aggregate cash lease payments of approximately $13.3 million with an obligation to purchase such vessels at the purchase prices of $5.4 million and $5.6 million, respectively, at the end of such five-year term. The agreements also provide the Company with the option to purchase such vessels at any time during the five-year term at purchase prices specified therein (initially $9.8 million and $10.3 million, respectively, and declining thereafter), with $3.375 million of the purchase price for each vessel being payable with Smit Notes (not registered hereby) in such principal amount. See "Selling Securityholders" and "Description of Notes."

      The definitive agreements for the Smit Transaction further provide for the payment by the Company, in a combination of cash and non-convertible notes, of up to $47.2 million of additional consideration based upon the 1997 and 1998 earnings performance of the assets acquired from Smit. The acquired assets include 100% interests in 24 vessels and 50% interests in nine vessels sold directly by Smit and Smit's interests in joint ventures that own and operate 12 vessels.

      As part of the Smit Transaction, SEACOR has also agreed to use commercially reasonable efforts to nominate and elect to SEACOR's Board of Directors one person designated by Smit for so long as Smit is the beneficial owner of at least 5% of the outstanding Common Stock of the Company. Furthermore, in a press release dated December 19, 1996, SEACOR announced its intention to change its corporate name to SEACOR SMIT Inc., subject to the approval of the Company's stockholders at the Company's annual meeting of stockholders.

      In addition, on December 19, 1996, the Company and Smit signed a letter of intent providing for an entity in which SEACOR or a subsidiary of SEACOR owns an equity interest to acquire, on or before April 30,

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1997, an additional four vessels (the "Malaysian Purchase") that are owned by a
Malaysian joint venture in which Smit has an interest for aggregate consideration of approximately $12.9 million. The terms of the Malaysian Purchase are preliminary in nature and there can be no assurance that any definitive transaction documentation will be entered into or, if entered into, that the Malaysian Purchase will be consummated.

      In connection with the Smit Transaction, SEACOR and Smit International Overseas B.V., a Netherlands corporation and wholly-owned subsidiary of Smit ("Smit Overseas"), entered into a certain investment and registration rights agreement (the "Smit Registration Rights Agreement"), pursuant to which SEACOR has filed with the Commission the Registration Statement to permit, from time to time, resales by Smit Overseas of the Smit Notes and the shares of Common Stock issuable upon the conversion thereof received by it in the Smit Transaction. See "Selling Securityholders" and "Description of Notes."

      5-3/8% CONVERTIBLE SUBORDINATED NOTES PLACEMENT

      On November 5, 1996, the Company completed a private placement (the "November 1996 Notes Placement") of $172.5 million aggregate principal amount of its 5-3/8% Convertible Subordinated Notes Due November 15, 2006 (the "Initial Notes"; and together with the Smit Notes, the "Notes"). The Initial Notes were issued under the Indenture. See "Description of Notes."

      The Initial Notes were offered for sale within the United States to "qualified institutional buyers" (the "144A Notes") in reliance on Rule 144A under the Securities Act and to a limited number of institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act), and were offered for sale in offshore transactions to investors in reliance on Regulation S under the Securities Act (the "Reg S Notes"). The Initial Notes sold to institutional "accredited investors," as well as the Smit Notes, are represented by definitive certificates, in fully registered form. The 144A Notes are represented by the Restricted Global Note (defined below) in fully registered form, without coupons, which has been deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company ("DTC"). The Reg S Notes are represented by a Regulation S Global Note (defined below) in fully registered form, without coupons, which has been deposited with a custodian for, and registered in the name of a nominee of, DTC for the accounts of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel"). Beneficial interests in each of the Restricted Global Note and the Regulation S Global Note are trading in DTC's Same-Day Funds Settlement System, and secondary market trading activity in such interests will therefore settle in immediately available funds. Beneficial interests in such Global Notes are shown on, and transfers thereof are effected only through, records maintained by DTC and its participants, including, in the case of the Regulation S Global Note, Euroclear and Cedel. Unless certain conditions are satisfied, certificated Initial Notes will not be issued in exchange for beneficial interests in the Global Notes. See "Description of Notes."

      In connection with the November 1996 Notes Placement, SEACOR and Credit Suisse First Boston Corporation, Salomon Brothers Inc and Wasserstein Perella Securities, Inc., as initial purchasers of the Initial Notes (collectively, the "Initial Purchasers"), entered into a certain registration rights agreement (the "November 1996 Registration Rights Agreement"; and together with Smit Registration Rights Agreement, the "Registration Rights Agreements"). Pursuant to the November 1996 Registration Rights Agreement, SEACOR has filed with the Commission the Registration Statement to permit, from time to time, resales by the holders of the Initial Notes and the shares of Common Stock issuable upon conversion thereof. See "Selling Securityholders" and "Description of Notes."

      NEW VESSEL CONSTRUCTION

      The Company has committed to build vessels over the next two years for an aggregate capital expenditure of approximately $108.0 million. Approximately $20.5 million has been funded to date and approximately $9.4 million is committed to be paid by Transportation Maritima Mexicana S.A. de C.V. ("TMM"), pursuant to a

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Memorandum of Understanding dated September 25, 1996, between TMM and the
Company covering several vessels.


      1996 COMMON STOCK OFFERING

      On July 3, 1996, the Company sold in an underwritten offering 909,235 shares of its Common Stock at $43.50 per share (the "1996 Common Stock Offering"). In conjunction therewith, 842,355 shares of Common Stock were sold by certain of the Company's stockholders. The Company received net proceeds of approximately $37.7 million from its sale of 909,235 shares of Common Stock, of which $26.0 million was used to purchase four vessels acquired from Compagnie Nationale de Navigation, a French corporation ("CNN"), pursuant to the 1996 CNN Transaction (defined below), and to prepay $9.6 million of indebtedness then owed by the Company to CNN. The remainder of such net proceeds has been allocated by the Company for general corporate purposes.

      1996 CNN TRANSACTION

      On July 3, 1996, pursuant to an agreement entered into by the Company and CNN in June 1996, the Company acquired from CNN six vessels for $22.65 million in cash (the "1996 CNN Transaction"). At closing, the Company prepaid $9.6 million aggregate principal amount of the indebtedness outstanding under promissory notes previously issued to CNN by a subsidiary of the Company. In addition, CNN converted $4.75 million principal amount of the Company's 2.5% Convertible Subordinated Notes Due January 1, 2004 (the "2.5% Notes") into 156,650 shares of Common Stock (in accordance with the terms of the 2.5% Notes), and subsequently sold all 616,598 shares of Common Stock then owned by it (including the shares of Common Stock received by CNN upon such conversion) in the 1996 Common Stock Offering.

      6.0% NOTE CONVERSION

      On July 12, 1996, following notice from the Company of the redemption on such date of all $55.25 million principal amount of its then outstanding 6.0% Convertible Subordinated Notes Due July 1, 2003 (the "6.0% Notes"), the holders thereof converted all of such 6.0% Notes into an aggregate of 2,156,083 shares of Common Stock issued by the Company.

      MCCALL ACQUISITION

      On May 31, 1996, the Company acquired McCall Enterprises, Inc. and its affiliated companies (collectively, the "McCall Companies") which, at the date of such acquisition, operated 36 crew boats and five utility boats dedicated to serving the oil and gas industry primarily in the U.S. Gulf of Mexico. Such acquisition (the "McCall Acquisition"), which has been accounted for by the Company as a pooling-of-interests, was accomplished pursuant to a series of merger and share exchange agreements involving the Company and certain of its subsidiaries, the McCall Companies and the former stockholders of the McCall Companies. Pursuant to the McCall Acquisition, on August 9, 1996, the Company issued an aggregate of 1,306,550 shares of Common Stock to the former stockholders of the McCall Companies.

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                            ----------------------


      For additional information relating to the recent developments described above, see the Company's Current Reports on Form 8-K referred to above under "Incorporation of Certain Information by Reference." For additional information relating to the Company's business, operations, properties and other matters, see the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1995 and its Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 referred to above under "Incorporation of Certain Information by Reference."

      The following table provides a summary description of the Securities offered hereby.


                                  Notes
                                  -----

Notes Offered by the
Selling Securityholders....        $187,750,000 aggregate principal amount of
                                   5-3/8% Convertible Subordinated Notes Due
                                   November 15, 2006 (the "Notes"). The Notes consist of $15,250,000 principal amount of the Smit Notes and $172,500,000 principal amount of the Initial Notes.

Notes Offered by the
Company....................        None.

Maturity Date..............        November 15, 2006.

Interest ..................        The Notes bear interest at a rate of 5-3/8%
                                   per annum from November 5, 1996, in the case of the Initial Notes, and from December 19, 1996, in the case of the Smit Notes, or, in each case, from the most recent interest payment date on which interest has been paid or provided for, payable on May 15 and November 15 of each year, commencing on May
                                   15, 1997 to the holders thereof on the May 1 and November 1, respectively, preceding such interest payment date.

Conversion Rights..........        The Notes are convertible, in whole or in
                                   part, at the option of the holder at any time prior to the close of business on the business day immediately preceding the maturity date, unless previously redeemed, into shares of Common Stock at a conversion price of $66 per share (equivalent to a conversion rate of 15.1515 shares of $1,000 principal amount of the Notes), subject to adjustment in certain circumstances and to restrictions on foreign ownership of Common
                                   Stock. Upon conversion, any accrued interest will be deemed paid by the appropriate portion of the Common Stock received by the holder upon such conversion. See "Risk
                                   Factors--Limitation on Foreign Ownership of
                                   Common Stock" and "Description of
                                   Notes--Conversion Rights."

Sinking Fund...............        None.

Optional Redemption........        The Notes are redeemable, in whole or from
                                   time to time in part, at the option of the Company, at any time on or after November 24, 1999 at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. See "Description of Notes--Optional Redemption."

                                   Repurchase Rights of Holders Upon the
                                   occurrence of a Change in Control (as defined in the Indenture), holders of the Notes may elect to require the Company to repurchase their Notes, in whole or in part, at a purchase price equal to 100% of the principal amount thereof plus accrued interest through the date of repurchase. See "Description of Notes--Certain Rights to Require Purchase of Securities."


Ranking....................        The Notes are general unsecured obligations
                                   of the Company, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) and effectively subordinated in right of payment to the prior payment in full of all indebtedness and other obligations and liabilities and any preferred stock of the Company's subsidiaries. The Indenture does not restrict the Company's ability to incur
                                   Senior Indebtedness or the ability of the Company's subsidiaries to incur additional indebtedness or other obligations and liabilities or to issue preferred stock. At
                                   December 31, 1996, Senior Indebtedness and additional indebtedness of the Company's subsidiaries totalled approximately $32.7 million aggregate principal amount. See "Risk
                                   Factors--Holding Company Structure;
                                   Subordination" and "Description of
                                   Notes--Subordination of Securities."

                                   Under the Indenture, the Company may issue, in one or more series of not less than $5.0 million aggregate principal amount per series, up to an additional $12.25 million aggregate principal amount of convertible subordinated notes (in addition to the Notes offered hereby). All convertible subordinated notes issued under the Indenture will be identical in all material respects to the Notes offered hereby other than issuance dates, initial interest accrual dates and issuance prices.

Denomination and Registration
of Notes...................        With respect to the Initial Notes, the 144A
                                   Notes are represented by a global Note (the
                                   "Restricted Global Note") in fully registered form, without coupons, which was deposited with a custodian for, and registered in the name of, DTC in The City of New York. The Reg
                                   S Notes are represented by a global Note in fully registered form, without coupons (the
                                   "Regulation S Global Note," and together with the Restricted Global Note, the "Global
                                   Notes"), which was deposited with a custodian for and registered in the name of a nominee of, DTC in The City of New York for the accounts of Euroclear and Cedel. Beneficial interests in the Global Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants, including Euroclear and
                                   Cedel. Unless certain conditions specified in the Indenture are met, certificated Initial
                                   Notes will not be issued in exchange for beneficial interests in the Global Notes. See
                                   "Description of Notes-Form, Denomination and
                                   Registration."

                                   The Smit Notes were issued in certificated fully registered form in the name of Smit International Overseas B.V. See "Description of Notes-Form, Denomination and Regis-tration."

Registration Rights........        The Company has agreed to file this
                                   Registration Statement in respect of the Notes and the Common Stock issuable upon the conversion thereof pursuant to the
                                   Registration Rights Agreements. Upon the failure by the Company to comply with certain of its obligations under such agreements, additional interest with respect to the Notes, and additional payments with respect to 712,000 shares of Common Stock issued to Smit Overseas, will be payable. See
                                   "Description of Notes--Registration Rights."

                                Shares
                                ------

Shares Offered by the
Selling Securityholders....        2,844,694 shares of Common Stock, par value
                                   $.01 per share, issuable upon conversion of the Notes.

Shares Offered by the
Company....................        None.


Use of Proceeds............        The Company will not receive any proceeds
                                   from the sale by the Selling Securityholders of the Notes or the shares of Common Stock issuable upon the conversion thereof. See
                                   "Use of Proceeds."

                                 RISK FACTORS

     PROSPECTIVE INVESTORS IN THE SECURITIES OFFERED HEREBY SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO ALL OF THE OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS.

INDUSTRY CONDITIONS

     OFFSHORE MARINE SERVICES; MARKET VOLATILITY

     The Company's offshore vessel operations are dependent on activity in the offshore oil and gas exploration and production industry. The level of exploration and development of offshore areas is affected by both short-term and long-term trends in oil and gas prices which, in turn, are related to the demand for petroleum products and the current availability of oil and gas resources. The level of offshore activity also is related to local policies that influence drilling activities. In recent years, oil and gas prices and, therefore, the level of offshore exploration and drilling activity have been extremely volatile. A significant or prolonged decline in future oil and gas prices would likely result in reduced exploration and development of offshore areas and a decline in the demand for offshore marine services. Such reduced activity could have a material adverse effect on the Company's financial condition and results of operations.

     Charter rates for the Company's vessels also are dependent on the supply of offshore marine vessels. Excess vessel capacity in the industry can result from refurbishment of "mothballed" vessels, conversion of vessels formerly dedicated to services other than oil support and related offshore marine activities and construction of new vessels. The addition of new capacity to the worldwide offshore marine fleet would increase competition in those markets where the Company presently operates which, in turn, could have a material adverse effect on the Company's financial condition and results of operations.

     ENVIRONMENTAL SERVICES

     The environmental response business is dependent upon the development, interpretation and enforcement of regulations promulgated under OPA 90 and, to a lesser extent, upon oil spill response regulations developed at the state level. There currently is no uniformity of regulatory development or enforcement on a federal or state level. The Company believes that it generally benefits from increasingly stringent oil spill regulations and from increased enforcement of such regulations (which, in each case, increases demand for NRC's services). However, a relaxation of oil spill requirements or decreased enforcement of such regulations could reduce demand for NRC's services and, therefore, have a material adverse effect on the Company's financial condition and results of operations.

     NRC is a "classified" Oil Spill Removal Organization ("OSRO"). The United States Coast Guard (the"Coast Guard") classifies OSROs based on their overall resource capability to respond to various types and sizes of oil spills in different operating environments such as rivers/canals, inland waters and oceans (separated into nearshore, offshore and open ocean areas). In November 1993, shortly after the initial OSRO program guidelines were published, NRC applied for and received an "E" classification, the highest classification level achievable. The Coast Guard reserves the right to review NRC's resource capability at any time based on the Company's performance during actual response and cleanup activities and exercises and may, under certain circumstances, amend or revoke the classification. In September 1995, the Coast Guard proposed revised draft OSRO guidelines and requested industry and regulatory comments. On December 28, 1995, the revised OSRO guidelines were published. Significant revisions include geographic-specific classifications, a requirement to ensure the availability of non-dedicated resources in quantities twice what is required of dedicated resources, proof of subcontractor support and more stringent oversight by the Coast Guard. NRC's "E" classification under the original program has expired. NRC has reapplied for new classification under the revised guidelines and has received an interim classification as of December 24, 1996. The Coast Guard must verify the information in the application, and there can be no assurance that NRC will receive a final classification or a final classification equivalent to its current classification.

RELIANCE ON SIGNIFICANT CUSTOMERS

     The Company offers offshore marine services primarily to the major integrated oil companies and large independent oil and gas exploration and production companies. The percentage of revenues attributable to an individual customer varies from time to time, depending on the level of oil and gas exploration undertaken by a particular customer, the suitability of the Company's vessel for the customer's projects and other factors, many of which are beyond the Company's control. For the nine months ended September 30, 1996, approximately 14.1% of the Company's marine operating revenues were received from Mobil Oil Corporation.

     The Company offers its environmental and oil spill response services primarily to the domestic and international shipping community, including dry cargo vessel owners and owners of facilities such as refineries, pipelines, exploration and production platforms and tank terminals. The Company presently has approximately 325 customers and provides retainer coverage to approximately 1,750 self-propelled vessels, 1,000 barges and 250 facilities. The Company's retainer arrangements with these customers include both short-term contracts (one year or less) and long-term agreements, in some cases as long as seven years. For the nine months ended September 30, 1996, Coastal and Sun Oil, NRC's two largest customers, accounted for 35.8% of NRC's retainer revenues, collectively.

GOVERNMENT REGULATION

     Both the Company's offshore marine operations and environmental response operations are materially affected by government regulation in the form of international conventions, federal and state laws and regulations in jurisdictions where the Company's vessels operate and/or are registered. These regulations govern oil spills and other matters of environmental protection, worker health and safety, and the manning, construction and operation of vessels.

     The Company believes that it is presently in material compliance with the environmental laws and regulations to which the Company's operations are subject. The Company is not a party to any pending proceeding and is unaware of any threatened litigation or other judicial, administrative or arbitrable environmental proceedings which, if adversely determined, would have a material adverse effect on the financial condition or results of operations of the Company. However, the risks of incurring substantial compliance costs and liabilities and penalties for non-compliance are inherent in offshore marine service operations. There can be no assurance that significant costs, liabilities, and penalties will not be incurred by or imposed on the Company in the future.

     OFFSHORE MARINE SERVICES

     OPA 90 requires owners and operators of tank vessels and certain other oil handling facilities to obtain certificates of financial responsibility for potential oil spill liability. The Company currently satisfies this requirement with respect to Company vessels required to maintain such certificates.

     ENVIRONMENTAL SERVICES

     The Company's environmental services are conducted through NRC, an indirect, wholly-owned subsidiary of the Company. OPA 90 regulations require certain vessels to identify in their response plans the availability of response resources or OSROs they will use in the event of an oil spill. NRC's primary sources of revenue are retainer arrangements with customers for making available its spill removal vessels and related marine equipment in the event of a spill. Authority to implement these regulations is divided among several regulatory agencies: the Coast Guard, the U.S. Environmental Protection Agency, the U.S. Minerals Management Service and the Office of Pipeline Safety. Currently, there is no uniformity of regulatory interpretation or enforcement by these agencies. On the state level, enforcement of analogous regulations varies from state to state. Due to this lack of uniformity, the amount of response resources required to be made available to the Company's customers is unclear. In addition, because regulatory enforcement initiatives affect the demand for NRC's retainer coverage, state and federal regulatory policies may have a material impact on NRC's results of operations.

     In addition to establishing policies which impact the demand for and value of NRC's services, the Coast Guard, pursuant to its program for classifying OSROs, provides classified OSROs a market advantage over non-classified service providers. A classified OSRO provides its clients a means of verifying that such entity has the necessary response resources available. Revocation of such "classification" or changes in the requirements could have a material adverse effect on the Company's financial condition or results of operations.

     In providing spill response services, NRC is subject to the federal responder immunity doctrine, otherwise known as the "Good Samaritan" doctrine, which holds the Company harmless from liability for any spills that result from the Company's response efforts, unless the Company is found to be grossly negligent or to have engaged in willful misconduct. While most of the U.S. states in which NRC provides service have adopted the Good Samaritan doctrine, several states have not. In the event that NRC is determined to have acted with gross negligence or to have engaged in willful misconduct in providing spill response services, NRC could be jointly and severally liable with the local contractor and the responsible party for any resulting damages. Although NRC maintains insurance coverage against such risks which it considers adequate, there can be no assurance that such coverage adequately will cover future claims that may arise.

OPERATING RISKS AND INSURANCE

     The operation of offshore support vessels is subject to various risks, including catastrophic marine disaster, adverse weather conditions, mechanical failure, collision, oil and hazardous substance spills and errors of navigation by vessel pilots, all of which represent a threat to the safety of personnel and to the Company's vessels, cargo, equipment under tow and other property, as well as the environment. The primary operating risks inherent in the environmental response business are the failure to meet the planning guidelines of federal and state statutes, or gross negligence in providing spill response services. The occurrence of the foregoing events either in the offshore marine services or environmental services business could result in revenue and casualty loss, increased costs and significant liability by the Company to third parties. The Company maintains insurance coverage against these risks which it considers adequate and it has not in the past experienced a loss in excess of policy limits. There can be no assurance, however, that the Company's existing insurance coverage can be renewed at commercially reasonable rates or that such coverage will be adequate to cover future claims that may arise.

RELIANCE ON FOREIGN OPERATIONS

     For the nine months ended September 30, 1996, approximately 27.9% of the Company's offshore marine revenues were derived from foreign operations. As a result of the consummation of the Smit Transaction, the Company expects to derive a substantially greater portion of its revenues from foreign operations and, accordingly, anticipates that its foreign operations as a percentage of its total offshore marine revenues will



increase materially. The Company's foreign offshore marine operations are subject to various risks inherent in conducting business in foreign nations. These risks include, among others, political instability, potential vessel seizure, nationalization of assets, currency restrictions and exchange rate fluctuations, import-export quotas and other forms of public and governmental regulation, all of which are beyond the control of the Company. Although, historically, the Company's operations have not been affected materially by such conditions or events, it is not possible to predict whether any such conditions or events might develop in the future. The occurrence of any one or more of such conditions or events could have a material adverse effect on the Company's financial condition and results of operations.

     The Company currently operates 32 vessels offshore West Africa, which primarily service the local offshore oil and gas industry. The Company's operations offshore West Africa are highly dependent on the level of activity in Nigeria. At this time, Nigeria, because of its domestic policies, has become the subject of certain international sanctions, including the suspension of development aid by the European Union and the suspension of Nigeria from the Commonwealth of Nations. Additional sanctions may be imposed in the future, which could include economic sanctions, such as an oil embargo. Economic sanctions or an oil embargo would have a significant negative impact on activity in the oil and gas industry offshore West Africa, which in turn would have a negative impact on the Company's operations in that area. There can be no assurance that the effects of economic sanctions or an oil embargo with respect to Nigeria would not have a material adverse effect on the Company's financial condition and results of operations.

CURRENCY FLUCTUATIONS

     Due to its foreign operations, the Company is exposed to currency fluctuations and exchange rate risks. As a result of the consummation of the Smit Transaction, the Company will have greater exposure to currency fluctuations and exchange rate risks. To minimize the financial impact of these risks, the Company attempts to contract the majority of its services in U.S. dollars. However, in certain of the Company's foreign operations, the Company collects revenues and pays expenses in local currency. For financial statement reporting purposes, these accounts are translated into U.S. dollars at the weighted average exchange rates during the relevant period.

     Because the Company conducts substantially all of its operations in U.S. dollars, to the extent the value of the U.S. dollar decreases in relation to the value of applicable foreign currencies, such decrease potentially could adversely affect the Company's operating revenues in foreign jurisdictions. To date, currency fluctuations have not had a material impact on the Company's financial condition or results of operations and the Company is not a party to any currency hedging arrangements.

AGE OF FLEET

     As of September 30, 1996, the average age of the Company's owned offshore marine service fleet was approximately 14.5 years, whereas, at such date, the average age of the Company's owned environmental service response fleet was 27.9 years. The consummation of the Smit Transaction and the Galaxie Transaction will not materially alter the average age of the Company's fleet. NRC's vessels primarily operate in a "stand-by" mode with minimal wear and, consequently, management does not consider age to be a reliable indicator of the commercial viability of the vessels. The Company believes that after an offshore supply vessel has been in service for approximately 25 years, the amount of expenditures (which typically increase with vessel age) necessary to satisfy required marine certification standards may not be economically justifiable. If the Company is unable to replace its vessels at the end of their useful economic lives, the cost of new building could materially increase the Company's capital expenditures. There can be no assurance that the Company will be able to maintain its fleet by extending the economic life of existing vessels or acquiring new or used vessels, or that the Company's financial resources will be sufficient to enable it to make capital expenditures for such purposes.

COMPETITION

     Both the Company's marine and environmental segments operate in highly competitive industries. In addition to price, service and reputation, the principal competitive factors for offshore supply fleets include the existence of national flag preference, operating conditions and intended use (all of which determine the suitability of vessel types), complexity of maintaining logistical support and the cost of transferring equipment from one market to another.

     The principal competitive factors in the environmental services business are price, service, reputation, experience and operating capabilities. The Company believes that the lack of uniformity of regulatory development and enforcement on an international, federal and state level has created a lower barrier of entry in several market segments which has increased the number of competitors. NRC faces competition from the Marine Spill Response Corporation (a non-profit corporation funded by the major integrated oil companies), other industry cooperatives, and also from smaller contractors who target specific market niches.

DIVIDENDS

     SEACOR has not paid any cash dividends in respect of the Common Stock since its inception in December 1989 and presently does not intend to pay any such dividends in the foreseeable future. Instead, SEACOR intends to retain earnings for working capital and to finance the expansion of its business operations. In addition, as a holding company, the Company's ability to pay any cash dividends is dependent on the earnings and cash flows of its operating subsidiaries and their ability to make funds available to the Company. Pursuant to the terms of the Company's bank credit facility with Den norske Bank A/S (the "DnB Facility"), SEACOR, without the prior written consent of Den norske Bank A/S, is prohibited through February 28, 1997 from paying cash dividends in respect of the Common Stock.

HOLDING COMPANY STRUCTURE; SUBORDINATION

     The Notes will be general unsecured obligations of the Company. The Notes will not be guaranteed by the Company's subsidiaries and will not be secured by any assets of such subsidiaries. Because the Company conducts its offshore marine operations through its operating subsidiaries, the Company's ability to service its debt obligations, including its ability to pay the principal of and interest on the Notes, and its ability to pay dividends on the Common Stock (including shares of Common Stock issuable upon conversion of the Notes), is strictly dependent upon the earnings and cash flows of its subsidiaries and the ability of these subsidiaries to make funds available to the Company for such purpose (whether in the form of intercompany loans, dividends or otherwise).

     The Notes will be subordinated in right of payment to all existing and future Senior Indebtedness of the Company (generally, indebtedness for borrowed money of the Company that, by its terms, is not expressly subordinated to, or pari passu with, the Notes). The Indenture will not prohibit the Company from creating, assuming or guaranteeing Senior Indebtedness. Moreover, under the Indenture, the Company will not be permitted to pay principal of or interest on, or otherwise acquire the Notes (including any repurchase at the election of the holders of Notes upon the occurrence of a Change in Control) if a payment default on Senior Indebtedness has occurred and is continuing, or in the event of the insolvency, bankruptcy, reorganization, dissolution or other winding up of the Company where Senior Indebtedness is not paid in full.

     As a consequence of the Company's holding company structure, the Notes will effectively rank junior in right of payment to the prior payment in full of all obligations and liabilities and any preferred stock of the Company's subsidiaries. Therefore, the claims of creditors of the Company's subsidiaries will, in respect of the assets of such subsidiaries, have priority over claims of the Company's creditors (including holders of the Notes), even though the obligations to creditors of the Company's subsidiaries do not constitute Senior Indebtedness. The

Indenture will not restrict or limit the ability of the Company's subsidiaries to incur, assume or guarantee any indebtedness or to issue any preferred stock. Moreover, the Indenture will not restrict or limit the ability of the Company or any of its subsidiaries from creating liens and security interests or otherwise encumbering its properties and assets, or from making payments and distributions on account of its equity securities.

     At December 31, 1996, Senior Indebtedness and indebtedness of the Company's subsidiaries were approximately $32.7 million aggregate principal amount.

DEBT RESTRICTIONS

     SEACOR, as a holding company which conducts offshore marine operations through its operating subsidiaries, is strictly dependent on the earnings and cash flows of these subsidiaries to service the Company's debt obligations and expenses and to pay dividends, if any, on its Common Stock. The terms of the Company's indebtedness prohibit (with limited exceptions) the ability of certain of the Company's borrowing subsidiaries to make funds available to the Company for the payment of principal of and interest on the Notes and dividends on the shares of Common Stock issuable upon conversion of the Notes.

     Certain of the Company's subsidiaries are currently subject to financial and operating covenants under the DnB Facility.

LIMITATION ON FOREIGN OWNERSHIP OF COMMON STOCK

     The Company is subject to the Shipping Act, 1916, as amended (the "Shipping Act"), and the Merchant Marine Act of 1920, as amended (the "1920 Act," and together with the Shipping Act, the "Acts"), which govern, among other things, the ownership and operation of vessels used to carry cargo between U.S. ports. The Acts require that vessels engaged in the U.S. coastwise trade be (i) owned by U.S. citizens and (ii) built in the United States. For a corporation engaged in the U.S. coastwise trade to be deemed a citizen of the U.S., (a) the corporation must be organized under the laws of the U.S. or of a state, territory or possession thereof, (b) each of the president or other chief executive officer and the chairman of the board of directors of such corporation must be a U.S. citizen, (c) no more than a minority of the number of directors of such corporation necessary to constitute a quorum for the transaction of business can be non-U.S. citizens and (d) at least 75% of the interest in such corporation must be owned by U.S. "Citizens" (as defined in the Acts). Should the Company fail to comply with the U.S. citizenship requirements of the Acts, it would be prohibited from operating its vessels in the U.S.
coastwise trade during the period of such non-compliance.

     To facilitate compliance with the Acts, SEACOR's Restated Certificate of
Incorporation: (i) contains provisions limiting the aggregate percentage ownership by foreigners of any class of the Company's capital stock (including the Common Stock) to 22.5% of the outstanding shares of each such class to ensure that such foreign ownership will not exceed the maximum percentage permitted by applicable maritime law (presently 25.0%), and authorizes the Board of Directors, under certain circumstances, to increase the foregoing percentage to 24.0%, (ii) requires institution of a dual stock certification system to help determine such ownership and (iii) permits the Board of Directors to make such determinations as reasonably may be necessary to ascertain such ownership and implement such limitations. In addition, the Company's Amended and Restated By-laws provide that the number of foreign directors shall not exceed a minority of the number necessary to constitute a quorum for the transaction of business and restrict any officer who is not a U.S. citizen from acting in the absence or disability of the Chairman of the Board of Directors, Chief Executive Officer or the President, all of whom must be U.S. citizens. At February 11, 1997, approximately 5.1% of the outstanding shares of Common Stock of the Company were owned by foreigners (without giving effect to the conversion of the Notes offered hereby).

ABSENCE OF MARKET; ILLIQUIDITY OF NOTES

     There is currently no market for the Notes offered hereby and the Company does not intend to seek to establish a market for trading in the Notes. Although the Initial Purchasers in the November 1996 Notes Placement informed the Company that they intended to make a market in the Initial Notes, they are not obligated to do so, and any such market making may be discontinued at any time without notice. In addition, such market making will be subject to the limits imposed by the Securities Act and the Exchange Act. Accordingly, there can be no assurance as to the development or liquidity of any market for the Initial Notes or, if one does develop, that it will be maintained. The Company does not intend to apply for listing of the Notes on any national securities exchange.


                                USE OF PROCEEDS

     The Securities are being offered hereby solely for the accounts of the Selling Securityholders pursuant to the Registration Rights Agreements. The Company will not receive any proceeds from the sale of the Securities.
See "Selling Securityholders."


                                DIVIDEND POLICY

     SEACOR has not paid any cash dividends in respect of the Common Stock since its inception in December 1989, and has no present intention to pay any such dividends in the foreseeable future. Instead, SEACOR intends to retain earnings for working capital and to finance the expansion of its business operations.

                    SELECTED HISTORICAL FINANCIAL INFORMATION

        The following table sets forth selected consolidated income statement and balance sheet information for each of the five years in the period ended December 31, 1995, which information has been derived from consolidated financial statements of the Company, which, in the case of the three-year period ended December 31, 1995, have been audited by Arthur Andersen LLP, independent auditors, and are included elsewhere in this Prospectus. The selected consolidated income statement and balance sheet data for the nine months ended September 30, 1995 and 1996 are derived from the Company's unaudited financial statements. Interim results, in the opinion of management, include all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial information for such periods; however, such results are not necessarily indicative of the results which may be expected for any other interim period or for a full year. The following data should be read in conjunction with the Consolidated Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                                                                                  NINE MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,                       SEPTEMBER 30,
                                    -------------------------------------------------------       ----------------
                                     1991       1992        1993        1994         1995          1995      1996
                                    ------     ------      ------      ------       ------        ------    -----
                                                              (in thousands, except share data)
INCOME STATEMENT DATA:
    Operating Revenue:
      Marine......................  $65,878     $74,317     $92,168      $93,985    $104,894     $65,957   $138,043
     Environmental-
        Oil spill response........        -           -           -            -       8,927       8,367      8,547
        Retainer and other services       -           -           -            -      12,838       7,721     13,703
                                    -------   ---------      ------    ---------     -------     -------  ---------
                                     65,878      74,317      92,168       93,985     126,659      82,045    160,293
                                    -------   ---------      ------    ---------     -------     -------  ---------

    Costs and Expenses:
      Cost of oil spill
        response..................        -           -           -            -       7,643       7,117      7,655
      Operating expenses-
        Marine....................   38,520      46,775      53,958       55,860      66,205      42,819     77,137
        Environmental.............        -           -           -            -       4,580       2,874      4,511
      Administrative and general..    4,500       5,211       7,187        7,278      13,953       8,249     16,876
      Depreciation and amortization   9,965      12,804      12,107       14,108      18,842      12,773     17,791
                                    -------   ---------      ------    ---------     -------     -------  ---------
    Operating income..............   12,893       9,527      18,916       16,739      15,436       8,213     36,323
      Interest Expense............    6,678       7,044       4,782        5,422       6,681       4,149      4,007
      Interest (Income)...........     (449)       (316)     (1,063)      (1,874)     (2,370)     (1,788)    (1,731)
      Gain/(loss) from equipment
        sales or retirements......        -           -          (8)        (388)      3,850       1,814      1,448
      Other income (expense)......     (410)     (1,197)        122         (267)        667         248       (498)
                                    -------      ------      ------    ---------   ---------     -------  ----------
    Income Before Income Taxes,
      Minority Interest, Equity
      in Net Earnings of 50% or
      Less Owned Companies and
      Extraordinary Item..........    6,254       1,602      15,311       12,536      15,642       7,914     34,997
    Income Tax Expense............    2,200         652       5,339        4,368       5,510       2,852     12,445
                                    -------   ---------   ---------        -----   ---------     -------  ---------


                                       19



                                                                                                  NINE MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31,                       SEPTEMBER 30,
                                    -------------------------------------------------------       ----------------
                                     1991       1992        1993        1994         1995          1995      1996
                                    ------     ------      ------      ------       ------        ------    -----
                                                              (in thousands, except share data)
    Income Before Minority Interest,
      Equity in Net Earnings of 50%
      or Less Owned Companies and
      Extraordinary Item............     4,054        950     9,972        8,168      10,132       5,062     22,552
    Minority Interest in (Income)
      Loss of a Subsidiary..........         -         41       (51)         184         321         250        176
    Equity in Net Earnings of 50%
      or Less Owned Companies.......         -          -       287          975         872         746        766
                                     ---------  --------- ---------    ---------   ---------   ---------  ---------

    Income Before
      Extraordinary Item............     4,054        991    10,208        9,327      11,325       6,058     23,494
    Extraordinary Item-Loss on
      Extinguishment of Debt, Net
      (less applicable income taxes)         -          -    (1,093)           -           -           -        807
                                     ---------  --------- ---------    ---------   ---------   ---------  ---------

    Net Income...................... $   4,054  $     991 $   9,115    $   9,327   $  11,325   $   6,058  $  22,687
                                     =========  ========= =========    =========   =========   =========  =========

    Net Income
      Per Common Share
      Assuming no dilution(1)....... $    0.83  $    0.19 $    1.28    $    1.31   $    1.50   $    0.82  $    2.08
      Assuming full dilution........      0.83       0.19      1.22         1.22        1.36        0.80       1.87

STATEMENT OF CASH FLOWS DATA:
      Cash provided by operating
        activities.................. $  17,646  $  15,311 $  23,416    $  21,150   $   9,939   $   5,378  $  40,455
    Cash provided by (used in)
      investing activities..........   (40,605)     6,048   (24,251)      (4,855)    (78,695)    (69,449)   (33,873)
    Cash provided by (used in)
      financing activities..........    22,323        852    17,657       (7,714)     53,291      53,210     (6,898)

OTHER FINANCIAL DATA:
    EBITDA(2)....................... $  23,229  $  24,570 $  32,366    $  32,923   $  35,964   $22,386    $  55,493
    Ratio of earnings to
      fixed charges.................      1.86       1.21      3.93         3.17        3.18        2.76       9.28

BALANCE SHEET DATA (AT PERIOD END):
    Cash and temporary
      investments................... $   9,567  $  19,564 $  36,008    $  44,637   $  28,786   $  33,727  $  28,484
    Total assets....................   187,594    181,765   233,511      238,145     350,883     330,448    378,571
    Total debt......................    75,179     50,653    87,959       79,517     110,555     147,303      8,231
    Stockholders' equity............    70,080     89,639   100,532      111,482     183,464     123,677    302,330
---------------------

(1) This computation is submitted in accordance with Regulation S-K, Item 601(b)(11). For the periods noted, it is contrary to APB Opinion No. 15 as per footnote to paragraph 14 thereto which does not require the inclusion of common stock equivalents in the earnings per share calculation if the dilutive effect is less than 3%.

(2) As used herein, "EBITDA" is operating income plus depreciation and amortization, amortization of deferred mobilization costs, which is included in marine operating expenses, minority interest in (income) loss of subsidiary and equity in net earnings of 50% or less owned companies. EBITDA should not be considered by an investor as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a better measure of liquidity.

                             DESCRIPTION OF NOTES

    The Notes were issued under the Indenture, a copy of which has been filed by the Company with the Commission. The Indenture is subject to and is governed by the Trust Indenture Act of 1939, as amended. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, copies of which will be available for inspection at the Corporate Trust Office of the Trustee in St. Paul, Minnesota. Whenever particular Sections or defined terms of the Indenture are referred to, such Sections or defined terms are incorporated in their entirety herein by reference.

    The Indenture provides for (i) the issuance of up to $187.75 million aggregate principal amount of Notes being offered hereby and (ii) the issuance of additional series of convertible subordinated notes in aggregate principal amounts of not less than $5.0 million per series and not to exceed $12.25 million principal amount in the aggregate. All Notes will be identical in all material respects other than issuance dates, initial interest accrual dates and issuance prices.

GENERAL

    The Notes are unsecured, subordinated general obligations of the Company, are limited to an aggregate principal amount of $200.0 million and will mature on November 15, 2006. The Notes bear interest at a rate of 5-3/8% per annum from November 5, 1996, in the case of the Initial Notes, and from December 19, 1996, in the case of the Smit Notes, or from the most recent Interest Payment Date on which interest has been paid or provided for. Interest is payable semi-annually on May 15 and November 15 of each year, commencing on May 15, 1997, to the Person in whose name the Note (or any predecessor Note) is registered (a "Holder") at the close of business on the preceding May 1 or November 1 (whether or not a Business Day), as the case may be.

    Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve, 30-day months.

FORM, DENOMINATION AND REGISTRATION

    The Smit Notes were issued in definitive form and registered in the name of Smit International Overseas B.V.

    Approximately $22.35 million principal amount of the Initial Notes were sold in offshore transactions in reliance on Regulation S and represented by the Regulation S Global Note in definitive, fully registered form, without coupons, and were registered in the name of a nominee of DTC and deposited with the Trustee as custodian for DTC.

    Approximately $146.88 million principal amount of the Initial Notes were sold in reliance on Rule 144A and represented by the Restricted Global Note in definitive, fully registered form, without coupons, and were deposited with the Trustee as custodian for DTC and registered in the name of a nominee of DTC.

    Approximately $3.27 million principal amount of the Initial Notes were originally issued to institutional "accredited investors" (as defined in Rule 501 (a)(1), (2), (3) or (7) under the Securities Act). Upon the transfer of an Initial Note in definitive form, such Initial Note will, unless the Global Note has previously been exchanged for Initial Notes in definitive form, be exchanged for an interest in the Global Note representing the principal amount of the Initial Notes being transferred.

    All Notes were issued only in fully registered form, without exception, in denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    The Company appointed the Trustee as registrar, paying agent and transfer agent of the Notes. In such capacities, the Trustee is responsible for, among other things, (i) maintaining a record of the aggregate holdings of Notes represented by the Regulation S Global Note and the Restricted Global Note and accepting Notes for exchange and registration of transfer, (ii) ensuring that payments of principal and interest in respect of the Notes received by the Trustee from the Company are duly paid to the depositaries or their respective nominees and (iii) transmitting to the Company any notices from Holders.

GLOBAL NOTES

    Upon the issuance of the Regulation S Global Note and the Restricted Global Note, DTC credited, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Notes to the accounts of persons who have accounts with such depositary. Such accounts initially were designated by or on behalf of the Initial Purchasers. Ownership of beneficial interests in a Global Note was limited to persons who maintain accounts with DTC ("participants") or persons who hold interests through participants. Ownership of beneficial interests in the Global Notes is shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

    So long as DTC, or its nominee, is the registered holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the Initial Notes represented by such Global Note for all purposes under the Indenture and the Initial Notes. Unless DTC notifies the Company that it is unwilling or unable to continue as depositary for a Global Note, or ceases to be a "Clearing Agency" registered under the Exchange Act, or an Event of Default has occurred and is continuing with respect to such Initial Note, or unless a request for certificates is made upon 60 days' prior written notice as described below under "-Certificated Notes," owners of beneficial interests in a Global Note will not be entitled to have any portions of such Global Note registered in their names, will not receive or be entitled to receive physical delivery of the Initial Notes in certificated form and will not be considered the owners or holders of the Global Note (or any Initial Notes represented thereby) under the Indenture or the Initial Notes. In addition, no beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures (in addition to those under the Indenture referred to herein and, if applicable, those of Euroclear and Cedel).

    Investors are able to hold their interests in the Regulation S Global Note through any organizations (including Cedel and Euroclear) that are participants in the DTC system. Cedel and Euroclear hold interests in the Regulation S Global Note on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which, in turn, hold such interests in the Regulation S Global Note in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold their interests in the Restricted Global Note directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system.

    Payments of the principal of and interest on Global Notes will be made to DTC or its nominee as the registered owner thereof. Neither the Company, the Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note representing any Notes held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note for such Notes as shown on the records of DTC or its nominee. Payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants.

    Transfers between participants in DTC will be effected in accordance with DTC's procedures therefor, and will be settled in same-day funds. The laws of some U.S. states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a Global Notes to such persons may be limited. Because DTC can only act on behalf of participants who, in turn, act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in Global Notes to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest. Transfers between participants in Euroclear and Cedel will be effected in the ordinary course in accordance with their respective rules and operating procedures.

    Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Cedel participants, on the other hand, will be effected in DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require the delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Regulation S Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel participants and Euroclear participants may not deliver instructions directly to the depositaries for Cedel or Euroclear.

    Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the DTC settlement date and such credit of any transactions in interests in a Global Note settled during such processing day will be reported to the relevant Euroclear or Cedel participant on such day. Cash received in Euroclear or Cedel as a result of sales of interests in a Global Note by or through a Euroclear or Cedel participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Cedel cash account only as of the business day following settlement in DTC.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of Initial Notes (including the presentation of Initial Notes for exchange as described below) only at the direction of one or more participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Initial Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default (as defined below) under the Initial Notes, DTC will exchange the Global Notes for legended certificated Initial Notes in definitive form, which it will distribute to its participants.

    DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

    Although DTC, Cedel and Euroclear have agreed to the foregoing procedures to facilitate transfers of interests in the Regulation S Global Note and in the Restricted Global Note among their respective participants, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, Cedel or Euroclear or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

    Both the Initial Notes sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and the Smit Notes are represented by definitive certificates and constitute approximately $18.52 principal amount of the Notes. Book-entry transfer of such Notes effected on DTC is not available, and the transfer of such Notes requires physical transfer and delivery of certificates.

CERTIFICATED NOTES

    If any depositary is at any time unwilling or unable to continue as a depositary for the reasons set forth under "-Global Notes", the Company will issue certificates for the Initial Notes in definitive registered form in exchange for the Regulation S Global Note and Restricted Global Note, as the case may be. In addition, upon request, the Company will issue certificates for the Initial Notes in definitive, fully registered form, without interest coupons, in exchange for beneficial interests of like principal amount in any Global Note, but only upon at least 60 days' prior written notice given to the Trustee in accordance with DTC's customary procedures. Upon receipt of such notice from the Trustee, the Company will cause the requested certificates to be prepared for delivery. In all cases, certificates for the Initial Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by DTC.

    The Initial Notes sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and the Smit Notes are represented by definitive certificates, in fully registered form, without coupons.

PAYMENTS AND PAYING AGENTS

    Payments of principal of and interest on the Notes will be made at the corporate trust office of the Trustee in St. Paul, Minnesota or, at the option of the Holder and subject to any fiscal or other laws and regulations applicable thereto, at the office of the Trustee or any Paying Agent outside St. Paul, Minnesota. Payment in respect of principal on the Notes will be made only against surrender of such Notes. Payment in respect of interest on each Interest Payment Date with respect to any such Note will be made to the person in whose name such Note is registered on May 1 or November 1 immediately preceding such Interest Payment Date by Dollar check drawn on a bank in Minneapolis, Minnesota or, for Holders of at least $5,000,000 of Notes, by wire transfer to an account maintained by the payee with a bank in the United States or in Europe, provided that a written request from such Holder to such effect is received by the Trustee or any Paying Agent no later than the April 15 or October 15 immediately preceding such Interest Payment Date. Unless such designation is revoked, any such designation made by such person with respect to such Note will remain in effect with respect to any future payments with respect to such Note payable to such person. The Company will pay any administrative costs imposed by banks in connection with remaining payments by wire transfer.


    If the due date for payment of any amount in respect of principal or interest on any Note is not a business day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding business day at such place and shall not be entitled to any further interest or other payment in respect of any such delay. As used in the Indenture regarding payment, "business day" means a day in which banks are open for business and carrying out transactions in Dollars in the relevant place of payment.

    Subject to certain limitations set forth in the Indenture, the Company reserves the right at any time to vary or terminate the appointment of the Trustee or any Paying Agent with or without cause and to appoint another Trustee or additional or other Paying Agents and to approve any change in the specified offices through which any Paying Agent acts.

CONVERSION RIGHTS

    The Notes will be convertible, in whole or in part, into Common Stock of the Company at the option of the Holder at any time after 60 days following the date of original issuance thereof and prior to the close of business on the Business Day immediately preceding the maturity date, unless previously redeemed, initially at the conversion price of $66 per share (equivalent to a conversion rate of 15.1515 shares of $1,000 principal amount of Notes), subject to adjustment in certain circumstances. The right to convert the Notes called for redemption will terminate at the close of business on the Business Day immediately preceding the Redemption Date unless the Company defaults in making the payment due on the Redemption Date. For information as to notices of redemption, See "-Optional Redemption."

    If the Company, by means of dividend or otherwise, declares or makes a distribution in respect of its Common Stock referred to in clause (iv) or (v) below, the Holder of each Note, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the conversion price adjustment in respect of such distribution pursuant to clause
(iv) or (v) below, will be entitled to receive for each share of Common Stock into which such Note is converted, the portion of the evidences of indebtedness, shares of capital stock, cash and other property so distributed applicable to one share of Common Stock; provided, however, that the Company may, with respect to all Holders so converting, in lieu of distributing any portion of such distribution not consisting of cash or securities of the Company, pay such Holder cash equal to the fair market value thereof. (Section 13.01)

    The conversion price will he subject to adjustment upon the occurrence of certain events, including: (i) the payment of dividends (and other distributions) of Common Stock on any class of capital stock of the Company;
(ii) the issuance to all holders of Common Stock of rights, warrants or options entitling them to subscribe for or purchase Common Stock at less than the current market price (as defined) thereof; (iii) subdivisions and combinations of Common Stock; (iv) distributions to all holders of Common Stock of evidences of indebtedness of the Company, shares of capital stock, securities, cash or property (excluding any rights, warrants or options referred to in clause (ii) above and any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in clause (i) above); (v) distributions consisting exclusively of cash to all holders of Common Stock in an aggregate amount that, together with (A) other all-cash distributions made within the preceding 12 months and (B) any cash and the fair market value, as of the expiration of the tender or exchange offer referred to below, of consideration payable in respect of any tender or exchange offer by the Company or a Subsidiary for the Common Stock concluded within the preceding 12 months, exceeds 12.5% of the Company's aggregate market capitalization (such aggregate market capitalization being the product of the current market price (as defined) of the Common Stock multiplied by the number of shares of Common Stock then outstanding) on the date of such distribution; and (vi) the successful completion of a tender or exchange offer made by the Company or any Subsidiary for the Common Stock which involves an aggregate consideration that, together with (X) any cash and the fair market value of other consideration payable in respect of any tender or exchange offer by the Company or a Subsidiary for the Common Stock concluded within the preceding 12 months and (Y) the aggregate amount of any all-cash distributions to all holders of the Company's Common Stock made within the preceding 12 months, exceeds 12.5% of the Company's aggregate market capitalization on the expiration of such tender or exchange offer. No adjustment of the conversion price will be required to be made until cumulative adjustments amount to 1% or more of the conversion price as last adjusted. (Section 13.04)

    In the case of certain reclassifications, consolidations, mergers, sales or transfers of assets or other transactions pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, each Note then outstanding would, without the consent of any Holders of Notes, become convertible only into the kind and amount of securities, cash and other property receivable upon the transaction by a holder of the number of shares of Common Stock which would have been received by a Holder immediately prior to such transaction if such Holder had converted its Note. (Section 13.11)

    Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment based upon market price of the Common Stock. (Section 13.03)

    Except as described in this paragraph, no Holder of Notes will be entitled, upon conversion thereof, to any actual payment or adjustment on account of accrued and unpaid interest (although such accrued and unpaid interest will be deemed paid by the appropriate portion of the Common Stock received by the holders upon such conversion) or on account of dividends on shares of Common Stock issued in connection therewith. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date (except Notes called for redemption on a Redemption Date within such period between and including such Regular Record Date and such Interest Payment Date) must be accompanied by payment to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount converted.

    If at any time the Company makes a distribution of property to its stockholders which would be taxable to such stockholders as a dividend for federal income tax purposes (e.g., distributions of evidences of indebtedness or assets of the Company, but generally not stock dividends or rights to subscribe to capital stock) and, pursuant to the conversion price adjustment provisions of the Indenture, the conversion price of the Notes is reduced, such reduction may be deemed to be the receipt of taxable income to Holders of Notes.

    In addition, the Company may make such reductions in the conversion price as the Board of Directors of the Company deems advisable to avoid or diminish any income tax to holders of shares of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes or for any other reasons.

    THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF THE NOTES ARE SUBJECT TO CERTAIN LIMITATIONS ON FOREIGN OWNERSHIP AND AS A CONDITION TO THE RECEIPT OF COMMON STOCK UPON THE CONVERSION OF THE NOTES, HOLDERS OF THE NOTES WILL BE REQUIRED TO FURNISH A CERTIFICATION AS TO, AND UNDER CERTAIN CIRCUMSTANCES, ADDITIONAL PROOF OF, THEIR CITIZENSHIP. BY REASON OF SUCH RESTRICTIONS, A FOREIGN HOLDER OF

NOTES MAY RECEIVE A LESSER NUMBER OF SHARES OF COMMON STOCK UPON THE CONVERSION OF THE NOTES THAN IT OTHERWISE MAY BE ENTITLED TO RECEIVE PURSUANT TO THE TERMS OF THE NOTES AND THE INDENTURE. SEE "LIMITATION ON FOREIGN OWNERSHIP OF SECURITIES."

OPTIONAL REDEMPTION

    The Notes may be redeemed at the option of the Company, in whole or from time to time in part, on at least 30 and not more than 60 days' notice by mail to the registered Holders thereof, at any time on or after November 24, 1999, at the following Redemption Prices (expressed as percentages of principal amount), if redeemed during the twelve-month period beginning on November 24 of the years set forth below:


Year                       Percentage       Year                     Percentage
----                       ----------       ----                     ----------

1999.......................103.58%          2002.................... 101.79%
2000.......................102.99%          2003.................... 101.19%
2001.......................102.39%          2004.................... 100.60%

; and thereafter at 100% of the principal amount thereof; in each case together with accrued and unpaid interest to (but not including) the Redemption Date (subject to the rights of Holders of record on any Regular Record Date to receive interest due on any Interest Payment Date that is on or prior to such Redemption Date). If less than all the Notes are to be redeemed, the Trustee will select or cause to be selected the Notes by such method as it deems fair and appropriate and which may provide for selection for redemption of portions of the principal amount of any Note of a denomination larger than $1,000. (Section 2.03 and Article XI)

     No sinking fund is provided for the Notes.

CERTAIN RIGHTS TO REQUIRE PURCHASE OF NOTES

     In the event a Change in Control occurs, each Holder of Notes will have the right, at the Holder's option, to require the Company to purchase all or any part of such Holder's Notes on the date (the "Repurchase Date") that is 75 days after the date the Company gives notice of the Change in Control, at a price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest through the Repurchase Date. On or prior to the Repurchase Date, the Company shall deposit with a Paying Agent an amount of money sufficient to pay the aggregate Repurchase Price of the Notes which is to be paid on the Repurchase Date.

     The Company may not purchase any Note pursuant to the preceding paragraph at any time when the subordination provisions of the Indenture otherwise would prohibit the Company from making payments of principal in respect of the Notes. Failure by the Company to repurchase the Notes when required under the preceding paragraph will constitute an Event of Default under the Indenture whether or not such repurchase is permitted by the subordination provisions of the Indenture.

     On or before the 15th day after the Company knows or reasonably should know a Change in Control has occurred, the Company will be required to mail to all Holders of record of the Notes a notice of the occurrence of such Change in Control, the date by which the repurchase right must be exercised, the Repurchase Price for the Notes and the procedures which the Holder must follow to exercise such right. To exercise the repurchase right, the Holder of a Note will be required to deliver, on or before the 10th day prior to the Repurchase Date, written notice to the Company (or an agent designated by the Company for such purpose) of the Holder's exercise of such right, together with the certificates evidencing the Note or Notes with respect to which the right is being exercised, duly endorsed for transfer.

     The term "Beneficial Owner" shall be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the United States Securities and Exchange Commission (the "Commission") under the Exchange Act or any successor provision thereto, except that a Person shall be deemed to have "beneficial ownership" of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

     A "Change in Control" shall be deemed to have occurred at such time as (a) any Person, or any Persons acting together in a manner which would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto, together with any Affiliates thereof, (i) become the Beneficial Owners, directly or indirectly, of capital stock of the Company, entitling such Person or Persons and its or their Affiliates to exercise more than 50% of the total voting power of all classes of the Company's capital stock entitled to vote generally in the election of the Company's directors or (ii) shall succeed in having sufficient of its or their nominees (who are not supported by a majority of the then current Board of Directors of the Company) elected to the Board of Directors of the Company such that such nominees, when added to any existing directors remaining on the Board of Directors of the Company after such election who are Affiliates of or acting in concert with such Persons, shall constitute a majority of the Board of Directors of the Company,
(b) the Company shall be a party to any transaction pursuant to which the Common Stock is converted into the right to receive other securities (other than Common Stock), cash and/or property (or the Company, by dividend, tender or exchange offer or otherwise, distributes other securities, cash and/or property to holders of Common Stock) and the value of all such securities, cash and/or property distributed in such transaction and any other transaction effected within the 12 months preceding consummation of such transaction (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) is more than 50% of the average of the daily Closing Prices for the five consecutive Trading Days ending on the Trading Day immediately preceding the date of such transaction (or, if earlier, the Trading Day immediately preceding the "ex" date (as defined in paragraph (7) of Section 1304 of the Indenture) for such transaction) or (c) the Company shall consolidate with or merge into any other Person or sell, convey, transfer or lease its properties and assets substantially as an entirety to any Person other than a Subsidiary, or any other Person shall consolidate with or merge into the Company (other than, in the case of this clause (c), pursuant to any consolidation or merger where Persons who are stockholders of the Company immediately prior thereto become the Beneficial Owners of shares of capital stock of the surviving company entitling such Persons to exercise more than 50% of the total voting power of all classes of such surviving company's capital stock entitled to vote generally in the election of directors).

     The effect of these provisions granting the Holders the right to require the Company to purchase the Notes upon the occurrence of a Change in Control may make it more difficult for any person or group to acquire control of the Company or to effect a business combination with the Company. Moreover, under the Indenture, the Company will not be permitted to pay principal of or interest on, or otherwise acquire the Notes (including any repurchase at the election of the Holders of Notes upon the occurrence of a Change in Control) if a payment default on Senior Indebtedness has occurred and is continuing, or in the event of the insolvency, bankruptcy, reorganization, dissolution or other winding up of the Company where Senior Indebtedness is not paid in full. The Company's ability to pay cash to Holders of Notes following the occurrence of a Change in Control may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

     In the event a Change in Control occurs and the Holders exercise their rights to require the Company to repurchase Notes, the Company intends to comply with applicable tender offer rules under the Exchange Act, including Rules 13e-4 (other than SEC filing requirements if not then applicable) and 14e-1, as then in effect, with respect to any such purchase.


REGISTRATION RIGHTS

     The Company has agreed pursuant to the November 1996 Registration Rights Agreement and the Smit Registration Rights Agreement, for the benefit of the Holders of the Notes and the Common Stock issuable upon the conversion thereof, that the Company would, at its cost, (a) as promptly as practicable file the Registration Statement on Form S-3 covering resales of the Notes and the Common Stock issuable upon the conversion thereof pursuant to Rule 415 under the Securities Act, (b) use its best efforts to cause the Registration Statement to be declared effective under the Securities Act, and (c) in the case of the November 1996 Registration Rights Agreement, keep the Registration Statement effective after its effective date for as long as shall be required under Rule 144(k) under the Securities Act or any successor rule or regulation thereto, subject to extension of such period in certain circumstances, and, in the case of the Smit Registration Rights Agreement, keep the Registration Statement effective after its effective date until the third anniversary of the date on which such Registration Statement was first declared effective by the Commission. The Company will provide to each Holder for whom the Registration Statement is filed copies of the Prospectus which is a part of the Registration Statement, notify each such Holder when the Registration Statement has become effective, and take certain other actions as are required to permit unrestricted resales of the Shares, Notes and the Common Stock issuable upon the conversion thereof, by such Holders to third parties, other than through underwritten offerings. A Holder selling such securities pursuant to the Registration Statement generally is required to be named as a Selling Securityholder in this Prospectus and to deliver this Prospectus to purchasers, subject to certain of the civil liability provisions under the Securities Act in connection with such sales and bound by the provisions of the registration rights agreements applicable to such holder (including certain indemnification obligations).

     In the case of the November 1996 Registration Rights Agreement, if after the Registration Statement has been declared effective, such Registration Statement ceases to be effective or usable (subject to certain exceptions) in connection with resales of the Initial Notes and the Common Stock issuable upon the conversion thereof in accordance with and during the periods specified in the November 1996 Registration Rights Agreement (an "Initial Registration Default"), the Initial Notes will bear interest at the rate per annum of 5-7/8%, from and including the date on which any such registration default shall occur to but excluding the date on which all Initial Registration Defaults have been cured. The Company will have no liability for monetary damages with respect to its registration obligations; provided, however, that in the event the Company breaches, fails to comply or violates certain provisions of the November 1996 Registration Rights Agreement, the Holders shall be entitled to, and the Company shall not oppose the granting of, equitable relief, including injunction and specific performance. At all other times, interest will accrue on the Initial Notes at a rate of 5-3/8% per annum.

     In the case of the Smit Registration Rights Agreement, if after the Registration Statement has been declared effective, the Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of the Smit Notes and the Common Stock issuable upon conversion thereof in accordance with and during the periods specified in the Smit Registration Rights Agreement (a "Smit Registration Default"), (A) the Smit Notes will accrue additional interest of 1.00% over and above 5-3/8% from and including the date on which any Smit Registration Default has occurred but excluding the date on which all such registration defaults have been cured and
(B) additional payments with respect to the 712,000 Shares will be owed by the Company equal to the product of (i) 1.00%, multiplied by (ii) the number of Shares held by such Holder, multiplied by (iii) $49.16, multiplied by (iv) a fraction, the numerator of which is the number of days during such default period and the denominator of which is 360, and in both clauses (A) and (B), the period of default will be from and including the date on which any such Smit Registration Default shall occur to but excluding the date on which all Smit Registration Defaults have been cured. The Company will have no liability for monetary damages with respect to its registration obligations, provided, however, that in the event that the Company breaches, fails to comply or violates certain provisions of the Smit Registration Rights Agreement, the Selling Securityholders thereunder shall be entitled to, and the Company shall not oppose the granting of, equitable relief, including injunction and specific performance. At all other times, interest will accrue on the Smit Notes at a rate of 5-3/8% per annum.

     The summary herein of certain provisions of the November 1996 Registration Rights Agreement and the Smit Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of such registration rights agreements, copies of which are available upon request to the Company.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The Indenture provides that the Company, without the consent of the Holders of any of the Outstanding Securities, may consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person or may permit any Person to consolidate with or merge into, or transfer or lease its properties substantially as an entirety to, the Company; provided, that (a) the successor, transferee or lessee is organized under the laws of any United States jurisdiction; (b) the successor, transferee or lessee, if other than the Company, expressly assumes the Company's obligations under the Indenture and the Notes by means of a supplemental indenture entered into with the Trustee; (c) after giving effect to the transaction, no Event of Default and no event which, with notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing; and (d) certain other conditions are met. (Section 8.01)

     Under any consolidation by the Company with, or merger by the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety as described in the preceding paragraph, the successor resulting from such consolidation or into which the Company is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants under the Indenture and the Notes. (Section 8.02)

EVENTS OF DEFAULT

     An Event of Default is defined in the Indenture to be a (i) default in the payment of any interest upon any of the Notes for 30 days or more after such payment is due, whether or not such payment is prohibited by the subordination provisions of the Indenture; (ii) default in the payment of the principal of and premium, if any, on any of the Notes when due, whether or not such payment is prohibited by the subordination provisions of the Indenture; (iii) default by the Company in the performance, or breach, of any of its other covenants in the Indenture which will not have been remedied by the end of a period of 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities; (iv) failure to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by the Company or a Subsidiary in excess of $1.5 million principal amount, if such indebtedness is not discharged, or such acceleration is not annulled, by the end of a period of 10 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities; and
(v) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary. (Section 5.01)

     The Indenture provides that if an Event of Default (other than of a type referred to in clause (v) of the preceding paragraph) shall have occurred and is continuing, either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Securities may declare the principal amount of all Notes to be immediately due and payable. Such declaration may be rescinded if certain conditions are satisfied. If an Event of Default of the type referred to in clause (v) of the preceding paragraph shall have occurred, the principal amount of the Outstanding Securities shall automatically become immediately due and payable. (Section 5.02)

     The Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided that such direction is not in conflict with any rule of law or with the Indenture. The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. (Section 5.12)

     The Indenture contains provisions entitling the Trustee, subject to the duty of the Trustee during the continuance of an Event of Default to act with the required standard of care, to be indemnified by the Holders of Notes before proceeding to exercise any right or power under the Indenture at the request of the Holders of Notes.
(Section 6.03)

     No Holder of any Note has any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding Securities shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as the Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Securities a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 5.07) However, such limitations do not apply to a suit instituted by a Holder of a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note or of the right to convert such Note in accordance with the Indenture. (Section 5.08)

     The Indenture requires the Company to file annually with the Trustee a certificate, executed by a designated officer of the Company, stating to the best of his knowledge that the Company is not in default under certain covenants under the Indenture or if he has knowledge that the Company is in such default, specifying such default. (Section 10.04)

MODIFICATION AND WAIVER

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, to enter into one or more supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders of the Notes, except that no such modification or amendment may, without the consent of the Holders of each of the Outstanding Securities affected thereby, among other things, (i) change the Stated Maturity of the principal of or any installment of interest on any Note; (ii) reduce the principal amount thereof or any premium thereon or the rate of interest thereon; (iii) adversely affect the right of any Holder to convert any Note as provided in the Indenture; (iv) change the place of payment where, or the coin or currency in which, the principal of any Note or any premium or interest thereon is payable; (v) impair the right to institute suit for the enforcement of any such payment on or with respect to any Note on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date); (vi) modify the subordination provisions of the Indenture in a manner adverse to the Holders; (vii) modify the redemption provisions of the Indenture in a manner adverse to the Holders;
(viii) modify the provisions of the Indenture relating to the Company's requirement to offer to repurchase Notes upon a Change in Control in a manner adverse to the Holders; (ix) reduce the percentage in principal amount of the Outstanding Securities the consent of whose Holders is required for any such modification or amendment of the Indenture or for any waiver of compliance with certain provisions of, or of certain defaults under, the Indenture; or (x) modify the foregoing requirements.
(Section 9.02)

     The Holders of a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all Notes waive compliance by the Company with certain restrictive provisions of the Indenture. (Section 10.08) The Holders of a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all Notes waive any past default under the Indenture and its consequences, except a default in the payment of the principal of or any premium or interest on any Note or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security affected. (Section 5.13)

SUBORDINATION OF NOTES

     The payment of the principal of and premium, if any, and interest on the Notes is, to the extent set forth in the Indenture, subordinated in right of payment to the prior payment in full of all Senior Indebtedness. When there is a payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency or similar proceedings of the Company, the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon, or provision for such payment in money or money's worth, before the Holders of the Notes will be entitled to receive any payment in respect of the principal of or premium, if any, or interest on the Notes. No payments on account of principal of, premium, if any, or interest on the Notes or on account of the purchase or acquisition of Notes may be made if there has occurred and is continuing a default in any payment with respect to Senior Indebtedness or if any judicial proceeding is pending with respect to any such default.

     By reason of such subordination, in the event of insolvency, creditors of the Company who are not holders of Senior Indebtedness or of the Notes may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the Holders of the Notes.

     "Senior Indebtedness" is defined in the Indenture as the principal of and premium, if any, and interest on all indebtedness of the Company for money borrowed, other than the Notes, whether outstanding on the date of execution of the Indenture or thereafter created, incurred, guaranteed or assumed, except such indebtedness that by the terms of the instrument or instruments by which such indebtedness was created or incurred expressly provides that it (i) is junior in right of payment to the Notes or any other indebtedness of the Company or (ii) ranks pari passu in right of payment to the Notes. The term "indebtedness for money borrowed" when used with respect to the Company is defined to mean (i) any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) all obligations of the Company with respect to interest rate hedging arrangements to hedge interest rates relating to Senior Indebtedness of the Company, (iii) any deferred payment obligation of, or any such obligation guaranteed by, the Company for the payment of the purchase price of property or assets evidenced by a note or similar instrument and (iv) any obligation of, or any such obligation guaranteed by, the Company for the payment of rent or other amounts under a lease of property or assets which obligation is required to be classified and accounted for as a capitalized lease on the balance sheet of the Company under generally accepted accounting principles.

     At December 31, 1996, Senior Indebtedness and additional indebtedness of the Company's subsidiaries were approximately $32.7 million aggregate principal amount. The Company and its subsidiaries expect from time to time to incur additional indebtedness. The Indenture does not limit or prohibit the incurrence of additional Senior Indebtedness, additional indebtedness or the issuance of preferred stock by the Company's subsidiaries. As described therein, the obligations of the Company under the Notes are effectively subordinated to any obligations, liabilities and preferred stock of the Company's subsidiaries. See "Risk Factors-Holding Company Structure; Subordination."

DEFEASANCE

     The Indenture provides that (A) if applicable, the Company will be discharged from any and all obligations in respect of the Outstanding Securities (except for certain obligations to register the transfer or exchange of Notes, to replace stolen, lost or mutilated Notes, to provide for conversion of the Notes, to maintain paying agents and hold moneys for payment in trust, and to repurchase Notes in the event of a Change in Control) or (B) if applicable, the Company may omit to comply with certain restrictive covenants, but not including the obligation to provide for conversion of the Notes or repurchase Notes in the event of a Change in Control, and that such omission will not be deemed to be an Event of Default under the Indenture and the Notes, in either case (A) or (B) upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants expressed in written opinions thereof to pay the principal of, premium, if any, and each installment of, interest on the Outstanding Securities. With respect to clause (B), the obligations under the Indenture other than with respect to such covenants and the Events of Default other than the Event of Default relating to such covenants above will remain in full force and effect. Such trust may only be established if, among other things (i) with respect to clause (A), the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Company has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of counsel to the Company provides that Holders of the Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or, with respect to clause (B), the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; (ii) no Event of Default (or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default) shall have occurred or be continuing; (iii) the Company has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940, as amended; and (iv) certain other customary conditions precedent are satisfied. (Article XV)

REGARDING THE TRUSTEE

     First Trust National Association is the Trustee under the Indenture.

GOVERNING LAW

     The Indenture and the Notes are governed by and will be construed in accordance with the laws of the State of New York. (Section 1.12)

                            SELLING SECURITYHOLDERS

     Each of the Securityholders listed below is a party to the Smit Registration Rights Agreement, an Initial Purchaser or a transferee of an Initial Purchaser party to the November 1996 Registration Rights Agreement, who has agreed to be bound by the terms applicable to the transferor thereunder. Pursuant to the Registration Rights Agreements, SEACOR has filed the Registration Statement of which this Prospectus forms a part and has also agreed to bear certain expenses related thereto and to indemnify each Selling Securityholder against certain liabilities, including liabilities arising under the federal securities laws. For a description of the Smit Transaction and the November 1996 Notes Placement, see "Recent Developments" and "Description of Notes."

     SEACOR has filed with the Commission the Registration Statement of which this Prospectus forms a part with respect to the sale by the Selling Securityholders of the Securities from time to time on the NYSE (or through the facilities of any national securities exchange or U.S. automated inter-dealer quotation system of a registered national securities association, on which the Securities are then listed, admitted to unlisted trading privileges or included for quotation) or in privately negotiated transactions or otherwise, as more fully described below under "Plan of Distribution." The Company has agreed to use its best efforts to keep the Registration Statement current and effective (subject to the Company's right to require Selling Securityholders to suspend their use of this Prospectus under certain circumstances), until (in the case of the Smit Registration Rights Agreement) the third anniversary of the date on which the Registration Statement was first declared effective by the Commission or such shorter period in which all of the securities registered pursuant to the Smit Registration Rights Agreement have been sold or until (in the case of the November 1996 Registration Rights Agreement) the Initial Notes and the shares of Common Stock issuable upon conversion thereof have been sold or may be sold pursuant to Rule 144(k) under the Securities Act (or any successor rule thereof). For additional information relating to the November 1996 Registration Rights Agreement and the Smit Registration Rights Agreement, see "Description of Notes - Registration Rights."

          The table below sets forth information with respect to the Selling Securityholders and the respective principal amounts of the Notes and shares of Common Stock beneficially owned by each Selling Securityholder. Such information has been obtained from the Selling Securityholders or such other sources as the Company deems reliable. To the Company's knowledge and except as otherwise disclosed herein, none of the Selling Securityholders has, or within the past three years has had, any position, office or other material relationship with the Company or any of its predecessors or affiliates. Although the Selling Securityholders may offer all or some portion of the Securities pursuant to this Prospectus, the table below assumes that all of the Securities will be offered and sold by the Selling Securityholders. In addition, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their Notes, since the date on which they provided the Company with information regarding their Notes, in transactions exempt from the registration requirements of the Securities Act. The Securities are being registered to permit public secondary trading of the Securities, and the Selling Securityholders may offer the Securities for sale from time to time. See "Plan of Distribution."



                                             BENEFICIAL OWNERSHIP
                                            AT FEBRUARY 11, 1997(1)                     NUMBER         PRINCIPAL
                           ----------------------------------------------------           OF             AMOUNT
                                          PRINCIPAL      PERCENT                        SHARES          OF NOTES
                             NUMBER        AMOUNT          OF         PERCENT           COVERED        COVERED BY
     SELLING                   OF            OF          COMMON         OF              BY THIS          BY THIS
  SECURITYHOLDERS           SHARES(2)       NOTES         STOCK        NOTES         PROSPECTUS(2)     PROSPECTUS
  ---------------           ---------    ----------      -------      -------        -------------     ----------
ALLSTATE INSURANCE          30,303       $2,000,000          *         1.1%           30,303           $2,000,000
 COMPANY
3075 SANDERS ROAD,
  SUITE G5A
INVESTMENT LAW
  DIVISION
NORTHBROOK, IL
 60062-7127

ALPINE ASSOCIATES           15,151       $1,000,000          *           *            15,151           $1,000,000
C/O V.E.Z. SYSTEMS
120 BROADWAY,
  SUITE 913
NEW YORK, NY 10271

AMERICAN REPUBLIC            3,787         $250,000          *           *             3,787             $250,000
 INSURANCE COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL  60602

ARGENT CLASSIC              15,151       $1,000,000          *           *            15,151           $1,000,000
 CONVERTIBLE
 ARBITRAGE FUND
 (BERMUDA) L.P.
C/O ARGENT FINANCIAL
 GROUP (BERMUDA) LTD.
P.O. BOX HM 1154
HAMILTON HMEX
BERMUDA

ARGENT CLASSIC              15,151      $ 1,000,000          *           *            15,151           $1,000,000
 CONVERTIBLE ARBITRAGE
 FUND L.P.
591 WEST PUTNAM AVENUE
GREENWICH, CT  06830

ASSOCIATED ELECTRIC          4,545         $300,000          *           *             4,545             $300,000
 & GAS INSURANCE
 SERVICES LTD.
C/O CALAMOS ASSET
 MANAGEMENT, INC.
1111 EAST WARRENVILLE ROAD
NAPERVILLE, IL  60563

AUSTIN FIRE FIGHTERS         2,348         $155,000          *           *             2,348             $155,000
C/O NICHOLAS APPLEGATE
600 WEST BROADWAY
SAN DIEGO, CA  92101

BALANCED FUND               18,939       $1,250,000          *           *            18,939           $1,250,000
C/O AIM CAPITAL
 MANAGEMENT INC.
11 GREENWAY PLAZA
SUITE 1919
HOUSTON, TX 77046-1173

[TABLE RESTUBBED FROM ABOVE]

                                            BENEFICIAL OWNERSHIP
                                            AFTER THE OFFERING(1)
                           -----------------------------------------------------
                                         PRINCIPAL        PERCENT
                            NUMBER        AMOUNT            OF         PERCENT
     SELLING                  OF            OF            COMMON         OF
  SECURITYHOLDERS          SHARES(2)       NOTES           STOCK        NOTES
  ---------------          ---------     ---------        -------     --------
ALLSTATE INSURANCE                -           -               -             -
 COMPANY
3075 SANDERS ROAD,
  SUITE G5A
INVESTMENT LAW
  DIVISION
NORTHBROOK, IL
 60062-7127

ALPINE ASSOCIATES                 -           -               -             -
C/O V.E.Z. SYSTEMS
120 BROADWAY,
  SUITE 913
NEW YORK, NY 10271

AMERICAN REPUBLIC                 -           -               -             -
 INSURANCE COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL  60602

ARGENT CLASSIC                    -           -               -             -
 CONVERTIBLE
 ARBITRAGE FUND
 (BERMUDA) L.P.
C/O ARGENT FINANCIAL
 GROUP (BERMUDA) LTD.
P.O. BOX HM 1154
HAMILTON HMEX
BERMUDA

ARGENT CLASSIC                    -           -               -             -
 CONVERTIBLE ARBITRAGE
 FUND L.P.
591 WEST PUTNAM AVENUE
GREENWICH, CT  06830

ASSOCIATED ELECTRIC               -           -               -             -
 & GAS INSURANCE
 SERVICES LTD.
C/O CALAMOS ASSET
 MANAGEMENT, INC.
1111 EAST WARRENVILLE ROAD
NAPERVILLE, IL  60563

AUSTIN FIRE FIGHTERS              -           -               -             -
C/O NICHOLAS APPLEGATE
600 WEST BROADWAY
SAN DIEGO, CA  92101

BALANCED FUND                     -           -               -             -
C/O AIM CAPITAL
 MANAGEMENT INC.
11 GREENWAY PLAZA
SUITE 1919
HOUSTON, TX 77046-1173

                                       35

                                             BENEFICIAL OWNERSHIP
                                            AT FEBRUARY 11, 1997(1)                     NUMBER          PRINCIPAL
                           ----------------------------------------------------           OF             AMOUNT
                                           PRINCIPAL      PERCENT                       SHARES          OF NOTES
                             NUMBER         AMOUNT          OF        PERCENT          COVERED         COVERED BY
     SELLING                   OF             OF          COMMON        OF             BY THIS          BY THIS
  SECURITYHOLDERS           SHARES(2)        NOTES        STOCK        NOTES         PROSPECTUS(2)     PROSPECTUS
  ---------------           ---------     ----------     -------      -------        -------------     ----------

BANK OF AMERICA
 CONVERTIBLE                 3,030         $200,000          *           *             3,030             $200,000
 SECURITIES FUND
C/O BANK OF AMERICA
PERSONAL TRUST
PROXY UNIT #38432
555 S. FLOWER STREET,
  LEVEL C
LOS ANGELES, CA  90071

BANK OF TOKYO-               6,439         $425,000          *           *             6,439             $425,000
 MITSUBISHI
 TRUST COMPANY
100 BROADWAY
NEW YORK, NY 10005

BT SERVICES                 30,303       $2,000,000          *         1.1%           30,303           $2,000,000
 TENNESSEE INC.
PENSION TRUST SERVICES
648 GRASSMERE PARK ROAD
NASHVILLE, TN  37211

BAPTIST HOSPITAL             1,969         $130,000          *           *             1,969             $130,000
 OF MIAMI
C/O NICHOLAS APPLEGATE
600 WEST BROADWAY
SAN DIEGO, CA  92101

BCS LIFE INSURANCE           1,136          $75,000          *           *             1,136              $75,000
 COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602

BOSTON MUSEUM OF               833          $55,000          *           *               833              $55,000
 FINE ARTS
C/O NICHOLAS APPLEGATE
600 WEST BROADWAY
SAN DIEGO, CA  92101

BZW SECURITIES             314,454      $20,754,000        2.2%        11.1%         314,454          $20,754,000
 LIMITED
EBBGATE HOUSE
2 SWAN HOUSE
LONDON EC4R3TS
UNITED KINGDOM

CENTURY NATIONAL            12,121         $800,000          *           *            12,121             $800,000
 INSURANCE COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL  60602

CHAMPION INTERNATIONAL      10,909         $720,000          *           *            10,909             $720,000
 CORP. MASTER RETIREMENT
 TRUST
C/O CALAMOS ASSET
 MANAGEMENT, INC.
1111 EAST WARRENVILLE ROAD
NAPERVILLE, IL  60563

CHARTER FUND               125,000       $8,250,000          *         4.4%          125,000           $8,250,000
C/O AIM CAPITAL
 MANAGEMENT INC.
11 GREENWAY PLAZA
 SUITE 1919
HOUSTON, TX 77046-1173


[TABLE RESTUBBED FROM ABOVE]

                                            BENEFICIAL OWNERSHIP
                                            AFTER THE OFFERING(1)
                           -----------------------------------------------------
                                         PRINCIPAL        PERCENT
                            NUMBER        AMOUNT            OF         PERCENT
     SELLING                  OF            OF            COMMON         OF
  SECURITYHOLDERS          SHARES(2)       NOTES           STOCK        NOTES
  ---------------          ---------     ---------        -------     --------

BANK OF AMERICA
 CONVERTIBLE                   -           -               -             -
 SECURITIES FUND
C/O BANK OF AMERICA
PERSONAL TRUST
PROXY UNIT #38432
555 S. FLOWER STREET,
  LEVEL C
LOS ANGELES, CA  90071

BANK OF TOKYO-                 -           -               -             -
 MITSUBISHI
 TRUST COMPANY
100 BROADWAY
NEW YORK, NY 10005

BT SERVICES                    -           -               -             -
 TENNESSEE INC.
PENSION TRUST SERVICES
648 GRASSMERE PARK ROAD
NASHVILLE, TN  37211

BAPTIST HOSPITAL               -           -               -             -
 OF MIAMI
C/O NICHOLAS APPLEGATE
600 WEST BROADWAY
SAN DIEGO, CA  92101

BCS LIFE INSURANCE             -           -               -             -
 COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602

BOSTON MUSEUM OF               -           -               -             -
 FINE ARTS
C/O NICHOLAS APPLEGATE
600 WEST BROADWAY
SAN DIEGO, CA  92101

BZW SECURITIES                 -           -               -             -
 LIMITED
EBBGATE HOUSE
2 SWAN HOUSE
LONDON EC4R3TS
UNITED KINGDOM

CENTURY NATIONAL               -           -               -             -
 INSURANCE COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL  60602

CHAMPION INTERNATIONAL         -           -               -             -
 CORP. MASTER RETIREMENT
 TRUST
C/O CALAMOS ASSET
 MANAGEMENT, INC.
1111 EAST WARRENVILLE ROAD
NAPERVILLE, IL  60563

CHARTER FUND                   -           -               -             -
C/O AIM CAPITAL
 MANAGEMENT INC.
11 GREENWAY PLAZA
 SUITE 1919
HOUSTON, TX 77046-1173


                                       36

                                             BENEFICIAL OWNERSHIP
                                            AT FEBRUARY 11, 1997(1)                     NUMBER          PRINCIPAL
                           ----------------------------------------------------           OF             AMOUNT
                                           PRINCIPAL      PERCENT                       SHARES          OF NOTES
                             NUMBER         AMOUNT          OF        PERCENT           COVERED        COVERED BY
     SELLING                   OF             OF          COMMON         OF             BY THIS          BY THIS
  SECURITYHOLDERS           SHARES(2)        NOTES        STOCK        NOTES         PROSPECTUS(2)     PROSPECTUS
  ---------------           ---------     ----------     -------      -------        -------------     ----------
CHASE MANHATTAN/            34,469       $2,275,000          *         1.2%           34,469           $2,275,000
 CHEMICAL BANK
4 NEW YORK PLAZA,
 11TH FLOOR
CORPORATE ACTION
 DEPARTMENT
NEW YORK, NY 10004

CHASE MANHATTAN BANK        15,151       $1,000,000          *           *            15,151           $1,000,000
4 NEW YORK PLAZA
NEW YORK, NY 10004

CHRYSLER INSURANCE          18,181       $1,200,000          *           *            18,181           $1,200,000
 COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602

CHRYSLER RETIREMENT         30,303       $2,000,000          *         1.1%           30,303           $2,000,000
 PLAN
C/O PALISADE CAPITAL
 MANAGEMENT, LLC
ONE BRIDGE PLAZA
FORT LEE, NJ 07024

CONCORD LIFE INSURANCE         606          $40,000          *           *               606              $40,000
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602

CREDIT SUISSE              145,454       $9,600,000        1.0%        5.1%          145,454           $9,600,000
 FIRST BOSTON
 CORPORATION (THE)
5 WORLD TRADE CENTER
NEW YORK, NY 10048-0928

CSA FRATERNAL LIFE             606          $40,000          *           *               606              $40,000
C/O HARRIS BANK
111 WEST MONROE
P.O. BOX 755
CHICAGO, IL 60690

DAVID LIPSCOMB UNIV.           984          $65,000          *           *               984              $65,000
 GENERAL ENDOWMENT
C/O ALLIANCE CAPITAL
 MANAGEMENT CORP.
1345 AVENUE OF THE
 AMERICAS
NEW YORK, NY 10105

DELTA AIR LINES MASTER      22,954       $1,515,000          *           *            22,954           $1,515,000
 TRUST
C/O OAKTREE CAPITAL
 MANAGEMENT, LLC
550 SOUTH HOPE STREET
LOS ANGELES, CA 90071

DELTA AIRLINES, INC.        25,757       $1,700,000          *           *            25,757           $1,700,000
 MASTER TRUST
C/O CALAMOS ASSET
 MANAGEMENT, INC.
1111 EAST WARRENVILLE
 ROAD
NAPERVILLE, IL 60563



[TABLE RESTUBBED FROM ABOVE]

                                            BENEFICIAL OWNERSHIP
                                            AFTER THE OFFERING(1)
                           -----------------------------------------------------
                                         PRINCIPAL        PERCENT
                            NUMBER        AMOUNT            OF         PERCENT
     SELLING                  OF            OF            COMMON         OF
  SECURITYHOLDERS          SHARES(2)       NOTES           STOCK        NOTES
  ---------------          ---------     ---------        -------     --------
CHASE MANHATTAN/                -           -               -             -
 CHEMICAL BANK
4 NEW YORK PLAZA,
 11TH FLOOR
CORPORATE ACTION
 DEPARTMENT
NEW YORK, NY 10004

CHASE MANHATTAN BANK            -           -               -             -
4 NEW YORK PLAZA
NEW YORK, NY 10004

CHRYSLER INSURANCE              -           -               -             -
 COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602

CHRYSLER RETIREMENT             -           -               -             -
 PLAN
C/O PALISADE CAPITAL
 MANAGEMENT, LLC
ONE BRIDGE PLAZA
FORT LEE, NJ 07024

CONCORD LIFE INSURANCE          -           -               -             -
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602

CREDIT SUISSE                   -           -               -             -
 FIRST BOSTON
 CORPORATION (THE)
5 WORLD TRADE CENTER
NEW YORK, NY 10048-0928

CSA FRATERNAL LIFE              -           -               -             -
C/O HARRIS BANK
111 WEST MONROE
P.O. BOX 755
CHICAGO, IL 60690

DAVID LIPSCOMB UNIV.            -           -               -             -
 GENERAL ENDOWMENT
C/O ALLIANCE CAPITAL
 MANAGEMENT CORP.
1345 AVENUE OF THE
 AMERICAS
NEW YORK, NY 10105

DELTA AIR LINES MASTER          -           -               -             -
 TRUST
C/O OAKTREE CAPITAL
 MANAGEMENT, LLC
550 SOUTH HOPE STREET
LOS ANGELES, CA 90071

DELTA AIRLINES, INC.            -           -               -             -
 MASTER TRUST
C/O CALAMOS ASSET
 MANAGEMENT, INC.
1111 EAST WARRENVILLE
 ROAD
NAPERVILLE, IL 60563
                                        37

                                             BENEFICIAL OWNERSHIP
                                            AT FEBRUARY 11, 1997(1)                     NUMBER          PRINCIPAL
                           ----------------------------------------------------           OF             AMOUNT
                                           PRINCIPAL     PERCENT                        SHARES          OF NOTES
                             NUMBER         AMOUNT         OF         PERCENT           COVERED        COVERED BY
     SELLING                   OF             OF         COMMON         OF              BY THIS          BY THIS
  SECURITYHOLDERS           SHARES(2)        NOTES        STOCK        NOTES         PROSPECTUS(2)     PROSPECTUS
  ---------------           ---------      ----------    -------      -------        -------------     ----------
THE DOW CHEMICAL
  COMPANY                   15,151       $1,000,000          *           *            15,151           $1,000,000
 EMPLOYEES RETIREMENT
 PLAN TRUST
C/O CALAMOS ASSET
 MANAGEMENT, INC.
1111 EAST WARRENVILLE ROAD
NAPERVILLE, IL 60563

EMPLOYEES BENEFIT            1,515         $100,000          *           *             1,515             $100,000
 CONVERTIBLE FUND
C/O BANK OF AMERICA
PERSONAL TRUST
PROXY UNIT #38432
555 S. FLOWER STREET,
 LEVEL C
LOS ANGELES, CA 90071

ENGINEERS JOINT              3,181         $210,000          *           *             3,181             $210,000
 PENSION FUND
C/O NICHOLAS APPLEGATE
600 WEST BROADWAY
SAN DIEGO, CA 92101

EQUITABLE LIFE              29,242       $1,930,000          *         1.0%           29,242           $1,930,000
 INSURANCE-SEPARATE
 ACCOUNT
 CONVERTIBLES
C/O ALLIANCE CAPITAL
 MANAGEMENT CORP.
1345 AVENUE OF THE
 AMERICAS
NEW YORK, NY 10105

EQUITABLE LIFE               1,969         $130,000          *           *             1,969             $130,000
 ASSURANCE-SEPARATE
 ACCOUNT BALANCED
C/O ALLIANCE CAPITAL
 MANAGEMENT CORP.
1345 AVENUE OF THE
 AMERICAS
NEW YORK, NY 10105

FIRST NATIONAL BANK            909          $60,000          *           *               909              $60,000
 OF CHICAGO
ONE FIRST NATIONAL
 PLAZA
SUITE 0417
CHICAGO, IL 60670

THE FONDREN FOUNDATION       1,136          $75,000          *           *             1,136              $75,000
C/O CALAMOS ASSET
 MANAGEMENT, INC.
1111 EAST WARRENVILLE ROAD
NAPERVILLE, IL 60563

GE PENSION TRUST            15,151       $1,000,000          *           *            15,151           $1,000,000
C/O PALISADE CAPITAL
 MANAGEMENT, LLC
ONE BRIDGE PLAZA
FORT LEE, NJ 07024

GRAIN DEALERS MUTUAL           606          $40,000          *           *               606              $40,000
 LIFE INSURANCE
C/O ASSET ALLOCATION
  & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602


[TABLE RESTUBBED FROM ABOVE]

                                            BENEFICIAL OWNERSHIP
                                            AFTER THE OFFERING(1)
                           -----------------------------------------------------
                                         PRINCIPAL        PERCENT
                            NUMBER        AMOUNT            OF         PERCENT
     SELLING                  OF            OF            COMMON         OF
  SECURITYHOLDERS          SHARES(2)       NOTES           STOCK        NOTES
  ---------------          ---------     ---------        -------     --------
THE DOW CHEMICAL
  COMPANY                         -           -               -             -
 EMPLOYEES RETIREMENT
 PLAN TRUST
C/O CALAMOS ASSET
 MANAGEMENT, INC.
1111 EAST WARRENVILLE ROAD
NAPERVILLE, IL 60563

EMPLOYEES BENEFIT                 -           -               -             -
 CONVERTIBLE FUND
C/O BANK OF AMERICA
PERSONAL TRUST
PROXY UNIT #38432
555 S. FLOWER STREET,
 LEVEL C
LOS ANGELES, CA 90071

ENGINEERS JOINT                   -           -               -             -
 PENSION FUND
C/O NICHOLAS APPLEGATE
600 WEST BROADWAY
SAN DIEGO, CA 92101

EQUITABLE LIFE                    -           -               -             -
 INSURANCE-SEPARATE
 ACCOUNT
 CONVERTIBLES
C/O ALLIANCE CAPITAL
 MANAGEMENT CORP.
1345 AVENUE OF THE
 AMERICAS
NEW YORK, NY 10105

EQUITABLE LIFE                    -           -               -             -
 ASSURANCE-SEPARATE
 ACCOUNT BALANCED
C/O ALLIANCE CAPITAL
 MANAGEMENT CORP.
1345 AVENUE OF THE
 AMERICAS
NEW YORK, NY 10105

FIRST NATIONAL BANK               -           -               -             -
 OF CHICAGO
ONE FIRST NATIONAL
 PLAZA
SUITE 0417
CHICAGO, IL 60670

THE FONDREN FOUNDATION            -           -               -             -
C/O CALAMOS ASSET
 MANAGEMENT, INC.
1111 EAST WARRENVILLE ROAD
NAPERVILLE, IL 60563

GE PENSION TRUST                  -           -               -             -
C/O PALISADE CAPITAL
 MANAGEMENT, LLC
ONE BRIDGE PLAZA
FORT LEE, NJ 07024

GRAIN DEALERS MUTUAL              -           -               -             -
 LIFE INSURANCE
C/O ASSET ALLOCATION
  & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602
                                        38

                                             BENEFICIAL OWNERSHIP
                                            AT FEBRUARY 11, 1997(1)                     NUMBER         PRINCIPAL
                           ----------------------------------------------------           OF             AMOUNT
                                           PRINCIPAL     PERCENT                        SHARES          OF NOTES
                             NUMBER         AMOUNT          OF        PERCENT           COVERED        COVERED BY
     SELLING                   OF             OF          COMMON        OF              BY THIS          BY THIS
  SECURITYHOLDERS           SHARES(2)        NOTES        STOCK        NOTES         PROSPECTUS(2)     PROSPECTUS
  ---------------           ---------     ----------     -------      -------        -------------     ----------

HARVARD MANAGEMENT          30,303       $2,000,000          *         1.1%           30,303           $2,000,000
 COMPANY, INC.
600 ATLANTIC AVENUE
BOSTON, MA 02210-2203

THE HCA FOUNDATION           2,954         $195,000          *           *             2,954             $195,000
C/O ALLIANCE CAPITAL
 MANAGEMENT CORP.
1345 AVENUE OF THE
 AMERICAS
NEW YORK, NY 10105

HERMES CAPITAL               7,575         $500,000          *           *             7,575             $500,000
 MANAGEMENT, LTD.
237 PARK AVENUE
9TH FLOOR
NEW YORK, NY 10017

HOSPITAL CORP. OF            8,636         $570,000          *           *             8,636             $570,000
 AMERICA MONEY
 PURCHASE PLAN
C/O ALLIANCE CAPITAL
 MANAGEMENT CORP.
1345 AVENUE OF THE
 AMERICAS
NEW YORK, NY 10105

THE HOTEL UNION              1,287          $85,000          *           *             1,287              $85,000
 PENSION TRUST-ILWU
 PENSION TRUST
C/O ALLIANCE CAPITAL
 MANAGEMENT CORP.
1345 AVENUE OF THE
 AMERICAS
NEW YORK, NY 10105

THE HOTEL UNION              3,787         $250,000          *           *             3,787             $250,000
 & INDUSTRY OF HAWAII
C/O ALLIANCE CAPITAL
 MANAGEMENT CORP.
1345 AVENUE OF THE
 AMERICAS
NEW YORK, NY 10105

HUDSON RIVER TRUST           7,348         $485,000          *           *             7,348             $485,000
 GROWTH AND INCOME
C/O ALLIANCE CAPITAL
 MANAGEMENT CORP.
1345 AVENUE OF THE
 AMERICAS
NEW YORK, NY 10105

HUDSON RIVER TRUST          11,439         $755,000          *           *            11,439             $755,000
 BALANCED ACCOUNT
C/O ALLIANCE CAPITAL
 MANAGEMENT CORP.
1345 AVENUE OF THE
 AMERICAS
NEW YORK, NY 10105

HUDSON RIVER TRUST           9,166         $605,000          *           *             9,166             $605,000
 GROWTH INVESTORS
C/O ALLIANCE CAPITAL
 MANAGEMENT CORP.
1345 AVENUE OF THE
 AMERICAS
NEW YORK, NY 10105



[TABLE RESTUBBED FROM ABOVE]

                                            BENEFICIAL OWNERSHIP
                                            AFTER THE OFFERING(1)
                           -----------------------------------------------------
                                         PRINCIPAL        PERCENT
                            NUMBER        AMOUNT            OF         PERCENT
     SELLING                  OF            OF            COMMON         OF
  SECURITYHOLDERS          SHARES(2)       NOTES          STOCK         NOTES
  ---------------          ---------     ---------        -------     --------

HARVARD MANAGEMENT            -           -               -             -
 COMPANY, INC.
600 ATLANTIC AVENUE
BOSTON, MA 02210-2203

THE HCA FOUNDATION            -           -               -             -
C/O ALLIANCE CAPITAL
 MANAGEMENT CORP.
1345 AVENUE OF THE
 AMERICAS
NEW YORK, NY 10105

HERMES CAPITAL                -           -               -             -
 MANAGEMENT, LTD.
237 PARK AVENUE
9TH FLOOR
NEW YORK, NY 10017

HOSPITAL CORP. OF             -           -               -             -
 AMERICA MONEY
 PURCHASE PLAN
C/O ALLIANCE CAPITAL
 MANAGEMENT CORP.
1345 AVENUE OF THE
 AMERICAS
NEW YORK, NY 10105

THE HOTEL UNION               -           -               -             -
 PENSION TRUST-ILWU
 PENSION TRUST
C/O ALLIANCE CAPITAL
 MANAGEMENT CORP.
1345 AVENUE OF THE
 AMERICAS
NEW YORK, NY 10105

THE HOTEL UNION               -           -               -             -
 & INDUSTRY OF HAWAII
C/O ALLIANCE CAPITAL
 MANAGEMENT CORP.
1345 AVENUE OF THE
 AMERICAS
NEW YORK, NY 10105

HUDSON RIVER TRUST            -           -               -             -
 GROWTH AND INCOME
C/O ALLIANCE CAPITAL
 MANAGEMENT CORP.
1345 AVENUE OF THE
 AMERICAS
NEW YORK, NY 10105

HUDSON RIVER TRUST            -           -               -             -
 BALANCED ACCOUNT
C/O ALLIANCE CAPITAL
 MANAGEMENT CORP.
1345 AVENUE OF THE
 AMERICAS
NEW YORK, NY 10105

HUDSON RIVER TRUST            -           -               -             -
 GROWTH INVESTORS
C/O ALLIANCE CAPITAL
 MANAGEMENT CORP.
1345 AVENUE OF THE
 AMERICAS
NEW YORK, NY 10105
                                       39


                                             BENEFICIAL OWNERSHIP
                                            AT FEBRUARY 11, 1997(1)                     NUMBER         PRINCIPAL
                           ----------------------------------------------------           OF             AMOUNT
                                           PRINCIPAL     PERCENT                        SHARES          OF NOTES
                             NUMBER         AMOUNT         OF        PERCENT           COVERED        COVERED BY
     SELLING                   OF             OF         COMMON         OF              BY THIS          BY THIS
  SECURITYHOLDERS           SHARES(2)        NOTES       STOCK        NOTES         PROSPECTUS(2)     PROSPECTUS
  ---------------           ---------     ----------    -------      -------        -------------     ----------
HUGHES AIRCRAFT COMPANY     11,136         $735,000          *           *            11,136             $735,000
 MASTER RETIREMENT TRUST
C/O OAKTREE CAPITAL
 MANAGEMENT, LLC
550 SOUTH HOPE STREET
LOS ANGELES, CA 90071

IBM RETIREMENT PLAN         45,454       $3,000,000          *         1.6%           45,454           $3,000,000
C/O PALISADE CAPITAL
 MANAGEMENT, LLC
ONE BRIDGE PLAZA
FORT LEE, NJ 07024

INGELSA LTD.                 7,575         $500,000          *           *             7,575             $500,000
VIA MARCO AURELIO, 37
00184 ROME
ITALY

INTERMARKET FUND S.A.       22,727       $1,500,000          *           *            22,727           $1,500,000
C/O BAII ASSET MANAGEMENT
 LIMITED
10 PICCADILLY
LONDON W1V OEE

KETTERING MEDICAL            1,287          $85,000          *           *             1,287              $85,000
 CENTER FUNDED
 DEPRECIATION ACCOUNT
C/O CALAMOS ASSET
 MANAGEMENT, INC.
1111 EAST WARRENVILLE
 ROAD
NAPERVILLE, IL 60563

LINCOLN NATIONAL            33,409       $2,205,000          *         1.2%           33,409           $2,205,000
 LIFE INSURANCE
C/O LYNCH & MAYER, INC.
520 MADISON AVENUE
NEW YORK, NY 10022

LINCOLN NATIONAL            15,227       $1,005,000          *           *            15,227           $1,005,000
  CONVERTIBLE
  SECURITIES FUND
C/O LYNCH & MAYER, INC.
520 MADISON AVENUE
NEW YORK, NY 10022

LIPPER CONVERTIBLES,       203,787      $13,450,000        1.4%        7.2%          203,787          $13,450,000
 L.P.
C/O LIPPER & COMPANY,
 L.P.
101 PARK AVENUE
NEW YORK, NY 10178-0694

M&I MARSHALL                 1,363          $90,000          *           *             1,363              $90,000
 & ILSLEY BANK
C/O MARSHALL &
 ISLEY TRUST CO.
1000 NORTH WATER ST.
P.O. BOX 2977
MILWAUKEE, WI 53202

MASSACHUSETTS FINANCIAL     30,303       $2,000,000          *         1.1%           30,303           $2,000,000
 SERVICES COMPANY
500 BOYLSTON STREET
BOSTON, MA 02116-3741



[TABLE RESTUBBED FROM ABOVE]

                                            BENEFICIAL OWNERSHIP
                                            AFTER THE OFFERING(1)
                           -----------------------------------------------------
                                         PRINCIPAL        PERCENT
                            NUMBER        AMOUNT            OF         PERCENT
     SELLING                  OF            OF            COMMON         OF
  SECURITYHOLDERS          SHARES(2)        NOTES          STOCK        NOTES
  ---------------          ---------     ---------        -------     -------
HUGHES AIRCRAFT COMPANY       -           -               -             -
 MASTER RETIREMENT TRUST
C/O OAKTREE CAPITAL
 MANAGEMENT, LLC
550 SOUTH HOPE STREET
LOS ANGELES, CA 90071

IBM RETIREMENT PLAN           -           -               -             -
C/O PALISADE CAPITAL
 MANAGEMENT, LLC
ONE BRIDGE PLAZA
FORT LEE, NJ 07024

INGELSA LTD.                  -           -               -             -
VIA MARCO AURELIO, 37
00184 ROME
ITALY

INTERMARKET FUND S.A.         -           -               -             -
C/O BAII ASSET MANAGEMENT
 LIMITED
10 PICCADILLY
LONDON W1V OEE

KETTERING MEDICAL             -           -               -             -
 CENTER FUNDED
 DEPRECIATION ACCOUNT
C/O CALAMOS ASSET
 MANAGEMENT, INC.
1111 EAST WARRENVILLE
 ROAD
NAPERVILLE, IL 60563

LINCOLN NATIONAL              -           -               -             -
 LIFE INSURANCE
C/O LYNCH & MAYER, INC.
520 MADISON AVENUE
NEW YORK, NY 10022

LINCOLN NATIONAL              -           -               -             -
  CONVERTIBLE
  SECURITIES FUND
C/O LYNCH & MAYER, INC.
520 MADISON AVENUE
NEW YORK, NY 10022

LIPPER CONVERTIBLES,          -           -               -             -
 L.P.
C/O LIPPER & COMPANY,
 L.P.
101 PARK AVENUE
NEW YORK, NY 10178-0694

M&I MARSHALL                  -           -               -             -
 & ILSLEY BANK
C/O MARSHALL &
 ISLEY TRUST CO.
1000 NORTH WATER ST.
P.O. BOX 2977
MILWAUKEE, WI 53202

MASSACHUSETTS FINANCIAL       -           -               -             -
 SERVICES COMPANY
500 BOYLSTON STREET
BOSTON, MA 02116-3741



                                       40

                                             BENEFICIAL OWNERSHIP
                                            AT FEBRUARY 11, 1997(1)                     NUMBER         PRINCIPAL
                           ----------------------------------------------------           OF             AMOUNT
                                           PRINCIPAL     PERCENT                        SHARES          OF NOTES
                             NUMBER         AMOUNT         OF         PERCENT           COVERED        COVERED BY
     SELLING                   OF             OF         COMMON         OF              BY THIS          BY THIS
  SECURITYHOLDERS           SHARES(2)        NOTES       STOCK        NOTES         PROSPECTUS(2)     PROSPECTUS
  ---------------           ---------     ----------    -------      -------        -------------     ----------
MEDICO LIFE INSURANCE          757          $50,000          *           *               757              $50,000
 COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602

MEMPHIS LIGHT, GAS &        11,363         $750,000          *           *            11,363             $750,000
 WATER RETIREMENT
 ACCOUNT
C/O ALLIANCE CAPITAL
 MANAGEMENT CORP.
1345 AVENUE OF THE
 AMERICAS
NEW YORK, NY 10105

NEW YORK LIFE INSURANCE     30,303       $2,000,000          *         1.1%           30,303           $2,000,000
 & ANNUITY CORPORATION
C/O NEW YORK LIFE
 INSURANCE COMPANY
51 MADISON AVENUE
NEW YORK, NY 10010

NEW YORK LIFE              121,212       $8,000,000          *         4.3%          121,212           $8,000,000
 INSURANCE COMPANY
51 MADISON AVENUE
NEW YORK, NY 10010

NICHOLAS-APPLEGATE          19,772       $1,305,000          *           *            19,772           $1,305,000
 INCOME & GROWTH FUND
C/O NICHOLAS APPLEGATE
600 WEST BROADWAY
SAN DIEGO, CA 92101

NORWEST BANK MINNESOTA       3,787         $250,000          *           *             3,787             $250,000
 NATIONAL ASSOCIATION
733 MARQUETTE AVENUE
MINNEAPOLIS, MN 55479-0056

OCCIDENTAL COLLEGE             833          $55,000          *           *               833              $55,000
C/O NICHOLAS APPLEGATE
600 WEST BROADWAY
SAN DIEGO, CA 92101

OCM CONVERTIBLE TRUST       35,883       $2,365,000          *         1.3%           35,883           $2,365,000
C/O OAKTREE CAPITAL
 MANAGEMENT, LLC
550 SOUTH HOPE STREET
LOS ANGELES, CA 90071

OCM CONVERTIBLE LIMITED      2,121         $140,000          *           *             2,121             $140,000
 PARTNERSHIP
C/O OAKTREE CAPITAL
 MANAGEMENT, LLC
550 SOUTH HOPE STREET
LOS ANGELES, CA 90071

OLD KENT BANK                3,181         $210,000          *           *             3,181             $210,000
111 LYON N.W.
GRAND RAPIDS, MI 49503

OREGON EQUITY FUND          35,984       $2,375,000          *         1.3%           35,984           $2,375,000
C/O FROLEY, REVY
 INVESTMENT COMPANY, INC.
10900 WILSHIRE BOULEVARD
SUITE 1050
LOS ANGELES, CA 90024





[TABLE RESTUBBED FROM ABOVE]

                                            BENEFICIAL OWNERSHIP
                                            AFTER THE OFFERING(1)
                           -----------------------------------------------------
                                         PRINCIPAL        PERCENT
                            NUMBER        AMOUNT            OF         PERCENT
     SELLING                  OF            OF            COMMON         OF
  SECURITYHOLDERS          SHARES(2)       NOTES           STOCK        NOTES
  ---------------          ---------     ---------        -------     --------
MEDICO LIFE INSURANCE             -           -               -             -
 COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602

MEMPHIS LIGHT, GAS &              -           -               -             -
 WATER RETIREMENT
 ACCOUNT
C/O ALLIANCE CAPITAL
 MANAGEMENT CORP.
1345 AVENUE OF THE
 AMERICAS
NEW YORK, NY 10105

NEW YORK LIFE INSURANCE           -           -               -             -
 & ANNUITY CORPORATION
C/O NEW YORK LIFE
 INSURANCE COMPANY
51 MADISON AVENUE
NEW YORK, NY 10010

NEW YORK LIFE                     -           -               -             -
 INSURANCE COMPANY
51 MADISON AVENUE
NEW YORK, NY 10010

NICHOLAS-APPLEGATE                -           -               -             -
 INCOME & GROWTH FUND
C/O NICHOLAS APPLEGATE
600 WEST BROADWAY
SAN DIEGO, CA 92101

NORWEST BANK MINNESOTA            -           -               -             -
 NATIONAL ASSOCIATION
733 MARQUETTE AVENUE
MINNEAPOLIS, MN 55479-0056

OCCIDENTAL COLLEGE                -           -               -             -
C/O NICHOLAS APPLEGATE
600 WEST BROADWAY
SAN DIEGO, CA 92101

OCM CONVERTIBLE TRUST             -           -               -             -
C/O OAKTREE CAPITAL
 MANAGEMENT, LLC
550 SOUTH HOPE STREET
LOS ANGELES, CA 90071

OCM CONVERTIBLE LIMITED           -           -               -             -
 PARTNERSHIP
C/O OAKTREE CAPITAL
 MANAGEMENT, LLC
550 SOUTH HOPE STREET
LOS ANGELES, CA 90071

OLD KENT BANK                     -           -               -             -
111 LYON N.W.
GRAND RAPIDS, MI 49503

OREGON EQUITY FUND                -           -               -             -
C/O FROLEY, REVY
 INVESTMENT COMPANY, INC.
10900 WILSHIRE BOULEVARD
SUITE 1050
LOS ANGELES, CA 90024
                                       41


                                             BENEFICIAL OWNERSHIP
                                            AT FEBRUARY 11, 1997(1)                     NUMBER         PRINCIPAL
                           ----------------------------------------------------           OF             AMOUNT
                                           PRINCIPAL     PERCENT                        SHARES          OF NOTES
                             NUMBER         AMOUNT         OF         PERCENT           COVERED        COVERED BY
     SELLING                   OF             OF         COMMON         OF              BY THIS          BY THIS
  SECURITYHOLDERS           SHARES(2)        NOTES        STOCK        NOTES         PROSPECTUS(2)     PROSPECTUS
  ---------------           ---------      ----------    -------      -------        -------------     ----------
OZARK NATIONAL LIFE          9,848         $650,000          *           *             9,848             $650,000
 INSURANCE COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602

P.I.F.S.S. KUWAIT/BAII      22,727       $1,500,000          *           *            22,727           $1,500,000
 SECURITIES, INC.
C/O BAII ASSET MANAGEMENT
 LIMITED
10 PICCADILLY
LONDON W1V OEE

PACIFIC HORIZON CAPITAL     40,909       $2,700,000          *         1.4%           40,909           $2,700,000
 INCOME FUND
C/O BANK OF AMERICA
PERSONAL TRUST, PROXY
 UNIT #38432
555 S. FLOWER STREET,
 LEVEL C
LOS ANGELES, CA 90071

PARTNER REINSURANCE          2,272         $150,000          *           *             2,272             $150,000
 COMPANY LTD.
C/O OAKTREE CAPITAL
 MANAGEMENT, LLC
550 SOUTH HOPE STREET
LOS ANGELES, CA 90071

PELL, RUDMAN & CO.,         15,151       $1,000,000          *           *            15,151           $1,000,000
 INC.
100 FEDERAL STREET
BOSTON, MA 02110

PHICO INSURANCE              3,181         $210,000          *           *             3,181             $210,000
 COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602

PHOENIX, DUSS & PHELPS      60,606       $4,000,000          *         2.1%           60,606           $4,000,000
56 PROSPECT STREET
HARTFORD, CT 06115

PORT AUTHORITY OF           12,878         $850,000          *           *            12,878             $850,000
 ALLEGHENY COUNTY
 RETIREMENT & DISABILITY
 ALLOWANCE PLAN FOR
 EMPLOYEES REPRESENTED BY
 LOCAL 85 OF THE AMALGAMATED
 TRANSIT UNION
C/O CALAMOS ASSET
 MANAGEMENT, INC.
1111 EAST WARRENVILLE ROAD
NAPERVILLE, IL 60563

PUBLIC EMPLOYEES'           16,251       $1,000,000          *           *            15,151           $1,000,000
 RETIREMENT
 ASSOCIATION OF
 COLORADO
P.O. BOX 5800
DENVER, CO 80217-5800



[TABLE RESTUBBED FROM ABOVE]

                                            BENEFICIAL OWNERSHIP
                                            AFTER THE OFFERING(1)
                           -----------------------------------------------------
                                         PRINCIPAL        PERCENT
                            NUMBER        AMOUNT            OF         PERCENT
     SELLING                  OF            OF            COMMON         OF
  SECURITYHOLDERS          SHARES(2)       NOTES           STOCK        NOTES
  ---------------          ---------     ---------        -------     --------
OZARK NATIONAL LIFE               -           -               -             -
 INSURANCE COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602

P.I.F.S.S. KUWAIT/BAII            -           -               -             -
 SECURITIES, INC.
C/O BAII ASSET MANAGEMENT
 LIMITED
10 PICCADILLY
LONDON W1V OEE

PACIFIC HORIZON CAPITAL           -           -               -             -
 INCOME FUND
C/O BANK OF AMERICA
PERSONAL TRUST, PROXY
 UNIT #38432
555 S. FLOWER STREET,
 LEVEL C
LOS ANGELES, CA 90071

PARTNER REINSURANCE               -           -               -             -
 COMPANY LTD.
C/O OAKTREE CAPITAL
 MANAGEMENT, LLC
550 SOUTH HOPE STREET
LOS ANGELES, CA 90071

PELL, RUDMAN & CO.,               -           -               -             -
 INC.
100 FEDERAL STREET
BOSTON, MA 02110

PHICO INSURANCE                   -           -               -             -
 COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602

PHOENIX, DUSS & PHELPS            -           -               -             -
56 PROSPECT STREET
HARTFORD, CT 06115

PORT AUTHORITY OF                 -           -               -             -
 ALLEGHENY COUNTY
 RETIREMENT & DISABILITY
 ALLOWANCE PLAN FOR
 EMPLOYEES REPRESENTED BY
 LOCAL 85 OF THE AMALGAMATED
 TRANSIT UNION
C/O CALAMOS ASSET
 MANAGEMENT, INC.
1111 EAST WARRENVILLE ROAD
NAPERVILLE, IL 60563

PUBLIC EMPLOYEES'             1,100           -               -             -
 RETIREMENT
 ASSOCIATION OF
 COLORADO
P.O. BOX 5800
DENVER, CO 80217-5800


                                       42


                                             BENEFICIAL OWNERSHIP
                                            AT FEBRUARY 11, 1997(1)                     NUMBER         PRINCIPAL
                           ----------------------------------------------------           OF             AMOUNT
                                           PRINCIPAL     PERCENT                        SHARES          OF NOTES
                             NUMBER         AMOUNT         OF         PERCENT           COVERED        COVERED BY
     SELLING                   OF             OF         COMMON         OF              BY THIS          BY THIS
  SECURITYHOLDERS           SHARES(2)        NOTES        STOCK        NOTES         PROSPECTUS(2)     PROSPECTUS
  ---------------           ---------      ----------    -------      -------        -------------     ----------
RELIABLE LIFE                3,181         $210,000          *           *             3,181             $210,000
 INSURANCE COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602

RJR NABISCO, INC. DEFINED   10,606         $700,000          *           *            10,606             $700,000
 BENEFIT MASTER TRUST
C/O CALAMOS ASSET
 MANAGEMENT, INC.
1111 EAST WARRENVILLE ROAD
NAPERVILLE, IL 60563

SAIF CORPORATION            22,727       $1,500,000          *           *            22,727           $1,500,000
C/O FROLEY, REVY
 INVESTMENT COMPANY,
 INC.
10900 WILSHIRE BOULEVARD
SUITE 1050
LOS ANGELES, CA 90024

SAN DIEGO COUNTY            27,136       $1,791,000          *         1.0%           27,136           $1,791,000
 CONVERTIBLE
C/O NICHOLAS APPLEGATE
600 WEST BROADWAY
SAN DIEGO, CA 92101

SAN DIEGO CITY RETIREMENT    6,439         $425,000          *           *             6,439             $425,000
C/O NICHOLAS APPLEGATE
600 WEST BROADWAY
SAN DIEGO, CA 92101

SBC WARBURG INC.           147,727       $9,750,000        1.0%        5.2%          147,727           $9,750,000
141 W. JACKSON BLVD.
CHICAGO, ILLINOIS 60604

SERVICE LIFE INSURANCE         378          $25,000          *           *               378              $25,000
 COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602

SERVICE LLOYD INSURANCE        378          $25,000          *           *               378              $25,000
 COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602

SHEPHERD INVESTMENTS       126,492       $8,348,500          *         4.4%          126,492           $8,348,500
 INTERNATIONAL, LTD.
C/O STARO ASSET
 MANAGEMENT, L.L.C.
1500 WEST MARKET STREET
SUITE 200
MEQUON, WI 53092



[TABLE RESTUBBED FROM ABOVE]

                                            BENEFICIAL OWNERSHIP
                                            AFTER THE OFFERING(1)
                           -----------------------------------------------------
                                         PRINCIPAL        PERCENT
                            NUMBER        AMOUNT            OF         PERCENT
     SELLING                  OF            OF            COMMON         OF
  SECURITYHOLDERS          SHARES(2)       NOTES          STOCK         NOTES
  ---------------          ---------     ---------        -------     --------
RELIABLE LIFE                     -           -               -             -
 INSURANCE COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602

RJR NABISCO, INC. DEFINED         -           -               -             -
 BENEFIT MASTER TRUST
C/O CALAMOS ASSET
 MANAGEMENT, INC.
1111 EAST WARRENVILLE ROAD
NAPERVILLE, IL 60563

SAIF CORPORATION                  -           -               -             -
C/O FROLEY, REVY
 INVESTMENT COMPANY,
 INC.
10900 WILSHIRE BOULEVARD
SUITE 1050
LOS ANGELES, CA 90024

SAN DIEGO COUNTY                  -           -               -             -
 CONVERTIBLE
C/O NICHOLAS APPLEGATE
600 WEST BROADWAY
SAN DIEGO, CA 92101

SAN DIEGO CITY RETIREMENT         -           -               -             -
C/O NICHOLAS APPLEGATE
600 WEST BROADWAY
SAN DIEGO, CA 92101

SBC WARBURG INC.                  -           -               -             -
141 W. JACKSON BLVD.
CHICAGO, ILLINOIS 60604

SERVICE LIFE INSURANCE            -           -               -             -
 COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602

SERVICE LLOYD INSURANCE           -           -               -             -
 COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602

SHEPHERD INVESTMENTS              -           -               -             -
 INTERNATIONAL, LTD.
C/O STARO ASSET
 MANAGEMENT, L.L.C.
1500 WEST MARKET STREET
SUITE 200
MEQUON, WI 53092

                                       43



                                             BENEFICIAL OWNERSHIP
                                            AT FEBRUARY 11, 1997(1)                     NUMBER         PRINCIPAL
                           ----------------------------------------------------           OF             AMOUNT
                                           PRINCIPAL     PERCENT                        SHARES          OF NOTES
                             NUMBER         AMOUNT         OF         PERCENT           COVERED        COVERED BY
     SELLING                   OF             OF         COMMON         OF              BY THIS          BY THIS
  SECURITYHOLDERS           SHARES(2)        NOTES        STOCK        NOTES         PROSPECTUS(2)     PROSPECTUS
  ---------------           ---------      ----------    -------      -------        -------------     ----------
SMIT INTERNATIONAL          943,060      $15,250,000        6.7%        8.1%          231,060          $15,250,000
 OVERSEAS N.V.
C/O SMIT INTERNATIONALE N.V.
1 ZALMSTRAAT
3016 DS ROTTERDAM
THE NETHERLANDS

SMM COMPANY B.V.             58,333       $3,850,000          *         2.1%           58,333           $3,850,000
C/O J.P. MORGAN
 SECURITIES LTD.
P.O. BOX 161
60 VICTORIA EMBANKMENT
LONDON EC4Y 0JP

SOUTHERN FARM BUREAU LIFE     4,545         $300,000          *           *             4,545             $300,000
 INSURANCE COMPANY
C/O CALAMOS ASSET
 MANAGEMENT, INC.
1111 EAST WARRENVILLE ROAD
NAPERVILLE, IL 60563

STARK INTERNATIONAL         138,507       $9,141,500        1.0%        4.9%          138,507           $9,141,500
C/O STARO ASSET
 MANAGEMENT, L.L.C.
1500 WEST MARKET STREET
SUITE 200
MEQUON, WI 53092

STARVEST DISCRETIONARY        1,893         $125,000          *           *             1,893             $125,000
C/O FROLEY, REVY INVESTMENT
 COMPANY, INC.
10900 WILSHIRE BOULEVARD
SUITE 1050
LOS ANGELES, CA 90024

STATE EMPLOYEES'              9,090         $600,000          *           *             9,090             $600,000
 RETIREMENT
 FUND OF THE STATE
 OF DELAWARE
C/O OAKTREE CAPITAL
 MANAGEMENT, LLC
550 SOUTH HOPE STREET
LOS ANGELES, CA 90071

STATE OF CONNECTICUT         27,727       $1,830,000          *         1.0%           27,727           $1,830,000
 COMBINED
 INVESTMENT FUNDS
C/O OAKTREE CAPITAL
 MANAGEMENT, LLC
550 SOUTH HOPE STREET
LOS ANGELES, CA 90071

STEPSTONE CONVERTIBLE         6,439         $425,000          *           *             6,439             $425,000
 SEC. FUND
C/O BANK OF TOKYO-
 MITSUBISHI
TRUST COMPANY (THE)
100 BROADWAY
NEW YORK, NEW YORK 10005

TRANSGUARD INSURANCE            909          $60,000          *           *               909              $60,000
 OF AMERICA, INC.
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
  SUITE 3600
CHICAGO, IL 60602

UBS SECURITIES, LLC          43,939       $2,900,000          *         1.5%           43,939           $2,900,000
299 PARK AVENUE,
  8TH FLOOR
NEW YORK, NEW YORK
  10171-0026




[TABLE RESTUBBED FROM ABOVE]

                                            BENEFICIAL OWNERSHIP
                                            AFTER THE OFFERING(1)
                           -----------------------------------------------------
                                          PRINCIPAL        PERCENT
                            NUMBER         AMOUNT            OF        PERCENT
     SELLING                  OF             OF            COMMON        OF
  SECURITYHOLDERS          SHARES(2)       NOTES           STOCK        NOTES
  ---------------          ---------     ---------        -------     --------

SMIT INTERNATIONAL           712,000           -               -             -
 OVERSEAS N.V.
C/O SMIT INTERNATIONALE N.V.
1 ZALMSTRAAT
3016 DS ROTTERDAM
THE NETHERLANDS

SMM COMPANY B.V.                   -           -               -             -
C/O J.P. MORGAN
 SECURITIES LTD.
P.O. BOX 161
60 VICTORIA EMBANKMENT
LONDON EC4Y 0JP

SOUTHERN FARM BUREAU LIFE          -           -               -             -
 INSURANCE COMPANY
C/O CALAMOS ASSET
 MANAGEMENT, INC.
1111 EAST WARRENVILLE ROAD
NAPERVILLE, IL 60563

STARK INTERNATIONAL                -           -               -             -
C/O STARO ASSET
 MANAGEMENT, L.L.C.
1500 WEST MARKET STREET
SUITE 200
MEQUON, WI 53092

STARVEST DISCRETIONARY             -           -               -             -
C/O FROLEY, REVY INVESTMENT
 COMPANY, INC.
10900 WILSHIRE BOULEVARD
SUITE 1050
LOS ANGELES, CA 90024

STATE EMPLOYEES'                   -           -               -             -
 RETIREMENT
 FUND OF THE STATE
 OF DELAWARE
C/O OAKTREE CAPITAL
 MANAGEMENT, LLC
550 SOUTH HOPE STREET
LOS ANGELES, CA 90071

STATE OF CONNECTICUT               -           -               -             -
 COMBINED
 INVESTMENT FUNDS
C/O OAKTREE CAPITAL
 MANAGEMENT, LLC
550 SOUTH HOPE STREET
LOS ANGELES, CA 90071

STEPSTONE CONVERTIBLE              -           -               -             -
 SEC. FUND
C/O BANK OF TOKYO-
 MITSUBISHI
TRUST COMPANY (THE)
100 BROADWAY
NEW YORK, NEW YORK 10005

TRANSGUARD INSURANCE               -           -               -             -
 OF AMERICA, INC.
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
  SUITE 3600
CHICAGO, IL 60602

UBS SECURITIES, LLC                -           -               -             -
299 PARK AVENUE,
  8TH FLOOR
NEW YORK, NEW YORK
  10171-0026


                                       44


                                             BENEFICIAL OWNERSHIP
                                            AT FEBRUARY 11, 1997(1)                     NUMBER         PRINCIPAL
                           ----------------------------------------------------           OF             AMOUNT
                                           PRINCIPAL     PERCENT                        SHARES          OF NOTES
                             NUMBER         AMOUNT         OF         PERCENT           COVERED        COVERED BY
     SELLING                   OF             OF         COMMON         OF              BY THIS          BY THIS
  SECURITYHOLDERS           SHARES(2)        NOTES        STOCK        NOTES         PROSPECTUS(2)     PROSPECTUS
  ---------------           ---------      ----------    -------      -------        -------------     ----------

UMB BANK, N.A.            $132,159         $650,000          *           *           122,311             $650,000
P.O. BOX 419260
KANSAS CITY, MO
 64141-6260

UNIFI, INC.                  2,500         $165,000          *           *             2,500             $165,000
 PROFIT SHARING
 PLAN & TRUST
C/O CALAMOS ASSET
 MANAGEMENT, INC.
1111 EAST WARRENVILLE ROAD
NAPERVILLE, IL 60563

UNITED FOOD AND COMMERCIAL   6,818         $450,000          *           *             6,818             $450,000
 WORKERS LOCAL #1262 &
 EMPLOYEES PENSION FUND
C/O CALAMOS ASSET
 MANAGEMENT, INC.
1111 WARRENVILLE ROAD
NAPERVILLE, IL 60563

UNITED NATIONAL INSURANCE   11,818         $780,000          *           *            11,818             $780,000
 COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602

UNITED NATIONAL LIFE           530          $35,000          *           *               530              $35,000
 INSURANCE
C/O LYNCH & MAYER, INC.
520 MADISON AVENUE
NEW YORK, NY 10022

UNITED TEACHERS              9,090         $600,000          *           *             9,090             $600,000
 ASSOCIATION INSURANCE
 COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602

VANGUARD CONVERTIBLE        20,681       $1,365,000          *           *            20,681           $1,365,000
 SECURITIES FUND, INC.
C/O OAKTREE CAPITAL
 MANAGEMENT, LLC
550 SOUTH HOPE STREET
LOS ANGELES, CA 90071

VI GROWTH & INCOME           7,575         $500,000          *           *             7,575             $500,000
C/O AIM CAPITAL
 MANAGEMENT INC.
11 GREENWAY PLAZA
SUITE 1919
HOUSTON, TX 77046-1173

WAKE FOREST UNIVERSITY       5,000         $330,000          *           *             5,000             $330,000
C/O NICHOLAS APPLEGATE
600 WEST BROADWAY
SAN DIEGO, CA 92101

WEIRTON TRUST                3,863         $255,000          *           *             3,863             $255,000
C/O LYNCH & MAYER, INC.
520 MADISON AVENUE
NEW YORK, NY 10022


[TABLE RESTUBBED FROM ABOVE]

                                            BENEFICIAL OWNERSHIP
                                            AFTER THE OFFERING(1)
                           -----------------------------------------------------
                                         PRINCIPAL        PERCENT
                            NUMBER        AMOUNT            OF         PERCENT
     SELLING                  OF            OF            COMMON         OF
  SECURITYHOLDERS          SHARES(2)        NOTES          STOCK        NOTES
  ---------------          ---------     ---------        -------     -------

UMB BANK, N.A.             122,311           -               -             -
P.O. BOX 419260
KANSAS CITY, MO
 64141-6260

UNIFI, INC.                      -           -               -             -
 PROFIT SHARING
 PLAN & TRUST
C/O CALAMOS ASSET
 MANAGEMENT, INC.
1111 EAST WARRENVILLE ROAD
NAPERVILLE, IL 60563

UNITED FOOD AND COMMERCIAL       -           -               -             -
 WORKERS LOCAL #1262 &
 EMPLOYEES PENSION FUND
C/O CALAMOS ASSET
 MANAGEMENT, INC.
1111 WARRENVILLE ROAD
NAPERVILLE, IL 60563

UNITED NATIONAL INSURANCE        -           -               -             -
 COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602

UNITED NATIONAL LIFE             -           -               -             -
 INSURANCE
C/O LYNCH & MAYER, INC.
520 MADISON AVENUE
NEW YORK, NY 10022

UNITED TEACHERS                  -           -               -             -
 ASSOCIATION INSURANCE
 COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602

VANGUARD CONVERTIBLE             -           -               -             -
 SECURITIES FUND, INC.
C/O OAKTREE CAPITAL
 MANAGEMENT, LLC
550 SOUTH HOPE STREET
LOS ANGELES, CA 90071

VI GROWTH & INCOME               -           -               -             -
C/O AIM CAPITAL
 MANAGEMENT INC.
11 GREENWAY PLAZA
SUITE 1919
HOUSTON, TX 77046-1173

WAKE FOREST UNIVERSITY           -           -               -             -
C/O NICHOLAS APPLEGATE
600 WEST BROADWAY
SAN DIEGO, CA 92101

WEIRTON TRUST                    -           -               -             -
C/O LYNCH & MAYER, INC.
520 MADISON AVENUE
NEW YORK, NY 10022
                                            45



                                             BENEFICIAL OWNERSHIP
                                            AT FEBRUARY 11, 1997(1)                     NUMBER         PRINCIPAL
                           ----------------------------------------------------           OF             AMOUNT
                                           PRINCIPAL     PERCENT                        SHARES          OF NOTES
                             NUMBER         AMOUNT         OF         PERCENT           COVERED        COVERED BY
     SELLING                   OF             OF         COMMON         OF              BY THIS          BY THIS
  SECURITYHOLDERS           SHARES(2)        NOTES        STOCK        NOTES         PROSPECTUS(2)     PROSPECTUS
  ---------------           ---------      ----------    -------      -------        -------------     ----------

WESTERN HOME INSURANCE       1,212          $80,000          *           *             1,212              $80,000
 COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602

WISCONSIN MUTUAL             1,363          $90,000          *           *             1,363              $90,000
 INSURANCE COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602




[TABLE RESTUBBED FROM ABOVE]

                                            BENEFICIAL OWNERSHIP
                                            AFTER THE OFFERING(1)
                           -----------------------------------------------------
                                         PRINCIPAL        PERCENT
                            NUMBER        AMOUNT            OF         PERCENT
     SELLING                  OF            OF            COMMON         OF
  SECURITYHOLDERS          SHARES(2)        NOTES          STOCK        NOTES
  ---------------          ---------     ---------        -------     -------

WESTERN HOME INSURANCE          -           -               -             -
 COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602

WISCONSIN MUTUAL                -           -               -             -
 INSURANCE COMPANY
C/O ASSET ALLOCATION
 & MANAGEMENT COMPANY
30 NORTH LA SALLE,
 SUITE 3600
CHICAGO, IL 60602

__________________________
*  LESS THAN 1.0%

(1) THE INFORMATION CONTAINED IN THIS TABLE REFLECTS "BENEFICIAL" OWNERSHIP OF THE COMMON STOCK WITHIN THE MEANING OF RULE 13D-3 UNDER THE EXCHANGE ACT. ON FEBRUARY 11, 1997, THE COMPANY HAD 13,930,842 SHARES OF COMMON STOCK OUTSTANDING, NOT INCLUDING 55,768 SHARES OF COMMON STOCK HELD IN THE COMPANY'S TREASURY. UNLESS OTHERWISE INDICATED, ALL SHARES OF COMMON STOCK ARE HELD DIRECTLY WITH SOLE VOTING AND DISPOSITIVE POWER. BENEFICIAL OWNERSHIP INFORMATION REFLECTED IN THIS TABLE INCLUDES SHARES ISSUABLE UPON THE EXERCISE OF OUTSTANDING STOCK OPTIONS.

(2)   INCLUDES SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES.


               CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

      The following general discussion summarizes certain of the material U.S. federal income tax aspects of the acquisition, ownership and disposition of the Notes or Common Stock. This discussion is a summary for general information only and does not consider all aspects of U.S. federal income tax that may be relevant to the purchase, ownership and disposition of the Notes or Common Stock by a prospective investor in light of such investor's personal circumstances. This discussion also does not address the U.S. federal income tax consequences of ownership of Notes or Common Stock not held as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or the U.S. federal income tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currency, tax-exempt entities, banks, thrifts, insurance companies or other financial institutions, persons that hold the Notes or Common Stock as part of a "straddle," a "hedge" against currency risk or a "conversion transaction," persons that have a "functional currency" other than the U.S. dollar, and investors in pass-through entities. In addition, this discussion is generally limited to the tax consequences to initial holders. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

      This discussion is based upon the Code, existing and proposed regulations thereunder, and current administrative rulings and court decisions. All of the foregoing is subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

      PERSONS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION, TO THEIR PARTICULAR SITUATIONS.

                                 U.S. HOLDERS

      The following discussion is limited to the U.S. federal income tax consequences relevant to a holder of a Note that is a U.S. Holder. A U.S. Holder is defined as (i) a citizen or resident (as defined in Section 7701(b)(l) of the Code) of the United States, (ii) a corporation organized in or under the laws of the United States or any political subdivision thereof, (iii) any estate other than a Foreign Estate, or (iv) a U.S. Trust. A "Foreign Estate" means an estate the income of which is not includible in gross income for U.S. federal income tax purposes because it is from sources outside the United States and is not effectively connected with the conduct of a trade or business within the United States. A trust is a U.S. Trust if such trust is subject to U.S. federal income tax regardless of the source of its income. For taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a trust is a U.S. Trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust. Certain U.S. federal income tax consequences relevant to a holder other than a U.S. Holder are discussed separately below.

STATED INTEREST

      The stated interest on a Note will be taxable to a U.S. Holder as ordinary interest income either at the time it accrues or is received depending upon such U.S. Holder's method of accounting for federal income tax purposes. For this purpose, interest will be deemed to accrue without regard to conversion of the Notes. If the Company fails to comply with certain provisions of the November 1996 Registration Rights Agreement or the Smit Registration Rights Agreement then additional interest will become payable with respect to the Notes. See "Description of Notes--Registration Rights." Assuming that the contingency that the Company will pay such additional interest is "remote and incidental" within the meaning of applicable Treasury regulations, the Company believes that such additional interest will be taxable to U.S. Holders at the time it accrues or is received in accordance with each such holder's method of accounting.

MARKET DISCOUNT

      Gain recognized on the disposition (including a redemption) by a subsequent purchaser of a Note that has accrued market discount will be treated as ordinary income, and not capital gain, to the extent of the accrued market discount, provided that the amount of market discount exceeds a statutorily defined de minimis amount. "Market discount" is defined as the excess, if any, of (i) the stated redemption price at maturity over (ii) the tax basis of the debt obligation in the hands of the holder immediately after its acquisition.

      Under the de minimis exception, there is no market discount if the excess of the stated redemption price at maturity of the obligation over the holder's tax basis in the obligation is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years after the acquisition date to the Note's date of maturity. Unless a holder elects otherwise, the accrued market discount would be the amount calculated by multiplying the market discount by a fraction, the numerator of which is the number of days the obligation has been held by a holder and the denominator of which is the number of days after the holder's acquisition of the obligation up to and including its maturity date.

      If a U.S. Holder of a Note acquired at market discount disposes of such
Note in any transaction other than a sale, exchange or involuntary conversion, even though otherwise non-taxable (e.g., a gift), such U.S. Holder will be deemed to have realized an amount equal to the fair market value of the Note and would be required to recognize as ordinary income any accrued market discount to the extent of the deemed gain. A U.S. Holder of a Note acquired at a market discount also may be required to defer the deduction of all or a portion of the interest on any indebtedness incurred or maintained to carry the Note until it is disposed of in a taxable transaction.

      A U.S. Holder of a Note acquired at market discount may elect to include the market discount in income as it accrues. This election would apply to all market discount obligations acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies. The election may be revoked only with the consent of the U.S. Internal Revenue Service (the "Service"). If a U.S. Holder of a Note so elects to include market discount in income currently, the above-discussed rules with respect to ordinary income recognition resulting from sales and certain other disposition transactions and to deferral of interest deductions would not apply.

BOND PREMIUM

      If a U.S. Holder purchases a Note at a cost that is in excess of the amount payable on maturity (which will be determined by reference to an earlier call date if the call price would reduce the amount of the premium) (such excess being the "bond premium"), a U.S. Holder may elect under Section 171 of the Code to amortize such bond premium on a constant interest basis over the period from the acquisition date to the maturity date of such Note (or, in certain circumstances, until an earlier call date) and, except as future Treasury regulations may otherwise provide, reduce the amount of interest included in income in respect of the Note by such amount. A U.S. Holder who elects to amortize bond premium must reduce its adjusted basis in the Note by the amount of such allowable amortization. An election to amortize bond premium would apply to all amortizable bond premium on all taxable bonds held at or acquired after the beginning of the U.S. Holder's taxable year as to which the election is made, and may be revoked only with the consent of the Service. No amortization is allowed for any premium attributable to the conversion feature of a Note.

      If an election to amortize bond premium is not made, a U.S. Holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will generally receive a tax benefit from the bond premium only upon computing its gain or loss upon the sale or other disposition or payment of the principal amount of the Note.

      On June 27, 1996, the Service published in the Federal Register proposed regulations on the amortization of bond premium. Under those regulations, if a taxpayer elects to amortize bond premium, such bond premium would generally be amortized on a constant yield method and would be applied against qualified stated interest. The proposed regulations generally would be effective for Notes acquired on or after the date 60 days after the date final regulations are published in the Federal Register (the "Final Regulation Date"), provided, however, if a taxpayer makes the election to amortize bond premium for the taxable year containing the Final Regulation Date, the proposed regulations would be effective for Notes held on or after the first day of that taxable year.

TAX BASIS

      A U.S. Holder's initial tax basis in a Note will be equal to the purchase price paid by such U.S. Holder for such Note.

SALE OR REDEMPTION

      Unless a nonrecognition provision applies, the sale, exchange, redemption (including pursuant to an offer by the Company) or other disposition of a Note will be a taxable event for federal income tax purposes. In such event, a U.S. Holder will recognize gain or loss equal to the difference between (i) the amount of cash plus the fair market value of any property received upon such sale, exchange, redemption or other taxable disposition (other than in respect of accrued and unpaid interest thereon) and (ii) the U.S. holder's adjusted tax basis therein (other than any tax basis attributable to accrued and unpaid interest). Subject to the discussion above under the caption "Market Discount," such gain or loss should be capital gain or loss and will be long-term capital gain or loss if the Note had been held by the U.S. Holder for more than one year at the time of such sale, exchange, redemption or other disposition.

CONVERSION OF NOTE INTO COMMON STOCK

      No gain or loss will be recognized for federal income tax purposes on conversion of Notes solely into shares of Common Stock, except with respect to any cash received in lieu of a fractional share or, in the case of both cash and accrual basis taxpayers, any accrued interest not previously included in income. To the extent the conversion is not treated as resulting in the payment of interest, the tax basis for the shares of Common Stock received upon conversion will be equal to the tax basis of the Notes converted into Common Stock, and the holding period of the shares of Common Stock will include the holding period of the Notes converted. Any accrued market discount not previously included in income as of the date of the conversion of the Notes and not recognized upon the conversion (e.g., as a result of the receipt of cash in lieu of a fractional interest in a Note) should carry over to the Common Stock received on conversion and be treated as ordinary income upon the subsequent disposition of such Common Stock.

ADJUSTMENT OF CONVERSION PRICE

      Section 305 of the Code treats as a distribution taxable as a dividend (to the extent of the issuing corporation's current or accumulated earnings and profits) certain actual or constructive distributions of stock with respect to stock or convertible securities. Under Treasury regulations, an adjustment in the conversion price, or the failure to make such an adjustment, may, under certain circumstances be treated as a constructive dividend. Generally, a U.S. Holder's tax basis in a Note will be increased by the amount of any such constructive dividend.

BACK-UP WITHHOLDING

      A U.S. Holder of Notes or Common Stock may be subject to "back-up withholding" at a rate of 31% with respect to certain "reportable payments," including interest payments, dividend payments and, under certain circumstances, principal payments on the Notes or proceeds from the disposition of Common Stock. These back-up withholding rules apply if the U.S. Holder, among other things, (i) fails to furnish a social security number or other taxpayer identification number (TIN) certified under penalties of perjury within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) fails to report properly interest or dividends, or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such holder is not subject to back-up withholding. A U.S. Holder who does not provide the Company with its correct TIN also may be subject to penalties imposed by the Service. Any amount withheld from a payment to a U.S. Holder under the back-up withholding rules is creditable against the U.S. Holder's federal income tax liability, provided the required information is furnished to the Service. Back-up withholding will not apply, however, with respect to payments made to certain holders, including corporations and tax-exempt organizations, provided their exemption from back-up withholding is properly established.

      The Company will report to the U.S. Holders of Notes and Common Stock and to the Service the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to such payments.

                               NON-U.S. HOLDERS

      The following discussion is limited to the U.S. federal income tax consequences relevant to a holder of a Note that is not a U.S. Holder, as defined above ("Non-U.S. Holder").

      For purposes of withholding tax on interest and dividends discussed below, a non-resident alien or other non-resident fiduciary of an estate or trust will be considered a Non-U.S. Holder. For purposes of the following discussion, interest, dividends and gain on the sale exchange or other disposition of a Note or Common Stock will be considered to be "U.S. trade or business income" if such income or gain is (i) effectively connected with the conduct of a U.S. trade or business or (ii) in the case of a treaty resident, attributable to a permanent establishment (or, in the case of an individual, a fixed base) in the United States.

STATED INTEREST

      Generally any interest paid to a Non-U.S. Holder of a Note that is not U.S. trade or business income will not be subject to U.S. tax if the interest qualifies as "portfolio interest." Generally interest on the Notes will qualify as portfolio interest if (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total voting power of all voting stock of the Company and is not a "controlled foreign corporation" with respect to which the Company is a "related person" within the meaning of the Code, and (ii) the beneficial owner, under penalty or perjury, certifies that the beneficial owner is not a United States person and such certificate provides the beneficial owner's name and address, and (iii) the Non-U.S. Holder is not a bank receiving interest on an extension of credit made pursuant to a loan agreement made in the ordinary course of its trade or business.

      The gross amount of payments to a Non-U.S. Holder of interest that do not qualify for the portfolio interest exception and that are not U.S. trade or business income will be subject to U.S. federal income tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate withholding. U.S. trade or business income will be taxed at regular U.S. rates rather than the 30% gross rate. In the case of a Non- U.S. Holder that is a corporation, such United States trade or business income may also be subject to the branch profits tax (which is generally imposed on a foreign corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to United States trade or business income) at a 30% rate. The branch profits tax may not apply (or may apply at a reduced rate) if a recipient is a qualified resident of certain countries with which the United States has an income tax treaty. To claim the benefit of a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the Non-U.S. Holder must provide a properly executed Form 1001 or 4224 (or such successor forms as the Service designates), as applicable, prior to the payment of interest. These forms must be periodically updated. Under proposed regulations, the Forms 1001 and 4224 will be replaced by Form W-8. Also, under proposed regulations, a Non-U.S. Holder who is claiming the benefits of a treaty may be required to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Certain special procedures are provided in the proposed regulations for payments through qualified intermediaries.

DIVIDENDS

      In general, dividends paid to a Non-U.S. Holder of Common Stock will be subject to withholding of U.S. federal income tax at a 30% rate unless such is reduced by an applicable income tax treaty. Dividends that are connected with such holder's conduct of a trade or business in the United States or (U.S. trade or business income) are generally subject to U.S. federal income tax at regular rates, but are not generally subject to the 30% withholding tax if the Non-U.S. Holder files the appropriate form with the payor, as discussed above. Any U.S. trade or business income received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be applicable under an income tax treaty. Dividends paid to an address in a foreign country generally are presumed (absent actual knowledge to the contrary) to be paid to a resident of such country for purposes of the withholding discussed above and for purposes of determining the applicability of a tax treaty rate. Under proposed U.S. Treasury regulations, not currently in effect, however, a Non-U.S. Holder of Common Stock who wishes to claim the benefit of an applicable treaty rate would be required to satisfy applicable certification and other requirements, which would include the requirement that the Non-U.S. Holder file a form which contains the holder's name and address or provides certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

      A Non-U.S. Holder of Common Stock that is eligible for a reduced rate of U.S. withholding tax pursuant to an income treaty may obtain a refund of any excess amounts currently withheld by filing an appropriate claim for a refund with the Service.

CONVERSION

      A Non-U.S. Holder generally will not be subject to U.S federal income tax on the conversion of Notes into Common Stock, except with respect to cash (if any) received in lieu of a fractional share or interest not previously included in income. Cash in lieu of a fractional share may give rise to gain that would be subject to the rules described below for the sale of Notes. Cash or Common Stock treated as issued for accrued interest would be treated as interest under the rules described above.

SALE, EXCHANGE OR REDEMPTION OF NOTES OR COMMON STOCK

      Except as described below and subject to the discussion concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a Note or Common Stock generally will not be subject to U.S. federal income tax, unless (i) such gain is U.S. trade or business income, (ii) subject to certain exceptions, the Non-U.S. Holder is an individual who holds the Note or Common Stock as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition, (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates (including certain former citizens or residents of the United States) and (iv) in the case of the disposition of Common Stock, the Company has not been and does not become a U.S. real property holding company.

FEDERAL ESTATE TAX

      Notes held (or treated as held) by an individual who is not a citizen or resident of the United States (for federal estate tax purposes) at the time of his or her death will not be subject to U.S. federal estate tax provided that the individual does not actually or constructively own 10% or more of the total voting power of all voting stock of the Company and income on the Notes was not U.S. trade or business income. Common Stock owned or treated as owned by an individual who is not a citizen or resident of the United States (for federal estate tax purposes) will be included in such individual's estate for U.S. federal income tax purposes unless an applicable estate tax treaty otherwise applies.

INFORMATION REPORTING AND BACKUP WITHHOLDING

      The Company must report annually to the Service and to each Non-U.S. Holder any interest or dividend that is subject to withholding, or that is exempt from U.S. withholding tax pursuant to a tax treaty, or interest that is exempt from U.S. tax under the portfolio interest exception. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

      The Treasury regulations provide that backup withholding and information reporting will not apply to payments of principal on the Notes or Common Stock by the Company to a Non-U.S. Holder, if the Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption (provided that neither the Company nor its paying agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.)


      The payment of the proceeds from the disposition of Notes or Common Stock to or through the United States office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as its non-U.S. status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a Note to or through a non-U.S. office of a non-U.S. broker that is not a U.S. related person will not be subject to information reporting or backup withholding. For this purpose, a "U.S. related person" is (i) a "controlled foreign corporation" for U.S. federal income tax purposes or (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a United States trade or business.

      In the case of the payment of proceeds from the disposition of Notes or Common Stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the regulations require information reporting on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is not a U.S. person or a U.S. related person (absent actual knowledge that the payee is a U.S. person).

      Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability, provided that the requisite procedures are followed.

      THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISER AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF THE NOTES AND THE COMMON STOCK OF THE COMPANY, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

                             PLAN OF DISTRIBUTION

      The Selling Securityholders have advised the Company that the Securities may be sold from time to time by the Selling Securityholders, or their transferees, in transactions effected on the NYSE (or through the facilities of any national securities exchange or U.S. automated interdealer quotation system of a registered national securities association, on which any of the Securities are then listed, admitted to unlisted trading privileges or included for quotation), in privately negotiated transactions or otherwise. The Securities will not be sold in an underwritten public offering. The Securities will be sold at prices and on terms then prevailing, at prices related to the then-current market price of the Securities, or at negotiated prices. The Company has been advised that the Selling Securityholders may effect sales of the Securities directly, or indirectly by or through agents or broker-dealers and that the Securities may be sold by one or more of the following methods: (a) ordinary brokerage transactions, (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account, and (c) in "block" sale transactions. At the time a particular offer is made, a Prospectus Supplement, if required, will be distributed that sets forth the name or names of agents or broker-dealers, any commissions and other terms constituting selling compensation and any other required information. Moreover, in effecting sales, broker-dealers engaged by any Selling Securityholder and/or the purchasers of the Securities may arrange for other broker-dealers to participate in the sale process. Broker-dealers will receive discounts or commissions from the Selling Securityholders and/or the purchasers of the Securities in amounts which will be negotiated prior to the time of sale. Sales will be made only through broker-dealers registered as such in a subject jurisdiction or in transactions exempt from such registration. The Company has not been advised of any definitive selling arrangement at the date of this Prospectus between any Selling Securityholder and any broker-dealer or agent.

      In connection with the distribution of the Securities, certain of the Selling Securityholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Securities in the course of hedging the positions they assume with the Selling Securityholders. The Selling Securityholders may also sell the Securities short and redeliver the Securities to close out the short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers which require the delivery of the Securities to the broker-dealer. The Selling Securityholders may also loan or pledge the Securities to a broker-dealer and the broker-dealer may sell the Securities so loaned or, upon a default, the broker-dealer may effect sales of the pledged shares.

      Any broker-dealer participating in any distribution of Securities in connection with the offering made hereby may be deemed to be an "underwriter" within the meaning of the Securities Act and may be required to deliver a copy of this Prospectus, including a Prospectus Supplement, to any person who purchases any of the Securities from or through such broker-dealer.

      In addition, the Selling Securityholders may from time to time sell the Securities in transactions under Rule 144 under the Securities Act.

      Under the Registration Rights Agreements, SEACOR is required to comply with the requirements of Rule 144(c) under the Securities Act, as such Rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission), regarding the availability of current public information to the extent required to enable the Selling Securityholders to sell Securities without registration under the Securities Act pursuant to Rule 144 (or any similar rule or regulation).

      Pursuant to the Registration Rights Agreements, all expenses of registration of the Securities will be paid by SEACOR, including Commission filing fees, and expenses of compliance with state securities or "blue sky" laws. The Selling Securityholders will be indemnified by SEACOR against certain civil liabilities, including certain liabilities arising under the Securities Act, or, to the extent such indemnification is unavailable or otherwise limited, will be entitled to contribution in connection therewith. The Company will not receive any of the proceeds from the sale of the Securities by the Selling Securityholders.

                         NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

      The distribution of the Securities in Canada is being made only on a private placement basis exempt from the requirement that the Company prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Securities are effected. Accordingly, any resale of the Securities in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Securities.

REPRESENTATIONS OF PURCHASERS

      Each purchaser of the Securities in Canada who receives a purchase confirmation will be deemed to represent to the Company and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Securities without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "Resale Restrictions."

RIGHTS OF ACTION AND ENFORCEMENT

      The Securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the Securities Act (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. Federal securities laws. Following a recent decision of the U.S. Supreme Court, it is possible that Ontario purchasers will not be able to rely upon the remedies set out in Section 12(2) of the United States Securities Act of 1933 if the securities are being offered under a U.S. private placement memorandum.

      All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Ontario purchasers to effect service of process within Canada upon the issuer of such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such person in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

      A purchaser of the Securities to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any Securities acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from the Company. Only one such report must be filed in respect of the Securities acquired on the same date and under the same prospectus exemption.

                 LIMITATION ON FOREIGN OWNERSHIP OF SECURITIES

      The Shares offered hereby are subject to certain limitations on foreign ownership, and as a condition to the receipt of shares of Common Stock upon conversion of the Notes, holders of the notes will be required to furnish a certification as to, and under certain circumstances, additional proof of, citizenship. In addition, a foreign holder of the Notes may, by reason of such limitations, receive a lesser number of shares of Common Stock upon conversion of the Notes than it otherwise may be entitled to receive pursuant to the terms of the Notes and the Indenture. See "Risk Factors--Restrictions on Foreign Ownership of Common Stock" and "Description of Notes--Conversion Rights."


                                 LEGAL MATTERS

      The legality of the Securities offered hereby will be passed upon for SEACOR by Weil, Gotshal & Manges LLP.


                                    EXPERTS

      The audited consolidated financial statements of the Company for the year ended December 31, 1995 included in and incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, the Company's Current Report on Form 8-K dated May 31, 1996 and filed with the Commission on June 7, 1996 and the Company's Current Report on Form 8-K dated May 31, 1996 and filed with the Commission on June 14, 1996 have been audited, and the pro forma financial information for the year ended December 31, 1995 incorporated by reference in this Prospectus from the Company's Current Report on Form 8-K dated May 31, 1996 and filed with the Commission on June 7, 1996, have been examined by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing. In its report on the Company for 1995, Arthur Andersen LLP states that with respect to a certain subsidiary, its opinion is based on the report of other independent public accountants, namely Coopers & Lybrand L.L.P. The report referred to above has been incorporated by reference in this Prospectus upon the authority of that firm as experts in accounting and auditing.


                          INDEX TO FINANCIAL STATEMENTS

                                                                                                            PAGE
                                                                                                            ----

Report of Independent Public Accountants.............................................................        F-2
Consolidated Balance Sheets-December 31, 1995 and 1994...............................................        F-3
Consolidated Statements of Income for each of the three years ended
   December 31, 1995, 1994, and 1993.................................................................        F-4
Consolidated Statements of Changes in Equity for each of the three years ended
   December 31, 1995, 1994, and 1993.................................................................        F-5
Consolidated Statements of Cash Flows for each of the three years ended
   December 31, 1995, 1994, and 1993.................................................................        F-6
Notes to Consolidated Financial Statements...........................................................        F-7
Condensed Consolidated Balance Sheet-September 30, 1996..............................................        F-30
Condensed Consolidated Statements of Income for the three and nine months
   ended September 30, 1996 and 1995.................................................................        F-31
Condensed Consolidated Statements of Cash Flows for the nine months ended
   September 30, 1996 and 1995.......................................................................        F-32
Notes to Condensed Consolidated Financial Statements.................................................        F-33


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To SEACOR Holdings, Inc.:

         We have audited the accompanying consolidated balance sheets of SEACOR Holdings, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of CRN Holdings Inc. and subsidiaries, which statements reflect total assets and total revenues of 9 percent and 17 percent, respectively, in 1995 of the consolidated totals. Those statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to the amounts included for those entities, is based solely on the report of the other auditors.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

         In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of SEACOR Holdings, Inc. and subsidiaries as of December 31, 1995 and 1994 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


                                                             Arthur Andersen LLP
New Orleans, Louisiana
June 7, 1996

                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1994
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                ASSETS                                             1995                1994
                                                                                   ----                ----
Current Assets:
  Cash and temporary cash investments, including restricted
      cash of $305 in 1994..................................................$    28,786          $    44,637
  Investment Securities.....................................................        623                  595
  Trade and other receivables, net of allowance for doubtful
      accounts of $380 and $108, respectively...............................     32,900               13,844
  Affiliate receivables.....................................................        872                2,594
  Inventories...............................................................      1,602                  577
  Prepaid expenses and other................................................      3,490                1,047
                                                                            -----------          -----------
         Total current assets...............................................     68,273               63,294
                                                                            -----------          -----------

Investments in and Receivables from 50% or Less Owned
  Companies, at Equity......................................................      6,484                6,137
                                                                            -----------          -----------
Property and Equipment:
  Vessels and equipment.....................................................    327,352              222,142
  Other  ...................................................................     10,594                3,611
                                                                            -----------          -----------
                                                                                337,946              225,753
      Less-accumulated depreciation.........................................     75,038               59,726
                                                                            -----------          -----------
                                                                                262,908              166,027
                                                                            -----------          -----------
Other Assets................................................................     13,218                2,687
                                                                            -----------          -----------
                                                                            $   350,883          $   238,145
                                                                            ===========          ===========

         LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Current portion of long-term debt.........................................$     2,489          $     5,896
  Loans from stockholders...................................................      1,665                1,470
  Accounts payable-trade....................................................      7,742                3,245
  Accounts payable-affiliates...............................................          -                  396
  Accrued insurance.........................................................        975                  885
  Accrued wages.............................................................      1,252                  565
  Accrued income taxes......................................................      1,365                  498
  Other current liabilities.................................................      4,262                2,982
                                                                            -----------          -----------
      Total current liabilities.............................................     19,750               15,937
                                                                            -----------          -----------

Long-Term Debt..............................................................    108,066               73,621
Deferred Income Taxes.......................................................     36,182               34,093
Deferred Gain and Other Liabilities.........................................      2,484                1,733
Minority Interest in Subsidiary.............................................        937                1,279
Stockholders' Equity:
Common stock, $.01 par value, 20,000,000 shares authorized;
  9,886,393 and 7,198,123 shares issued and 9,830,625 and 7,142,355
  shares outstanding in 1995 and 1994, respectively.........................         99                   72
Additional paid-in capital..................................................    127,317               66,319
Retained earnings...........................................................     57,852               46,528
Less 55,768 shares held in treasury, at cost................................       (576)                (576)
Unamortized restricted stock................................................       (159)                   -
Currency translation adjustments............................................     (1,069)                (861)
                                                                            -----------          -----------
      Total stockholders' equity............................................    183,464              111,482
                                                                            -----------          -----------
                                                                            $   350,883          $   238,145
                                                                            ===========          ===========


 The accompanying notes are an integral part of these financial statements and should be read in conjunction herewith.


                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                                                      1995           1994             1993
                                                                      ----           ----             ----
Operating Revenue:
    Marine ...................................................     $104,894        $93,985         $92,168
    Environmental-
      Oil spill response                                              8,927              -               -
      Retainer and other services                                    12,838              -               -
                                                                  ---------        -------         -------
                                                                    126,659         93,985          92,168
                                                                  ---------        -------         -------
Costs and Expenses:
    Cost of spill response....................................        7,643              -               -
    Operating expenses-
        Marine................................................       66,205         55,860          53,958
        Environmental.........................................        4,580              -               -
    Administrative and general................................       13,953          7,278           7,187
    Depreciation and amortization.............................       18,842         14,108          12,107
                                                                  ---------        -------         -------
                                                                    111,223         77,246          73,252
                                                                  ---------        -------         -------

Operating Income..............................................       15,436         16,739          18,916
Other Income (Expense):
    Interest income...........................................        2,370          1,874           1,063
    Other.....................................................          667           (267)            122
    Gain/(loss) from equipment sales or retirements...........        3,850           (388)             (8)
    Interest expense..........................................       (6,681)        (5,422)         (4,782)
                                                                  ---------        -------         -------
                                                                        206         (4,203)         (3,605)
                                                                  ---------        -------         -------
Income Before Income Taxes, Minority Interest,
    Equity in Earnings of 50% or Less Owned
    Companies, and Extraordinary Item.........................       15,642         12,536          15,311
Income Tax Expense (Benefit):
    Current...................................................        5,175          4,516           3,998
    Deferred..................................................          335           (148)          1,341
                                                                  ---------        -------         -------
                                                                      5,510          4,368           5,339
                                                                  ---------        -------         -------
Income Before Minority Interest, Equity in Earnings of 50% or
   Less Owned Companies, and Extraordinary Item...............       10,132          8,168           9,972
Minority Interest in (Income) Loss of Subsidiary..............          321            184             (51)
Equity in Net Earnings of 50% or Less Owned Companies.........          872            975             287
                                                                  ---------        -------         -------
Income Before Extraordinary Item..............................       11,325          9,327          10,208
Extraordinary Item-Loss on Extinguishment of Debt.............            -              -          (1,093)
                                                                  ---------        -------         -------
Net Income....................................................    $  11,325        $ 9,327         $ 9,115
                                                                  =========        =======         =======

Earnings (Loss) Per Common Share-Assuming
No Dilution:
   Income before extraordinary item...........................    $    1.50       $   1.31        $   1.43
   Extraordinary item.........................................            -              -           (0.15)
                                                                  ---------     ----------        --------
   Net income.................................................    $    1.50       $   1.31        $   1.28
                                                                  =========       ========        ========

Earnings (Loss) Per Common Share-Assuming
Full Dilution:
   Income before extraordinary item...........................     $   1.36       $   1.22        $   1.36
   Extraordinary item.........................................            -              -           (0.14)
                                                                   --------      ---------        --------
   Net income.................................................     $   1.36       $   1.22        $   1.22
                                                                   ========       ========        ========
Weighted Average Common Shares:
   Assuming no dilution.......................................    7,547,330      7,142,355       7,127,697
   Assuming full dilution.....................................   10,032,332      9,625,544       8,366,724


 The accompanying notes are an integral part of these financial statements and should be read in conjunction herewith.

                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994, AND 1993
                                 (IN THOUSANDS)

                                           Common    Additional     Retained   Treasury Unamortized    Currency
                                            Stock      Paid-in      Earnings     Stock  Restricted    Translation
                                                       Capital                             Stock      Adjustments
1995
----
Balance, December 31, 1994...............      $72      $66,319       $46,528    $(576)    $  -           $(861)
Add       -Issuance of common stock:
            NRC Merger...................        3        5,704             -         -       -               -
            CNN Acquisition..............        5       11,295             -         -       -               -
            Public Offering..............       16       36,926             -         -       -               -
            Coastal/Phibro Transaction...        3        7,497             -         -       -               -
            Other........................        -            4             -         -       -               -
          - Issuance of restricted stock.        -          216             -         -    (216)              -
          - Amortization of restricted stock     -            -             -         -      57               -
          - Net income for the year ended
            December 31, 1995............        -            -        11,325         -       -               -
          - Net currency translation
            adjustments..................        -            -             -         -       -            (208)
Deduct    - Public offering costs........        -         (644)            -         -       -               -
          - Dividends paid...............        -            -            (1)        -       -               -
                                          --------     --------       -------     -----   -----        --------
Balance, December 31, 1995...............      $99     $127,317       $57,852     $(576)  $(159)        $(1,069)
                                          ========     ========       =======     =====   =====        ========

1994
----
Balance, December 31, 1993...............      $72      $66,319       $37,202     $(576)      -         $(2,484)
Add       -Net income for the year
            ended December 31, 1994......        -            -         9,327         -       -               -
          -Net currency translation
            adjustments..................        -            -             -         -       -           1,623
Deduct    -Dividends paid................        -            -            (1)        -       -               -
                                         ---------      -------       -------    ------  ------       ---------
Balance, December 31, 1994...............      $72      $66,319       $46,528     $(576) $    -          $ (861)
                                         =========      =======       =======    ======  ======       =========

1993
----
Balance, December 31, 1992...............      $71      $64,445       $28,094     $(576)  $   -         $(2,388)
Add       -Issue of common stock to
            acquire vessels..............        1        1,874             -         -       -               -
          -Net income for the year ended
            December 31, 1993............        -            -         9,115         -       -               -
Deduct    -Net currency translation
            adjustments..................        -            -             -         -       -             (96)
          -Dividends paid................        -            -            (7)        -       -               -
                                         ----------     -------       -------     -----   -----       ---------
Balance, December 31, 1993...............       $72     $66,319       $37,202     $(576)   $  -         $(2,484)
                                         ==========     =======       =======     =====   =====       =========


 The accompanying notes are an integral part of these financial statements and should be read in conjunction herewith.


                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                 (IN THOUSANDS)

                                                                                  1995        1994          1993
                                                                                --------    --------      ------
Cash Flows from Operating Activities:
    Net income...............................................................    $11,325     $ 9,327       $ 9,115
    Depreciation and amortization............................................     18,842      14,108        12,107
    Mobilization amortization................................................         44         415           953
    Restricted stock amortization............................................         57           -             -
    Bad debt expense.........................................................        100          98            20
    Debt discount amortization...............................................        277         309            97
    Deferred income taxes....................................................        335        (148)        1,341
    Equity in net earnings of 50% or less owned companies....................       (872)       (975)         (287)
    Extraordinary loss, extinguishment of debt...............................          -           -         1,093
    Gain on purchase of 6% Convertible Subordinated Notes....................       (199)          -             -
    (Gain)/loss from equipment sales or retirement...........................     (3,850)        388             8
    Minority interest in income (loss) of subsidiary.........................       (321)       (184)           51
    Other   .................................................................         31         176            19
    Changes in operating assets and liabilities:
        Decrease in restricted cash..........................................        308          87           293
        (Increase) decrease in receivables...................................    (14,807)       (261)       (4,040)
        (Increase) in inventories............................................        (79)       (255)         (132)
        (Increase) in prepaid expenses and other assets......................     (1,620)       (236)         (529)
        Increase (decrease) in payables and accrued and other liabilities....        368      (1,699)        3,307
                                                                                 -------     -------       -------
              Net cash provided by operations................................      9,939      21,150        23,416
                                                                                 -------     -------       -------
Cash Flows from Investing Activities:
    Purchases of property and equipment......................................    (14,534)     (3,371)      (24,194)
    Proceeds from the sale of marine vessels and equipment...................      7,522         450            32
    Investment in and advances to 50% or less owned companies................       (916)     (1,342)          (89)
    Principal payments on notes due from 50% or less owned companies.........        431           -             -
    Principal payments received under a sale-type lease......................        117           -             -
    Cash acquired in NRC Merger..............................................      2,176           -             -
    Acquisition of John E. Graham & Sons.....................................    (73,463)          -             -
    Purchase of investment securities........................................        (28)       (592)            -
                                                                                 -------     -------        ------
        Net cash (used in) investing activities..............................    (78,695)     (4,855)      (24,251)
                                                                                 -------     -------       -------
Cash Flows from Financing Activities:
    Payments of long-term debt and loans from stockholders...................    (66,609)    (10,888)      (36,986)
    Proceeds from issuance of long-term debt and loans from stockholders.....     87,283       3,175             -
    Net proceeds from sale of common stock...................................     36,302           -             -
    Payment of initial public offering costs.................................          -           -          (155)
    Purchase of 6% Convertible Subordinated Notes............................     (1,980)          -             -
    Debt issue loans costs, Den norske Bank A/S, revolving credit facility...       (667)          -             -
    Payment of debt extinguishment costs.....................................          -           -          (519)
    Payments on capital lease obligation.....................................     (1,037)          -             -
    Net proceeds from sale of 6% Convertible Subordinated Notes..............          -           -        55,324
    Payment of Dividends.....................................................         (1)         (1)           (7)
                                                                                 -------     -------       -------
          Net cash provided by (used in) financing activities................     53,291      (7,714)       17,657
                                                                                 -------     -------       -------
Effects of Exchange Rate Changes on Cash and Cash Equivalents................        (81)      130             (80)
                                                                                 -------     -------       -------
Net Increase (Decrease) in Cash and Cash Equivalents.........................    (15,546)      8,711        16,742
Cash and Cash Equivalents, beginning of period...............................     44,332      35,621        18,879
                                                                                 -------     -------       -------
Cash and Cash Equivalents, end of period.....................................    $28,786     $44,332       $35,621
                                                                                 =======     =======       =======

 The accompanying notes are an integral part of these financial statements and should be read in conjunction herewith.


                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.  NATURE OF OPERATIONS AND ACCOUNTING POLICIES:

         SEACOR Holdings, Inc. ("SEACOR") and its subsidiaries (the "Company") furnish vessel support in the offshore oil and gas exploration and production industry and provide contractual oil spill response and related services to companies who store, transport, produce, or handle petroleum and certain non-petroleum oils as required by the Oil Pollution Act of 1990 ("OPA 90"). The Company operates principally in the United States, offshore West Africa, the North Sea and Mexico.

BASIS OF CONSOLIDATION

         The consolidated financial statements include the accounts of SEACOR and its subsidiaries including the McCall Affiliated Companies, see Note 19, all of which are wholly owned by SEACOR, except for a 9% minority interest in a subsidiary that owns 11 vessels and bareboat charters in one vessel which operate in the North Sea and U.S. Gulf of Mexico. The equity method of accounting is used by the Company when it has a 20% to 50% ownership interest in the voting stock of other companies and the ability to exercise significant influence over their operating and financial policies. The investments in 50% or less owned companies are carried at cost, adjusted for the Company's equity in their undistributed earnings. All significant intercompany accounts and transactions between the Company and its majority and wholly owned subsidiaries have been eliminated in consolidation.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND TEMPORARY CASH INVESTMENTS-

         For purposes of the Consolidated Statements of Cash Flows, cash equivalents refer to securities with original maturities of three months or less.

INVESTMENT SECURITIES-

         The Company holds investments in U.S. Government debt securities. These securities are accounted for as held-to-maturity securities; and, accordingly are reflected at amortized cost, which approximates fair value at December 31, 1995 and 1994.

ACCOUNTS RECEIVABLE-

         Customers of vessel support services are primarily major and large independent oil and gas exploration and production companies; whereas, customers of oil spill response services include tank vessel owner/operators, refiners, terminals, exploration and production facilities and pipeline operators. The Company's customers are granted credit on a short-term basis and related credit risks are considered minimal.

INVENTORIES-

         Inventories consist of vessel spare parts, fuel, and supplies that are recorded at cost and charged to vessel expenses as consumed.

                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES

1.  NATURE OF OPERATIONS AND ACCOUNTING POLICIES: (CONTINUED)

PROPERTY AND EQUIPMENT-

         Property and equipment are recorded at historical cost and depreciated over the estimated useful lives of the related assets. Depreciation is computed on the straight line method for financial reporting purposes. Maintenance and repair costs, including routine dry dock inspections on vessels in accordance with maritime regulations, are charged to operating expense as incurred. Expenditures that extend the useful life or improve the marketing and commercial characteristics of vessels and major renewals or improvements to other properties are capitalized.

         Vessels and related equipment are depreciated over 20-25 years; all other property and equipment are depreciated and amortized over two to ten years.

OTHER ASSETS-

         Other assets include the following for the years ended December 31, 1995 and 1994, in thousands of dollars:


                                                                                               1995          1994
                                                                                               ----          ----

         Goodwill, net of accumulated amortization of $167 in 1995
           (see Note 4 and 7)..........................................................      $ 7,837       $     -
         Sale-type lease (see Note 12).................................................        2,543             -
         Debt issue costs, net of accumulated amortization of
           $558 in 1995 and $643 in 1994...............................................        2,214         1,994
         Other.........................................................................          624           693
                                                                                             -------     ---------
                                                                                             $13,218       $ 2,687
                                                                                             =======     =========

         Goodwill reflects the excess of cost over the estimated fair value of the net assets acquired upon the merger of NRC Holdings, Inc. ("NRC Holdings") with and into a subsidiary of SEACOR (see Note 4) and the excess of the value of SEACOR's common stock issued in connection with the cancellation of two customers' options to acquire up to 40% of a subsidiaries' common stock over the previously recorded carrying value of those options (see Note 7). Goodwill is being amortized on a straight line basis over its estimated useful life of 20 years.

         Deferred debt issue costs relate primarily to the Company's sale of 6% Convertible Subordinated Notes ("6% Notes") in July 1993 and the establishment of an $85,000,000 revolving credit loan facility (the "DnB Facility") with Den norske Bank A/S ("DnB") in September 1995 at a cost of $667,000. Debt issue costs are being amortized on a straight line basis over the life of the related debt, ranging from five to ten years.

         Combined deferred charge amortization expense was $729,000, $769,000 and $1,430,000 for the years ended December 31, 1995, 1994, and 1993. A significant amount of previously deferred mobilization costs was amortized to expense in 1993 but declined in 1994 and 1995. The Company's policy has been to defer any significant costs to relocate vessels in association with long-term charters (i.e., charters having a term of one year or more at inception) in which the term charter rates are adequate to recover the mobilization expenses. These deferred mobilization costs are typically amortized to expense over the primary term of the related charter contracts.

                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES

1.  NATURE OF OPERATIONS AND ACCOUNTING POLICIES: (CONTINUED)

INCOME TAXES-

         Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109, the financial accounting and reporting standard for income taxes. This standard superseded SFAS No. 96 which had been previously adopted by the Company. There was no significant effect on the Company's financial condition or results of operations caused by the adoption of the new standard.

         Deferred income tax assets and liabilities have been provided in recognition of the income tax effect attributable to the difference between assets and liabilities reported in the tax return and financial statements. Deferred tax assets or liabilities are provided using the enacted tax rates expected to apply to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

FOREIGN CURRENCY TRANSLATION-

         The assets, liabilities and results of operations of certain SEACOR subsidiaries are measured using the currency of the primary foreign economic environment within which they operate, their functional currency. For purpose of consolidating these subsidiaries with SEACOR, the assets and liabilities of these foreign operations are translated to U.S. dollars at currency exchange rates as of the balance sheet date and for revenue and expenses at the weighted average currency exchange rates during the applicable reporting periods. Translation adjustments resulting from the process of translating these subsidiaries; financial statements are included in stockholders equity.

         Certain SEACOR subsidiaries also enter into transactions denominated in currencies other than their functional currency. Changes in currency exchange rates between the functional currency and the currency in which a transaction is denominated is included in the determination of net income in the period in which the currency exchange rates change. Foreign currency exchange gains or losses included in determining net income have not been material.

REVENUE RECOGNITION-

         The Company's marine transportation business earns revenue primarily from time or bareboat charter of vessels to customers based upon daily rates of hire. Rates of hire earned under time and bareboat charters vary substantially in direct proportion to the operating expenses incurred in conjunction with each type of charter. Typically, under time charter arrangements, the vessels' operating expenses are the responsibility of the Company; whereas, under bareboat charters, the vessels' operating expenses are paid by the charterer. Vessel charters may range from several days to several years.

         Environmental customers are charged retainer fees for ensuring by contract the availability at predetermined rates of the Company's response services and equipment. Retainer services include employing a staff to supervise response to an oil spill emergency and maintaining specialized equipment, including marine equipment, in a ready state for spill response as contemplated by response plans filed by the Company's customers. Certain vessel owners pay in advance a minimum annual retainer fee based upon the number and size of vessels in each such owner's fleet and in some circumstances pay the Company additional fees based upon the level of each vessel owner's voyage activity in the U.S. The Company recognizes the greater of revenue earned by voyage activity or the portion of the retainer earned in each accounting period. Certain other vessel owners pay a fixed fee for the Company's retainer service and such fee is recognized ratably throughout the year. Facility owners generally pay a quarterly fee based on a formula that defines and measures petroleum products transported to or processed at the facility. Some facility owners pay an annual fixed fee and such fee is recognized ratably

                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES

1.  NATURE OF OPERATIONS AND ACCOUNTING POLICIES: (CONTINUED)

throughout the year. Retainer agreements with vessel owners generally range from one to three years while retainer arrangements with facility owners are as long as seven years.

         Spill response revenue is dependent on the magnitude of any one spill response and the number of spill responses within a given fiscal year. Consequently, spill response revenue can vary greatly between comparable periods.

RELIANCE ON FOREIGN OPERATIONS-

         For the years ended December 31, 1995, 1994, and 1993, approximately 31%, 33%, and 40%, respectively, of the Company's offshore marine revenues were derived from foreign operations. The Company's foreign operations are subject to various risks inherent in conducting business in foreign nations. These risks include, among others, political instability, potential vessel seizure, nationalization of assets, currency restrictions and exchange rate fluctuations, import-export quotas and other forms of public and governmental regulations, all of which are beyond the control of the Company. Although, historically, the Company's operations have not been affected materially by such conditions or events, if is not possible to predict whether any such conditions or events might develop in the future. The occurrence of any one or more of such conditions or events could have a material adverse effect on the Company's financial condition and results of operations.

EARNINGS PER SHARE -

         Earnings per common share assuming no dilution was computed based on the weighted average number of common shares issued and outstanding during the relevant periods. Shares issuable upon the exercise of stock options were excluded from the computation since the effect of the assumed exercise thereof was not material.

         On July 1, 1993, the Company sold $57,500,000 principal amount 6% Notes, and on December 17, 1993, the Company issued $4,750,000 principal amount 2.5% Convertible Subordinated Notes ("2.5% Notes"). Both note issues are convertible into shares of the Company's common stock at any time prior to maturity. The conversion rates for the 6% Notes and the 2.5% notes are 39.024 and 32.979 shares, respectively, per $1,000 principal amount of notes. In February 1995, the company purchased $2,250,000 of the then outstanding $57,500,000 principal amount of its 6% Notes in the open market.

         Earnings per common share assuming full dilution was computed based on the weighted average number of shares issued and outstanding plus the shares that would be outstanding assuming the exercise of all stock options using the treasury stock method and assuming all outstanding convertible subordinated notes were converted to common stock. For computation purposes, income before extraordinary item and net income were adjusted for the interest expense (net of income tax) applicable to the convertible subordinated notes.

RECLASSIFICATIONS -

         Certain reclassifications of prior year information have been made to conform with the current year presentation.

NEW ACCOUNTING STANDARDS -

         In 1995, Statement of Financial Accounting Standards No.
121-"Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" was issued and require adoption by the Company in fiscal 1996. Management believes that such adoption will not have a material effect on the Company's financial statements taken as a whole.

                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES

1.  NATURE OF OPERATIONS AND ACCOUNTING POLICIES: (CONTINUED)

         Also in 1995, Statement of Financial Accounting Standards No. 123-"Accounting for Stock-Based Compensation" (the "Statement") was issued which establishes, among other things, financial accounting and reporting standards for stock-based employee compensation plans. Entities may either adopt a "fair value based method" of accounting for an employee stock option as defined by the Statement or may continue to use accounting methods as defined by the Statement or may continue to use accounting methods as prescribed by APB opinion No. 25-"Accounting for Stock Issued to Employees." Entities electing to remain with the accounting in APB Opinion No. 25 are required to make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting defined in the Statement had been applied. The accounting requirements of the Statement are effective for transactions entered into in fiscal years that begin after December 15, 1995. The Company expects to continue following APB Opinion No. 25 and make appropriate disclosures in the future in accordance with the Statement.

2.  FAIR VALUE OF FINANCIAL INSTRUMENTS:

         The estimated fair value amounts of the Company's financial instruments have been determined using available market information and appropriate valuation methodologies. Considerable judgment was required in developing the estimates of fair value, and accordingly, the estimates presented herein, in thousands of dollars, are not necessarily indicative of the amounts realizable in current market exchange.


                                                                     CARRYING             FAIR
      DECEMBER 31, 1995                                               AMOUNT              VALUE
      -----------------                                               ------              -----
Assets:
   Cash, temporary cash investments
     and investment securities..................................     $29,407            $29,409
   Notes receivable from 50% or less
   owned companies..............................................       2,902              2,902
Liabilities:
   Long-term debt...............................................     110,555            112,493
   Indebtedness to shareholders and a minority
      shareholder of a subsidiary...............................       2,675              2,565


         The carrying values of cash and temporary cash investments and notes receivable due from 50% or less owned companies are a reasonable estimate of their fair value. The estimated value of the Company's long-term debt and indebtedness to a minority shareholder of a subsidiary of the Company was determined by discounting the future cash flows using market information as to borrowing rates for debt of similar terms and maturity. Loans from shareholders are generally advances made from shareholders. The Company believes it is not practicable to estimate the fair market value of the loans.

3.  POOLING ARRANGEMENTS:

         On December 17, 1993, the Company entered into a pooling arrangement (the "SEAFISH Pool"), effective January 1, 1994, with Champagne Nationale de Navigation ("CNN"), a French corporation engaged in various sectors of the marine shipping industry, which sold and leased back (bareboat chartered) from the Company ten offshore towing supply vessels. Under the terms of the arrangement, revenue and expenses of certain vessels owned and operated by the Company and certain vessels owned or bareboat chartered and operated

                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES

3.  POOLING ARRANGEMENTS: (CONTINUED)

by CNN were pooled and the net pool results were shared by both parties equally after giving effect to certain preference payments. Pursuant to an agreement under which the Company acquired additional vessels from CNN, the pooling arrangement and lease back of ten vessels were terminated effective October 1, 1995, (see Note 5).

         SEAFISH Ltd., a Bahamian corporation owned jointly by SEACOR and CNN, was assigned the responsibility to coordinate the activities of all vessels in the SEAFISH Pool. Immediately prior to terminating the SEAFISH Pool, the company and CNN had 12 and 21 participating vessels, respectively, and at December 31, 1994, the respective count of participating vessels was 11 and 15. For a fee, the Company provided management and accounting services to SEAFISH Ltd. For the years ended December 31, 1995 and 1994, the effect on the Company's revenue from its participation in the SEAFISH Pool was a reduction in revenue of $972,000 and an increase in revenue of $337,000, respectively.

         On January 1, 1995, the SEAVEC Pool commenced operations. The SEAVEC Pool was formed to coordinate the marketing in the North Sea standby market of eleven vessels owned by the Company and five vessels from Toisa Ltd., an unrelated offshore marine transportation and services company. Under the pooling arrangement, operating revenue is pooled and distributed to each company pursuant to a formula derived from the class of vessels each company contributes to the pool. For the year ended December 31, 1995, the effect on the Company's revenue from its participation in the SEAVEC Pool was a reduction in revenue of $313,000. Ten vessels owned by the Company were participating in the Pool at December 31, 1995.

4.  NRC MERGER:

         On March 14, 1995, SEACOR acquired the remaining 57.1% of the outstanding common stock of NRC Holdings that it did not already own through a merger (the "NRC Merger") of NRC Holdings with and into CRN Holdings Inc. ("CRN"), a wholly owned subsidiary of SEACOR. Following the NRC Merger, the financial condition, results of operations, and cash flows of the newly acquired environmental subsidiaries, primarily operating through the National Response Corporation ("NRC"), were reflected in the Company's consolidated financial statements. Prior to March 14, 1995, the Company reported its equity interest in NRC Holdings as an investment in 50% or less owned company that was accounted for by the equity method.

         CRN, the surviving corporation of the NRC Merger, primarily through its wholly owned subsidiary, NRC, is engaged in the business of responding to marine oil spills and planning for environmental emergencies. SEACOR issued 292,965 shares of its common stock pursuant to the transaction that were valued at $5,707,000. The Company already owned 42.9% of NRC Holdings which was carried on the Company's books at a value net of deferred taxes of $995,000. The purchase method was used to account for this business combination. The excess of cost over estimated fair value of the net assets acquired, including $138,000 in direct costs incurred in conjunction with the transaction, of which $3,447,000 will be amortized over 20 years using the straight line method. The estimated fair values of assets and liabilities of NRC Holdings at the date of the NRC Merger are as follows, in thousands of dollars:

                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES

4.  NRC MERGER: (CONTINUED)


     CAPTION                                                           AMOUNT
     -------                                                           ------

     Current Assets.........................................         $  6,008
     Property and Equipment.................................           21,219
     Capitalized Lease......................................            1,807
     Other Assets...........................................              100
     Goodwill...............................................            3,447
     Deferred Income Taxes..................................              404
     Current Liabilities....................................           (5,741)
     Capital Lease Obligations..............................           (1,577)
     Bank Loan Payable......................................          (12,500)
     Deferred Revenue.......................................           (6,327)
                                                                    ---------
                                                                     $  6,840
                                                                    ---------

         The following unaudited pro forma information has been prepared as if the merger had occurred at the beginning of each of the periods presented, in thousands of dollars, except per share data. This pro forma information has been prepared for comparative purposes only and is not necessarily indicative of what would have occurred had the merger taken place on the dates indicated, nor does it purport to be indicative of the future operating results of the Company. The results of NRC Holdings for the year ended December 31, 1994, were impacted favorably by its involvement in a major oil spill response in San Juan, Puerto Rico. As spill response revenue is dependent on the magnitude of any one spill response and the number of spill responses in a given year, operating results can vary greatly between periods. The favorable effect of the major spill response and its effect on operating results in 1994 is not indicative of a trend or of anticipated results in future periods.

       CAPTION                                                1995        1994
       -------                                                ----        ----

       Revenues..........................................   $130,735    $134,056
       Net Income........................................    $11,477     $10,073
       Earnings Per Share-Assuming No Dilution...........      $1.52       $1.36

5. VESSEL ACQUISITIONS AND DISPOSITIONS:

GRAHAM ACQUISITION-

         On September 15, 1995, the Company acquired substantially all the assets of John E. Graham & Sons and certain of its affiliated companies (collectively, "Graham") for $72,854,000 in cash (the "Graham Acquisition"). The purchased assets included 127 marine vessels used to support the offshore oil and gas exploration and production industry in the U.S. Gulf of Mexico, real estate, capital equipment and inventory associated with the operation of these vessels. The acquisition was financed with $74,000,000 of borrowings under a revolving credit facility entered into with DnB. The difference between the amount borrowed and paid to Graham to acquire the assets was used to defray debt issue and acquisition costs, totaling $1,208,000. Acquisition costs, totaling $609,000, have been allocated to the vessels acquired, and debt issue costs, totaling $599,000, are included in Other Assets.

                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES

5. VESSEL ACQUISITIONS AND DISPOSITIONS: (CONTINUED)


CNN ACQUISITION-

         On November 14, 1995, the Company acquired three towing supply vessels from CNN and entered into an agreement to acquire two anchor handling towing supply vessels and certain other vessel related assets for aggregate consideration of $21,550,000. Of such consideration, $11,300,000 was paid for by issuing 459,948 shares of SEACOR's common stock to CNN and $10,250,000 was paid for in cash on December 14, 1995 when the two anchor handling towing supply vessels were delivered to the Company (the "CNN Acquisition"). The Company borrowed $11,000,000 from the DnB Facility to finance the cash portion of the consideration and pay acquisition costs. Pursuant to the CNN Acquisition, the Company and CNN agreed to (i) terminate CNN's bareboat charters covering ten vessels owned by the Company, effective October 1, 1995, (ii) terminate the SEAFISH Pooling arrangement, effective October 1, 1995, (iii) the Company's bareboat charter, effective October 1, 1995, of one vessel owned by CNN with an option to purchase, (iv) provide the Company a right of first refusal until December 31, 1999, under which terms CNN shall not sell or transfer all or part of its interest in any of three additional vessels owned by CNN, (v) SEACOR's acquisition of 50% of the outstanding shares of FISH for a cost of $60,000, effective January 1, 1996, (vi) CNN's sale to SEACOR of all CNN's right, title, and interest in and to all of the shares owned by CNN in SEAFISH Ltd. for a purchase price of $5,000, effective January 1, 1996, (vii) reimburse CNN for certain costs associated with CNN's early termination of employment contracts for officers and crews that worked aboard seven of the Company's vessels which were previously bareboat chartered to CNN; at December 31, 1995, the Company recorded a liability of $700,000 regarding these contract termination costs and has included such cost in the purchase price of the five vessels acquired, and
(viii) permit Feronia International Shipping S.A. ("FISH"), a French corporation in which the Company and CNN own a 50% interest, to manage, for a fee, the Company's vessels operating offshore West Africa and in the Arabian Gulf and certain other additional vessels owned by CNN.

VESSEL DISPOSITIONS-

         During 1995, the Company sold four supply and six utility vessels that resulted in the recognition of a pre-tax gain, totaling $4,124,000. The gain was offset by a pre-tax loss of $359,000 from the retirement of certain previously capitalized costs relating to a vessel which was withdrawn from standby safety service in the North Sea and relocated to the U.S. Gulf of Mexico for well stimulation service. A pre-tax loss of $316,000 was recorded in 1994 from the retirement of certain previously capitalized costs that also related to a vessel which was withdrawn from standby safety service in the North Sea and relocated to the U.S. Gulf of Mexico for well stimulation service.

6.  INVESTMENTS IN AND RECEIVABLES FROM 50% OR LESS OWNED COMPANIES:

         Investments, carried at equity, consist of the following at December 31, 1995 and 1994:

                                                                              PERCENT
                                                                               OWNED
                                                                        ------------------
       COMPANY                                                          1995          1994
       -------                                                          ----          ----

       SEAFISH Ltd..............................................        50.0%          50.0%
       NRC Holdings, Inc........................................         -             42.9%
       Maritima Mexicana, S.A...................................        40.0%          40.0%
       SEAMEX International, Ltd................................        40.0%          40.0%
       West Africa Offshore, Ltd................................        40.0%          40.0%

                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES

6.  INVESTMENTS IN AND RECEIVABLES FROM 50% OR LESS OWNED COMPANIES: (CONTINUED)

         Until October 1, 1995, SEAFISH Ltd. coordinated the activities of certain vessels owned and operated by the Company and certain vessels owned or bareboat chartered and operated by CNN that participated in a pooling arrangement (see Note 3). For purposes of the pooling arrangement, SEAFISH Ltd. acted as a custodian of cash balances relating to the Company's and CNN's pool activities and recorded no revenues or expenses from the pooling arrangement. Therefore, the net pool results were not included in equity in net earnings of 50 or less owned companies. Pursuant to the CNN Acquisition (see Note 5), SEACOR and CNN have agreed to terminate the SEAFISH Pool and SEACOR has agreed to acquire all of CNN's rights, title and interest in and to all of the shares owned by CNN in SEAFISH Ltd. for a purchase price of $5,000, effective January 1, 1996.

         On March 14, 1995, SEACOR acquired the remaining 57.1% of the outstanding common stock of NRC Holdings that it did not already own through a merger of NRC Holdings with and into CRN. Following the NRC Merger, the financial condition, results of operations, and cash flows of the newly acquired environmental subsidiaries, primarily operating through NRC, were reflected in the Company's consolidated financial statements.
(see Note 4).

         Until the NRC Merger on March 14, 1995, and during 1994 and 1993, the Company earned operating revenue of $68,000, $347,000 and $174,000, respectively, from NRC. The fees related primarily to capital improvements made by the Company to an owned and operated vessel and certain other expenses incurred in support of NRC's oil spill response activities. In 1994 and until the NRC Merger in 1995, the Company also provided management services to NRC for a fee. The amount previously recorded by the Company as its equity in the earnings of NRC Holdings differed from its 42.9% pro rata share of the company's book value primarily because of the effect of the warrants held by two principal customers to purchase 40% of the common stock of NRC (see Note 7). Equity in earnings of NRC Holdings, Inc. and its subsidiaries, net of applicable income taxes, was $607,000, and $287,000 for the years ended December 31, 1994 and 1993, respectively.

         During 1994, the Company and Transportation Maritima Mexicana S.A. de C.V. ("TMM") completed their structuring of a joint venture to serve the Mexican offshore market that began in December 1993 (the "TMM Joint Venture"). As part of organizing the TMM Joint Venture, the Company: (i) invested $1,630,000 representing its share of the costs to acquire and improve three vessels, (ii) invested $800,000 cash, and (iii) contributed one vessel from its fleet with an agreed value of $1,350,000. A portion of the Company's initial investment in the TMM Joint Venture was represented by unsecured notes receivable, totaling $2,350,000. The Company recorded a deferred gain of $718,000 upon contributing the vessel to the venture from its fleet which is being amortized to income over the vessel's depreciable life. The TMM Joint Venture is comprised of two corporations, Maritima Mexicana, S.A. and SEAMEX International, Ltd.

         In March 1995, the Company sold an additional supply vessel to the TMM Joint Venture for $1,700,000 in cash which resulted in the recognition of an immediate gain of $473,000 and the deferral of a $315,000 gain. The deferred gain is being amortized to income over the depreciable life of the vessel, and the amount amortized to other income from this transaction and from the contribution of a vessel upon establishment of the venture totaled $53,000 and $10,000 for the years ended December 31, 1995 and 1994, respectively.

         In 1995, the Company entered into a sale-type lease for one of its vessels with the TMM Joint Venture. The lease expires in seven years and contains options which permit the TMM Joint Venture to purchase the vessel at various dates during the term of the lease. Unearned income and deferred gain amortized to other income in connection with this lease for the year ended December 31, 1995, totaled $387,000. Additionally in 1995, the Company advanced the TMM Joint Venture $680,000 to acquire equipment in exchange for a note receivable.

         Principal and interest payments on the TMM Joint Venture notes are due in quarterly installments which extend through 2000. The notes bear interest at prime plus two percent, and earned interest income was $302,000 and $147,000 for the years ended December 31, 1995 and 1994, respectively.

                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES

6.  INVESTMENTS IN AND RECEIVABLES FROM 50% OR LESS OWNED COMPANIES: (CONTINUED)

         During 1995 and 1994, the TMM Joint Venture chartered vessels and utilized other services of the Company. Charter and other revenue earned by the Company from this operation for the years ended December 31, 1995 and 1994 was $369,000 and $624,000, respectively. The Company's equity in earnings of the TMM Joint Venture, net of applicable income taxes, was $873,000 and $368,000 for the years ended December 31, 1995 and 1994, respectively.

         West Africa Offshore, Ltd. has been the Company's principal agent for vessels operating offshore West Africa and is reimbursed for its operating expenses. Pursuant to FISH expanding its vessel management responsibilities in behalf of the Company, see discussion below, agency support of West Africa Offshore, Ltd.
will be limited primarily to the Company's operations in Nigeria.

         Pursuant to the CNN Acquisition (see Note 5), SEACOR acquired 50% of the outstanding shares of FISH, a French corporation, for a cost of $60,000, effective January 1, 1996. FISH has agreed to manage the Company's vessels operating offshore West Africa and in the Arabian Gulf and certain other additional vessels owned by CNN. The FISH management fee charged to general and administrative expense for the year ended December 31, 1995 totaled $226,000.

         The summarized financial information below represents an aggregation of the Company's principal equity investees for the years ended December 31, in thousands of dollars.


CONDENSED INFORMATION                                                       1995              1994
---------------------                                                       ----              ----

Current Assets....................................................       $ 6,282           $10,040
Noncurrent Assets.................................................        10,351            32,359
                                                                         -------           -------
     Total Assets.................................................       $16,633           $42,399
                                                                         =======           =======
Current Liabilities...............................................         3,460            24,653
Noncurrent Liabilities............................................         4,941             7,244
                                                                         -------          --------
     Total Liabilities............................................       $ 8,401           $31,897
                                                                        ========           =======

Revenues..........................................................       $ 8,840           $50,217
                                                                        ========           =======

Gross Profit......................................................       $ 4,990           $24,648
                                                                        ========           =======

Net Income........................................................       $ 3,304           $ 4,397
                                                                        ========          ========


         The amount of consolidated retained earnings that represents undistributed earnings of 50% or less owned companies accounted for by the equity method was $1,241,000 at December 31, 1995.

7.  COASTAL AND PHIBRO AGREEMENT:

         On October 27, 1995, SEACOR and its primary environmental subsidiary, NRC, amended certain existing agreements with two of its customers, Coastal Refining and Marketing, Inc. ("Coastal") and Phibro Energy USA, Inc. ("Phibro"). Those agreements provided, among other things, for a reduction in, and subsequent elimination of, Coastal and Phibro's participating interest in certain operating results, a reduction in their retainer fees, and an elimination of certain options held by each of those customers to purchase up to 20% of the fully

                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES

7.  COASTAL AND PHIBRO AGREEMENT: (CONTINUED)

diluted common stock of NRC. NRC will continue to provide one customer through December 31, 2001 and the other customer through December 31, 1998 various oil spill response services mandated by the OPA 90. In addition, Coastal's agreements, among other things, called for SEACOR to issue them 311,357 shares of its common stock (having a value at time of issuance of $7,500,000) in exchange for the cancellation of their stock options in NRC. Phibro also agreed to cancel a similar option in return for amendments to its agreement which related primarily to the reduction of its retainer payments for OPA 90 services. SEACOR has accounted for its share issuance as a repurchase of a minority interest. The difference between the value of the common stock issued and the previously recorded carrying value of certain deferred revenue, net of income tax effect, which approximated 40% of NRC's net book value, totaled $4,558,000 and was recorded as goodwill (see Note 1).

8.       INCOME TAXES:

         Income (loss) before income taxes, minority interest, equity in net earnings of 50% or less owned companies, and extraordinary item derived from the United States and foreign operations for the years ended December 31, are as follows, in thousands of dollars:

                                                                     1995         1994               1993
                                                                     ----         ----               ----

                  United States................................     $18,318       $13,494          $14,534
                  Foreign......................................      (2,676)         (958)     777
                                                                   --------     --------- --------
                                                                    $15,642       $12,536          $15,311
                                                                    =======       =======          =======

         The Company files a consolidated U.S. Federal tax return. Income tax expense (benefit) consisted of the following components for the years ended December 31, 1995, 1994 and 1993, in thousands of dollars:

                                                                      1995             1994         1993
                                                                      ----             ----         ----
         Current:
              State............................................     $   111         $    123      $   115
              Federal..........................................       4,622            4,193        3,207
              Foreign..........................................         442              200          676
         Deferred:
              Federal..........................................         859             (148)       1,359
              Foreign..........................................        (524)              -           (18)
                                                                    -------         --------      -------
                                                                    $ 5,510         $  4,368      $ 5,339
                                                                    =======         ========      =======

         The following table reconciles the difference between the statutory federal income tax rate for the Company to the effective income tax rate:

                                                                     1995              1994         1993
                                                                     ----              ----         ----

              Statutory Rate...................................       34.0%             34.0%        34.0%
              Foreign and state taxes..........................        1.2               0.8          0.9
                                                                    ------          --------      -------
                                                                      35.2%             34.8%        34.9%


                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES

8.       INCOME TAXES: (CONTINUED)


         The components of the net deferred income tax liability were as follows, for the years ended December 31, in thousands of dollars:

                                                                                    1995            1994
                                                                                    ----            ----
         Deferred tax assets:
              Foreign Tax Credit........................................       $     522      $      337
              Alternative Minimum Tax Credit............................             568               -
              Subpart F Loss............................................           1,727             747
              Nondeductible Accruals....................................             494               -
              Other ....................................................             367             340
                 Total deferred tax assets..............................           3,678           1,424
         Deferred tax liabilities:
              Property and equipment....................................          39,102          34,717
              Investment in Subsidiaries................................             603             660
              Other ....................................................             655             919
                                                                               ---------      ----------
                 Total deferred tax liabilities.........................          40,360          36,296
                                                                               ---------      ----------
                    Net deferred tax liabilities........................       $  36,682      $   34,872
                                                                               =========      ==========

         As of December 31, 1995, the Company has carryforwards for income tax purposes of foreign tax credits approximating $522,000 that expire from 1997 through 2000. As of December 31, 1995, the Company also has alternative minimum tax credit carryforwards of $568,000 for income tax purposes. For financial reporting purposes, the carryforwards have been recognized through a reduction in deferred tax liabilities.

9.       RELATED PARTY TRANSACTIONS:

         The Company reimburses a stockholder for management and administrative services. These charges totaled $275,000 for the year ended December 31, 1995 and $175,000 for each of the years ended December 31, 1994 and 1993. The fees relate primarily to the use of the stockholder's physical resources and administrative and technical personnel.

         Miller Environmental Group ("MEG"), an environmental contractor based in Calverton, New York, maintains and stores spill response equipment owned by NRC and in the event of a spill, provides labor, equipment and materials to assist in NRC's spill response activities. In fiscal 1995, NRC paid approximately $1,750,000 to MEG for these services. The father of a SEACOR corporate officer is Vice President, Secretary and Treasurer of MEG.

         NRC also contracts with James Miller Marine Services ("JMMS"), an environmental contractor based in Staten Island, New York, for services similar to those provided by MEG. In fiscal 1995, NRC paid approximately $600,000 to JMMS for these services. The brother of a SEACOR corporate officer is Vice President of JMMS.

         Loans from stockholders are made up of unsecured loans due to Norman and Joyce McCall. The loans are due on demand and bear interest at 7% per annum at December 31, 1995. On May 3, 1996, the loans were paid in full.

                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES

10.      LONG-TERM DEBT:

         Long-term debt balances, maturities, and interest rates are as follows for the years ended December 31, in thousands of dollars:

                                                                                 1995                1994
                                                                                 ----                ----

Notespayable to former vessel owners, due in quarterly or semi-annual installments and maturing from 1996 through 2003, at interest
     rates ranging from 3.75% to 7.50%.................................      $    11,147        $   13,210
Notes payable to banks, due in monthly
     installments and maturing from 1995 through
     2007, secured by vessels (9.75% at December 31,
     1995).............................................................            1,596             1,293
Notespayable to Nederlandse Scheepshypotheekbank N.V. ("Nedship Bank"),
     due in quarterly installments payable from 1991 through 1996, secured by vessels, bearing interest at LIBOR
     plus 2.0% (7.375% at December 31, 1994)...........................                -             5,227
DnB Revolving Credit Facility, interest payable
     based upon interest option period at LIBOR plus 1.25% prior to term conversion and principal and interest after conversion on August 31, 1996 due semi-annually through August 31, 2002 bearing interest at LIBOR plus maximum of 1.5% (7.1875% at December 31,
     1995).............................................................           40,000                 -
6% Convertible Subordinated Notes, due 2003,
     interest payable semi-annually commencing 1994....................           55,250            57,500
2.5% Convertible Subordinated Notes, due 2004,
     interest payable semi-annually commencing 1994....................            4,750             4,750
                                                                             -----------        ----------

                                                                                 112,743            81,980
Less - Portion due within one year.....................................           (2,489)           (5,896)
       - Debt discount.................................................           (2,188)           (2,463)
                                                                             -----------        ----------
                                                                             $   108,066        $   73,621
                                                                             ===========        ==========

         Annual maturities of long-term debt for the five years following December 31, 1995, are as follows, in thousands of dollars.

YEAR               1996          1997           1998         1999          2000
----               ----          ----           ----         ----          ----

AMOUNT.......    $  2,489      $  1,632      $  1,494      $  1,356     $  1,356

         The long-term debt maturities schedule does not include future annual maturities for borrowings outstanding under the DnB Facility at December 31, 1995. It is uncertain how much, if any, of the outstanding senior secured revolving bridge loans due DnB at December 31, 1995 may be converted into term loans on August 31, 1996, the date upon which the Company may elect to extend all or a portion of the DnB Facility. If the outstanding senior secured revolving bridge loans at December 31, 1995 were converted to term loans and the

                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES

10.  LONG-TERM DEBT:  (CONTINUED)


Company did not extend its commitment for any other unused portion of the DnB Facility on August 31, 1996, future annual maturities for the DnB Facility would be $6,667,000 in each of the years 1997 through 2000 and $13,332,000 thereafter.

         On August 20, 1993, the Company retired U.S. Government Guaranteed Ship Financing Bonds in the amount of $7,303,000 with proceeds from the issuance of the 6% Notes. At that time, $549,000 and $52,000 of unamortized debt discount and deferred bond issue costs, respectively, were written off, and a redemption premium and fees of $341,000 were paid, all of which was recorded as an extraordinary loss. Debt discount amortization expense related to these bonds was $66,000 for the year ended December 31, 1993.

         In July 1993, the Company retired notes payable to a bank and former vessel owners in the amount of $18,110,000 with proceeds from the issuance of the 6% Notes. At that time, $1,011,000 of unamortized deferred debt issue costs was written off, and fees of $178,000 were paid to the bank, all of which was recorded as an extraordinary loss.

         In April 1991, in conjunction with the Company's expansion in the North Sea, VEESEA Holdings, Inc. ("VEESEA"), a 91% owned subsidiary of SEACOR, and its subsidiaries (collectively, the "VEESEA Group") entered into a loan agreement with Nedship Bank, pursuant to which Nedship Bank loaned pounds sterling 10,700,000 (or $18,426,000 based upon exchange rates in 1991). In conjunction with regularly scheduled payments during 1995, the Company made optional principal prepayments, amounting to $2,266,000, on the Nedship Bank loan, and the loan was completely repaid by December 31, 1995.

         In conjunction with eight vessels acquired in March 1993, SEACOR issued two notes payable to the former vessel owners: (i) a $1,875,000, 7.5% unsecured note repayable in eleven equal quarterly installments of $100,000 commencing June 1993 with a final installment of $775,000 in March 1996, and (ii) a $975,000, 6% unsecured note repayable in twelve quarterly installments of $81,250 commencing June 1993 and maturing March 1996.

         On August 6, 1993, a customer who had previously sold a project vessel to the Company for a promissory note confirmed a decision to terminate a long-term charter of that vessel. Pursuant to this transaction, the customer forgave $450,000 in principal amount of the note payable due from the Company under a first preferred mortgage on vessels which had a net book value of $4,222,000 at December 31, 1995, made other adjustments to the mortgage, and paid the Company a demobilization fee of $235,000. The forgiveness of the note was recorded as an extraordinary gain, and the demobilization fee was included in income before extraordinary item.

         On July 1, 1993, SEACOR sold $57,500,000 principal amount of 6% Notes. The agreements under which the 6% Notes were issued provided for underwritten resales to qualified institutional buyers and to non-U.S. purchasers in transactions exempt from registration under applicable securities laws. The 6% Notes are convertible into shares of SEACOR's Common Stock at any time prior to July 1, 2003, at a conversion rate of 39,024 shares per $1,000 principal amount of the 6% Notes. There is no sinking fund for the 6% Notes; however, the 6% Notes are redeemable, in whole or in part, at the election of SEACOR any time on or after July 1, 1996, initially at 104.2% of the principal amount thereof and declining by 0.67% each year thereafter to 100% of the principal amount in 2003. In addition, upon the occurrence of a change in control of SEACOR (as defined in the indenture of the 6% Notes), holders of the 6% Notes may elect to require SEACOR to purchase their 6% Notes, in whole or in part, at a purchase price equal to 100% of the principal amount thereof, plus accrued interest to the date of purchase. SEACOR incurred $2,176,000 in costs associated with the sale of the 6% Notes including

                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES

10.  LONG-TERM DEBT:  (CONTINUED)


$1,869,000 of the underwriters discount. These debt issue costs were charged to other assets and are being amortized to expense over ten years.

         In February 1995, the Company purchased $2,250,000 of the then outstanding $57,500,000 principal amount of its 6% Notes in the open market. The difference between the amount paid to acquire the 6% Notes and their carrying value resulted in the Company recognizing a gain of $199,000, net after giving effect to a write-off of $71,000 in unamortized deferred debt issue costs associated with the sale of the 6% Notes. The gain is included in other income.

         In December 1993, the Company financed, in part, the acquisition of ten offshore towing supply vessels from CNN with: (i) $12,000,000 principal amount senior unsecured notes payable having varying maturities of one to ten years, bearing interest rates ranging from 3.25% to 5.50% per annum and which have been guaranteed by SEACOR, and (ii) $4,750,000 principal amount of 2.5% Notes. The 2.5% Notes are convertible into shares of SEACOR's Common Stock at any time prior to maturity at a conversion rate of 32.979 shares per $1,000 principal amount of the 2.5% Notes. There is no sinking fund for the 2.5% Notes; however, the 2.5% Notes are redeemable, in whole or in part, at the election of SEACOR any time on or after July 1, 1997, initially at 104.2% of the principal amount thereof and declining by 0.60% each year thereafter to 100% of the principal amount after July 1, 2003. In addition, upon the occurrence of a change in control of SEACOR (as defined in the indenture of the 2.5% Notes), holders of the 2.5% Notes may elect to require SEACOR to purchase their 2.5% Notes, in whole or in part, at a purchase price equal to 100% of the principal amount thereof, plus accrued interest to the date of purchase. The stated interest rates on the unsecured notes and the 2.5% Notes (collectively, the "Notes") were considered lower than interest rates at which the Company would normally obtain similar financing which were determined to range from 5.10% to 9.14%. The Notes were valued based on discounting concepts to approximate their fair market value. The difference between the Notes' fair market and stated values at inception, $2,749,000, was recorded as debt discount and as a reduction in the carrying value of the vessels acquired. Amortized debt discount included in interest expense was $277,000 and $309,000 for the years ended December 31, 1995 and 1994, respectively.

         Certain of SEACOR's subsidiaries (the "borrowing subsidiaries") are parties to the DnB Facility, with DnB as lender and SEACOR as guarantor. Pursuant to the DnB Facility, the borrowing subsidiaries may borrow up to $85,000,000 aggregate principal amount of senior secured revolving bridge loans any time prior to August 31, 1996 (the "Initial Term"). At the Company's election, such loans, on or prior to August 31, 1996, may be converted into senior secured reducing revolving credit loans maturing on August 31, 2003. Until termination of the DnB Facility, a commitment fee is payable to DnB on a quarterly basis, computed at the rate of one-half of one percent per annum on the average unfunded portion of the credit facility.

         During the Initial Term of the DnB Facility, outstanding borrowings bear interest at an annual rate equal to 125 basis points above LIBOR. If the Borrowing Subsidiaries elect to convert the senior secured bridge loans to senior secured reducing revolving credit loans (the "Term Loans"), the Maximum Committed Amount automatically will decrease semi-annually by certain percentages described in the DnB Facility. The DnB Facility requires the Company, on a consolidated basis, to maintain a minimum ratio of indebtedness to vessel value, as defined, a minimum cash and cash equivalent level, and a specified debt service coverage ratio. The Company also is prohibited from entering into additional indebtedness above a certain level without consent. Furthermore, SEACOR, without prior written consent of DnB, is prohibited through August 31, 1996 (the maturity date of the bridge loan portion of the DnB Facility) from paying dividends to its shareholders. Pursuant to the DnB Facility, the Term Loans would bear interest at the annual rate equal to a maximum of 150 basis points above LIBOR.

                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES

10.  LONG-TERM DEBT:  (CONTINUED)

         Borrowings outstanding pursuant to the DnB Facility are secured by, among other things, a guaranty of SEACOR of the obligations of the Borrowing Subsidiaries, first preferred mortgages on vessels owned by the Borrowing Subsidiaries which had a net book value of $72,980,000 at December 31, 1995, a negative pledge relating to certain vessels, and an assignment of earnings and certain contract rights with respect to vessels owned and operated by the Borrowing Subsidiaries. If the Borrowing Subsidiaries exercise the aforementioned conversion election, certain additional subsidiaries of the Company will be required to guaranty the obligations of the Borrowing Subsidiaries under the DnB Facility and provide mortgages on additional vessels to secure such guaranty.

         On September 15, 1995, $74,000,000 principal amount was borrowed under the DnB Facility to finance the acquisition of offshore marine service vessels and other related assets pursuant to the Graham Acquisition and to pay related debt issue and acquisition costs. On November 14, 1995, the Company repaid $14,000,000 principal amount of the indebtedness from existing cash balances. On December 14, 1995, the Company borrowed an additional $11,000,000 under the DnB Facility to finance the cash portion of the CNN Acquisition and pay related acquisition costs. On December 21, 1995, the Company repaid $31,000,000 principal amount of the indebtedness with proceeds from the sale of common stock, and an additional $5,000,000 principal amount was repaid subsequent to year end.

         Following the NRC Merger in March 1995, the Company repaid the remaining outstanding principal balance, $12,500,000, under a Credit Agreement between NRC and CIBC Inc., as amended.

11.      EXTRAORDINARY ITEM:

         In 1993, the Company recognized a net extraordinary loss caused by debt extinguishment of $1,093,000 ($0.19 per share), net of a $588,000 income tax benefit. Of the extraordinary loss, $1,385,000 was caused by the write-off of unamortized debt discount, bond issue and debt issue costs, and the payment of redemption premiums and fees relating to the retirement of outstanding indebtedness due U.S. Government Guaranteed Ship Financing Bond holders, note holders and a bank. The redemption premiums, fees, and indebtedness were paid with the net proceeds from the Company's sale of 6% Notes. The extraordinary loss was reduced by a $292,000 gain recognized upon the forgiveness of indebtedness associated with the termination of a vessel charter.

12.      LEASES:

         From December 1993 through September 30, 1995, the Company was the lessor of ten offshore towing supply vessels under bareboat charter agreements with CNN. Pursuant to the CNN Acquisition, the Company and CNN agreed to terminate CNN's bareboat charter of these vessels. Operating revenue earned from the bareboat charter of these vessels totaled $3,795,000, $5,074,000 and $350,000 for the years ended December 31, 1995, 1994, and 1993, respectively.

         In 1995, the Company entered into a sale-type lease with the TMM Joint Venture for one anchor handling towing supply vessel. The lease expires in seven years and contains options which permit the TMM Joint Venture to purchase the vessel at various dates during the term of the lease. Unearned income and deferred gain amortized to other income for the year ended December 31, 1995, totaled $387,000. The following lists the components of

                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES

12.      LEASES: (CONTINUED)


the net investment in the sale-type lease as of December 31, of which $183,000 and $2,543,000 are reported in current and noncurrent other assets, respectively, in thousands of dollars:

                                                                                        1995
                                                                                        ----
         Minimum lease payments receivable........................................   $   4,161
         Estimated residual value of leased property..............................         781
         Less: Unearned income....................................................      (2,216)
                                                                                     ---------
         Net investment in sale-type lease........................................   $   2,726
                                                                                     =========

         Minimum rental receivables due from sale-type leases are $667,000 in each of the fiscal years ended December 31, 1996 through 2001 and $159,000 due in 2002.

         The Company is the lessee under a capital lease for offshore oil boom that is used in conjunction with its oil spill response activities. The offshore boom, with gross cost and accumulated depreciation of $1,807,000 and $269,000, respectively at December 31, 1995, is being depreciated over an estimated useful life of seven years. Included in current and noncurrent liabilities, respectively, at December 31, 1995 are $172,000 and $368,000 of obligations under capital leases. The following is a schedule of future minimum lease payments due under a capital lease together with the present value of the net minimum lease payments as of December 31, in thousands of dollars:

                                                                                          1995
                                                                                          ----
         1996.....................................................................      $  300
         1997.....................................................................         450
                                                                                        ------

         Total minimum lease payments.............................................         750
         Less: amount representing interest.......................................         210
                                                                                        ------
         Present value of minimum lease payments..................................      $  540
                                                                                        ======

13.  MAJOR CUSTOMERS AND SEGMENT DATA:

         Two customers accounted for approximately 16% and 10%, respectively, of revenues in the year ended December 31, 1995; two customers accounted for approximately 19% and 15%, respectively, of revenues in the year ended December 31, 1994; and three customers accounted for approximately 18%, 12% and 10%, respectively, of revenues in the year ended December 31, 1993.

         Operations are conducted through two business segments, offshore vessel and environmental services. On March 14, 1995, the remaining outstanding stock that the Company did not already own, in corporations now comprising the Company's environmental segment, was acquired, and from that date forward, the Company has reflected the financial condition and results of operations of those environmental subsidiaries in its consolidated financial statements. Prior to March 14, 1995, the Company reported its interest in the environmental subsidiaries as an investment in 50% or less owned companies which were accounted for under the equity method. The Company's offshore service vessel segment operates in different geographical areas; whereas, the environmental

                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES

13.  MAJOR CUSTOMERS AND SEGMENT DATA: (CONTINUED)

segment's primary operations are in the United States. Information by business segment and geographical area is as follows for the years ended December 31, in thousands of dollars:

                                                                      1995         1994              1993
                                                                      ----         ----              ----
OPERATING REVENUE:
MARINE-(a)
     United States..........................................      $   72,964    $   63,283       $   54,864
     North Sea..............................................          13,523        16,222           20,007
     West Africa............................................          14,637        10,189           12,374
     Other Foreign..........................................           3,770         4,291            4,923
                                                                  ----------    ----------       ----------
                                                                     104,894        93,985           92,168
ENVIRONMENTAL...............................................          21,765             -                -
                                                                  ----------    ----------       ----------
                                                                  $  126,659    $   93,985       $   92,168
                                                                  ==========    ==========       ==========
OPERATING PROFIT
MARINE-(a)
     United States..........................................      $   17,529    $   14,040       $   14,598
     North Sea..............................................          (2,952)            7            3,085
     West Africa............................................           3,840         2,582            1,683
     Other Foreign..........................................           1,843         1,667            1,816
                                                                  ----------    ----------       ----------
                                                                      20,060        18,296           21,182
ENVIRONMENTAL...............................................           1,626             -                -
                                                                  ----------    ----------       ----------
                                                                      21,886        18,296           21,182
Other income (expense) (c)..................................             190           (73)             116
General corporate administration............................          (2,123)       (2,139)          (2,268)
Net interest expense........................................          (4,311)       (3,548)          (3,719)
Minority interest in loss (income) of a subsidiary..........             321           184              (51)
Equity in earnings of 50% or less owned companies...........             872           975              287
Income tax expense..........................................          (5,510)       (4,368)          (5,339)
                                                                  ----------    ----------       ----------
Income before extraordinary item............................      $   11,325    $    9,327       $   10,208
                                                                  ==========    ==========       ==========

IDENTIFIABLE ASSETS:
MARINE-
     United States (c)......................................      $  208,424    $  140,185       $  109,317
     North Sea..............................................          24,105        32,004           36,860
     West Africa (e)........................................          69,022        41,476           29,428
     Other Foreign (b)......................................           9,850        15,093           42,009
                                                                  ----------    ----------       ----------
                                                                     311,401       228,758          217,614
ENVIRONMENTAL...............................................          32,652             -                -
CORPORATE (d)...............................................           7,132         9,387              839
                                                                  ----------    ----------       ----------
                                                                  $  351,185    $  238,145       $  218,453
                                                                  ==========    ==========       ==========
PROVISION FOR DEPRECIATION AND AMORTIZATION:
MARINE-
     United States (c)......................................      $    8,623    $    7,304       $    6,575
     North Sea..............................................           3,621         3,490            3,522
     West Africa (e)........................................           2,931         2,151            1,220
     Other Foreign (d)......................................             664           976              692
                                                                  ----------    ----------       ----------
                                                                      15,839        13,921           12,009
ENVIRONMENTAL                                                          2,875             -                -
CORPORATE (d)                                                            128           187               98
                                                                  ----------    ----------       ----------
                                                                  $   18,842    $   14,108       $   12,107
                                                                  ==========    ==========       ==========


                                      F-24

                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



13.  MAJOR CUSTOMERS AND SEGMENT DATA: (CONTINUED)

CAPITAL EXPENDITURES:
MARINE-
     United States..........................................      $   75,782    $    2,852       $    7,900
     North Sea..............................................              45           225            1,934
     West Africa............................................          21,722            70            1,020
     Other Foreign..........................................              38            18           32,163
                                                                  ----------    ----------       ----------
                                                                      97,587         3,165           43,017
                                                                  ==========    ==========       ==========
ENVIRONMENTAL                                                            688             -                -
CORPORATE                                                                 75           206               14
                                                                  ----------    ----------       ----------
                                                                  $   98,350    $    3,371       $   43,031
                                                                  ==========    ==========       ==========

--------------------
(a) "West Africa" and "Other Foreign" include the results of vessels bareboat chartered-out to CNN from December 1993 through September 1995, at which time the bareboat charters were canceled and the Company resumed operation of the vessels.
(b) In 1993, identifiable assets include vessels acquired from CNN that operated only during December.
(c) Other income (expense) excludes gain/(loss) from equipment sales or retirements of property and certain other expenses that were reclassified to operating profit in geographical areas of the Marine segment.
(d) The Company's corporate assets include investments in 50% or less owned companies.
(e) In 1995, identifiable assets include the effect of the Graham and CNN Acquisitions.


14.  COMMON STOCK:

         In March 1993, SEACOR issued 125,000 shares of common stock at $15.00 per share or $1,875,000 pursuant to the acquisition of seven supply vessels.

         On March 14, 1995, pursuant to the NRC Merger, SEACOR acquired the remaining 57.1% of the outstanding common stock of NRC Holdings that it did not already own through a merger of NRC Holdings with and into CRN. SEACOR issued 292,965 shares of its common stock pursuant to the transaction that was valued at $5,707,000.

         On October 27, 1995, SEACOR and its primary environmental subsidiary, NRC, amended certain existing agreements with Coastal. Those agreements, among other things, eliminated certain options held by Coastal to purchase up to 20% of the fully diluted common stock of NRC. SEACOR issued 311,357 shares of common stock, having a value at time of issuance of $7,500,000, in exchange for the cancellation of Coastal's stock options in NRC.

         On November 4, 1995, pursuant to the CNN Acquisition, SEACOR issued 59,948 shares of common stock that was valued at $11,300,000 at the date of issuance to acquire three towing supply vessels.

         In December 1995, SEACOR completed a public offering of its common stock that resulted in the sale of 1,612,500 shares. The proceeds received from this sale, net of underwriting discount, totaled $36,942,000. The Company incurred $644,000 in expenses associated with this stock offering (other than underwriting discount) which was charged against additional paid-in capital arising from the sale. The public offering included 1,550,000 shares of common stock sold by several of SEACOR's stockholders.

                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES

15.  MINORITY INTEREST:

         In December 1991, the managing agent of the Company's vessels operating the North Sea invested approximately $1,278,000 of cash in VEESEA. In return for this investment and for services rendered to the VEESEA Group, which were included in mobilization expenses, the agent received 9% of the equity of VEESEA, and SEACOR, through another subsidiary, assigned to the agent a $679,000 participation in debt due to the SEACOR subsidiary from the VEESEA Group. The obligation due the agent, including accrued interest at 12% per annum, was subordinated to the Nedship Bank loans to the VEESEA Group and is reported in the consolidated balance sheet as other noncurrent liabilities.

         A fee is paid the minority stockholder for managing the Company's vessels in the North Sea. The U.S. dollar equivalent of fees paid in pounds sterling under this arrangement approximated $960,000 in each of the years ended December 31, 1995, 1994, and 1993.

16.  BENEFIT PLANS:

         NON-QUALIFIED STOCK OPTION PLAN-

         SEACOR's 1992 Non-Qualified Stock Option Plan (the "Plan") provides for the grant of non-qualified options to purchase shares of common stock to officers and key employees of the Company. Under the Plan, 500,000 shares of common stock have been reserved for sale. The exercise price per share of options granted under the Plan cannot be less than 75% or greater than 100% of the "Fair Market Value" (as defined in the Plan) of one share of common stock on the date of the grant.

         Options granted under the Plan expire no later than the tenth anniversary of the date of grant. Recipients of options must remain employed for at least two years from date of grant before options become exercisable, subject to the earlier exercise under certain circumstances. The exercise price per share of each option may be paid in cash, shares of common stock owned by the grantee in a combination of cash and common stock or by delivery of a promissory note not to exceed 90% of the total exercise price.

         The following transactions occurred in the stock option plan during the years ended December 31:

                                                                        1995             1994             1993
                                                                        ----             ----             ----

Options outstanding, at beginning of year......................        309,250          266,750           50,000
Options granted................................................        117,747           42,500          267,500
Options exercised..............................................              -                -                -
Options canceled...............................................         (1,800)               -          (50,750)
                                                                       -------          -------          -------
Options outstanding, at end of year............................        425,197          309,250          266,750
                                                                       =======          =======          =======

Price range of options exercised...............................     $        -      $         -      $         -
Price range of options outstanding, end of year................     $9.64-21.25     $14.75-21.25     $14.75-21.00


         At December 31, 1995, 74,803 shares were available for future grant and 264,950 options were exercisable. At December 31, 1994 and 1993, there were no exercisable options.

                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES

16.  BENEFIT PLANS:  (CONTINUED)


         On March 14, 1995, the Executive Compensation and Stock Option Committee of the Board of Directors granted two officers of SEACOR and three key employees of NRC options to purchase a total of 102,192 shares of common stock of SEACOR at an exercise price of $18.75 per share. Furthermore, as part of the NRC Merger, the Company assumed the obligations of the NRC Holdings 1994 Non-Qualified Stock Option Plan. As a result, the Company converted existing options for shares of NRC Holdings into options for 15,555 shares of SEACOR's common stock at an exercise price of $9.64 per share. The exercise price per share for options issued or converted in 1995 equaled the market price at the original dates the options were granted.

SEACOR SAVINGS PLAN-

         The Company established the SEACOR Savings Plan ("SEACOR Plan"), effective July 1, 1994. This defined contribution plan provides eligible employees with an opportunity to accumulate retirement savings. Requirements for eligibility include, (i) one year of full time employment, (ii) attainment of 21 years of age, and (iii) residency in the United States.

         Participants may contribute up to 15% of their pre-tax annual compensation. During 1995 and 1994, the Company matched 50% up to the first 4% of an employee's contribution to the SEACOR Plan, and the Board of Directors of the Company determine the Company's matching contribution annually. The participant's and Company's contributions are funded to the SEACOR Plan monthly.

         Participants are fully vested in the Company's contribution upon (i) attaining the age of 65, (ii) death, (iii) becoming disabled, or (iv) completing five years of employment service. Forfeitures of Company contributions for non-vested and terminated employees will be used to reduce future contributions of the Company or pay administrative expenses of the SEACOR Plan.

         In connection with the NRC Merger, the Company assumed the obligations of a tax-deferred savings plan that was implemented by NRC in 1993. Under the terms of the NRC Plan, eligible employees can elect to contribute up to 15% of their compensation, and NRC matches 100% up to the first 3% of the employee's contribution.

         In connection with the McCall acquisition, the Company assumed the obligations of a defined contribution plan that was implemented by McCall in 1995. Under the terms of the McCall plan, eligible employees can elect to contribute up to 15% of their compensation. During 1995, McCall matched 1/3 of the first 6% of an employee's contribution to the plan. The Board of Directors of McCall determine the matching contribution annually.

         The combined Companies' contributions to the plans were $215,000 and $51,000 for the years ended December 31, 1995 and 1994, respectively.

EMPLOYEE RESTRICTED STOCK AWARD-

         On March 14, 1995, in recognition of an executive officer's commitment to the continued growth and financial success of the Company, the executive officer was granted 11,500 restricted shares of SEACOR's common stock. The market value of the restricted shares was $216,000 at time of grant and was recorded as unamortized restricted stock compensation in a separate component of stockholders' equity. This compensation will be amortized to expense over a three year vesting period. Notwithstanding the forgoing, 100% beneficial

                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES

16.  BENEFIT PLANS:  (CONTINUED)


ownership of the restricted stock shall vest immediately upon death, disability, termination of the employee without "cause" or the occurrence of a "change in control" of the Company.


17.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED):

                                                                                QUARTER ENDED
                                                                                -------------
                                                                 DEC 31      SEPT. 30      JUNE 30     MARCH 31
                                                                 ------      --------      -------     --------
                                                                (THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNT)
1995
Revenue.......................................................  $44,550       $36,422      $25,504     $20,183
Gross Profit..................................................   13,039         7,886        5,077       3,387
Net income....................................................    5,334         2,144        2,310       1,537
Earnings per common share; Assuming no dilution...............     0.66          0.29         0.31        0.21
Assuming full dilution........................................     0.56          0.28         0.29        0.22



18.  SUPPLEMENTAL INFORMATION FOR STATEMENTS OF CASH FLOWS:

                                                                                        YEAR ENDED DECEMBER 31
                                                                                      1995       1994       1993
                                                                                      ----       ----       ----

Cash income taxes paid............................................................   $4,942      $4,300   $3,619
Cash interest paid................................................................    6,132       6,773    3,209
Schedule of Non-Cash Investing and Financing Activities:
         Property exchanged for investment in and notes receivable
           from 50% or less owned company.........................................        -       2,045        -
Joint venture investment increase related to deferred gain........................      315         718        -
Common stock issued in exchange for stock options in NRC..........................    7,500           -        -
Purchase of vessels with-long-term notes, net of discount.........................        -           -   13,185
         -common stock............................................................   11,300           -    1,875
         -2.5% notes, net of discount.............................................        -           -    3,665
         -accounts receivable.....................................................        -           -      112


19.  SUBSEQUENT EVENTS:

         Effective May 31, 1996, the Company acquired the McCall Affiliated Companies ("McCall") in exchange for 1,306,550 shares of the Company's common stock. The acquisition was accounted for as a pooling of interests; accordingly, prior period financial information has been restated to include this acquisition. On December 31, 1995, McCall had $37,882,000 of assets. Selected separate and combined financial information of the Company and McCall for the years ended December 31, 1995, 1994 and 1993 is presented below (in thousands).

                                       The Company            McCall        Adjustments(1)            Combined
                                       -----------            ------        --------------            --------
Operating Revenue
         1995......................       $106,269            $20,029           $ 361                  $126,659
         1994......................         74,366             19,619               -                    93,985
         1993......................         73,720             18,448               -                    92,168
Net Income
         1995......................         10,226              1,099               -                    11,325
         1994......................          7,906              1,421               -                     9,327
         1993......................          7,410              1,705               -                     9,115

-----------
(1) In August 1995, the Company and an affiliate of McCall formed SEAMAC OFFSHORE, L.L.C. ("SEAMAC"), which was jointly owned and which operated two vessels in Nigeria. Prior to the McCall Acquisition, SEACOR recorded its interest in this venture based upon its 50% equity interest. As a result of the McCall Acquisition, this venture is to be dissolved and the assets will be wholly-owned by the Company. This adjustment consolidates 100% of SEAMAC with SEACOR.

         On June 6, 1996, the Company notified the Trustee of its 6.0% Notes of election to call the 6.0% Notes for redemption on July 12, 1996. Holders of the 6.0% Notes have the right to convert the 6.0% Notes into shares of Common Stock at a ratio of 39.024 shares of Common Stock per $1,000 principal amount of the 6.0% Notes (representing a conversion price of $25.625 per share) prior to the date of redemption. If the entire $55,250,000

                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES

19.  SUBSEQUENT EVENTS: (CONTINUED)

principal amount outstanding of the 6.0% Notes were converted, 2,156,076 shares of Common Stock would be issued.

         On June 6, 1996, the Company and CNN entered into an agreement (the "1996 CNN Agreement") pursuant to which the Company agreed to acquire six vessels from CNN for an aggregate purchase price of $22,675,000, with the understanding that three of such vessels will be bareboat chartered to CNN. The 1996 CNN Agreement also provides for the Company to prepay the promissory notes issued to CNN by a subsidiary of the Company on December 17, 1993 in connection with the Company's acquisition on such date of certain vessels from CNN. In addition, CNN has notified the Company of its election to convert $4.75 million principal amount of the Company's 2.5% Notes issued to CNN in connection with such acquisition of vessels into 156,650 shares of Common Stock in accordance with the terms of the 2.5% Notes. Pursuant to the 1996 CNN Agreement, the Company agreed to include 459, 948 shares of Common Stock owned by CNN on June 6, 1996 and the 156,650 additional shares of Common Stock to be issued to CNN upon the conversion of the 2.5% Notes in Offering for resale to the public. The 1996 CNN Transaction is conditioned upon the sale of such 616,598 shares of Common Stock pursuant to this offering and is intended to occur substantially simultaneously with such sale. In connection with this transaction, the Company expects to record an extraordinary loss in connection with the prepayment of the promissory note of approximately $861,000, net of tax.

         On June 7, 1996, the Company filed a Registration Statement with the Securities and Exchange Commission, covering the sale of 750,000 shares of its common stock to the public and registering additional shares to be sold by selling shareholders, including the CNN shares discussed above.


                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                  (IN THOUSANDS, EXCEPT SHARE DATA, UNAUDITED)


                                                                             SEPTEMBER 30,       DECEMBER 31,
                                                                                 1996                  1995
                                                                        --------------------  -------------------
                        ASSETS
Current Assets:
  Cash and temporary cash investments...............................   $          28,484       $         28,786
  Marketable securities.............................................                 307                    623
  Trade and other receivables, net of allowance for
     doubtful accounts of $459 and $380, respectively...............              44,479                 32,900
  Affiliate receivables.............................................                 304                    872
  Inventories.......................................................               1,487                  1,602
  Prepaid expenses and other........................................               2,131                  3,490
                                                                       -----------------       ----------------
  Total current assets..............................................              77,192                 68,273
                                                                       -----------------       ----------------

Investments in, at Equity, and Receivables from 50%
  or Less Owned Companies...........................................               7,306                  6,484
                                                                       -----------------       ----------------

Property and Equipment..............................................             374,521                337,946
  Less-Accumulated depreciation.....................................             (92,392)               (75,038)
                                                                       -----------------       ----------------
  Net property and equipment........................................             282,129                262,908
                                                                       -----------------       ----------------

Other Assets........................................................              11,944                 13,218
                                                                       -----------------       ----------------
                                                                       $         378,571       $        350,883
                                                                       =================       ================

         LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of long-term debt................................                  276                  2,489
  Accounts payable - trade.........................................               12,190                  7,742
  Accounts payable - affiliates....................................                1,983
  Other current liabilities........................................               11,933                  9,519
                                                                        ----------------       ----------------
     Total current liabilities.....................................               26,382                 19,750
                                                                        ----------------       ----------------

Long-Term Debt, Less Debt Discount of $2,188 in 1995...............                7,955                108,066
Deferred Income Taxes..............................................               38,071                 36,182
Deferred Gain and Other Liabilities................................                1,980                  1,474
Minority Interest and Indebtedness to Shareholder..................                1,853                  1,947

Stockholders' Equity:
Common stock, $.01 par value, 13,155,250 and
     9,886,393 shares issued at September 30, 1996,
     and December 31, 1995, respectively...........................                  131                     99
Additional paid-in capital.........................................              223,853                127,317
Retained earnings..................................................               80,539                 57,852
Less 55,768 shares held in treasury at September 30,
  1996, and December 31, 1995, at cost.............................                 (576)                  (576)
Less unamortized restricted stock compensation.....................                 (747)                  (159)
Currency translation adjustments...................................                 (870)                (1,069)
                                                                       -----------------       ----------------
     Total stockholders' equity....................................              302,330                183,464
                                                                       -----------------       ----------------
                                                                                $378,571              $ 350,883
                                                                       =================       ================



  The accompanying notes are an integral part of the financial statements and should be read in conjunction herewith.


                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (IN THOUSANDS, EXCEPT SHARE DATA, UNAUDITED)

                                                                   Three Months Ended                    Nine Months Ended
                                                                      September 30,                        September 30,
                                                            ---------------------------------     ---------------------------------
                                                                 1996               1995                1996              1995
                                                            ---------------   ---------------     ---------------   ---------------
Operating Revenue:
    Marine  ..............................................  $      50,307    $       24,368       $      138,043    $       65,957
    Environmental-
       Oil spill response.................................          2,628             7,728                8,547             8,367
       Retainer and other services........................          4,610             3,930               13,703             7,721
                                                            ---------------   ---------------      --------------    -------------
                                                                   57,545            36,026              160,293            82,045
                                                            ---------------   ---------------      --------------    -------------

Costs and Expenses:
    Costs of oil spill response...........................          2,263             6,956                7,655             7,117
    Operating expenses -
       Marine.............................................         27,110            15,818               77,137            42,819
       Environmental......................................          1,747             1,303                4,511             2,874
    Administrative and general............................          5,759             3,592               16,876             8,249
    Depreciation and amortization.........................          6,249             4,665               17,791            12,773
                                                            ---------------   ---------------      --------------    -------------
                                                                   43,128            32,334              123,970            73,832
                                                            ---------------   ---------------      --------------    -------------
Operating Income..........................................         14,417             3,692               36,323             8,213
                                                            ---------------   ---------------      --------------    -------------

Other (Expense) Income:
    Interest on debt......................................           (555)           (1,250)              (4,007)           (4,149)
    Interest income.......................................            689               269                1,731             1,789
    Gain (loss) from equipment sales or retirements.......            926              (359)               1,448             1,814
    McCall acquisition costs..............................            (37)                -                 (509)                -
    Other, net............................................           (299)               21                   11               248
                                                            --------------    ---------------      --------------   --------------
                                                                      724            (1,319)              (1,326)             (299)
                                                            ---------------   ---------------      --------------   --------------
Income Before Income Taxes, Minority
    Interest, Equity in Net Earnings of
    50% or Less Owned Companies and Extraordinary
       Item ..............................................         15,141             2,373               34,997             7,914
Income Tax Expenses.......................................          5,240               863               12,445             2,852
                                                            ---------------   ---------------      --------------   --------------
Income Before Minority Interest, Equity in Net
    Earnings of 50% or Less Owned Companies and
    Extraordinary Item....................................          9,901             1,510               22,552             5,062
Minority Interest in Loss of a Subsidiary.................             29                81                  176               250
Equity in Net Earnings of 50% or Less Owned
    Companies.............................................            325               246                  766               746
                                                            ---------------   ---------------      --------------   --------------
    Income Before Extraordinary Item......................         10,255             1,837               23,494             6,058
    Extraordinary Item - Loss on Extinguishment
       of Debt............................................            807                 -                  807                 -
                                                            ---------------   ---------------      --------------   --------------
    Net Income............................................ $        9,448    $        1,837       $       22,687   $         6,058
                                                            ===============   ===============      ==============   ==============

Earnings Per Common Share - Assuming No Dilution:
    Income before Extraordinary Item...................... $         0.78    $         0.25       $         2.15   $          0.82
    Extraordinary Item.................................             (0.06)                -                (0.07)                -
                                                            ---------------   ---------------      --------------   --------------
       Net Income......................................    $         0.72    $         0.25       $         2.08   $          0.82
                                                            ===============   ===============      ==============   ==============

Earnings Per Common Share - Assuming Full Dilution:
    Income before Extraordinary Item...................    $         0.77    $         0.24       $         1.93   $          0.80
    Extraordinary Item.................................             (0.06)                -                (0.06)                -
                                                            ---------------   ---------------      --------------   --------------
       Net Income......................................    $         0.71    $         0.24       $         1.87   $          0.80
                                                            ===============   ===============      ==============   ==============

Weighted Average Common Shares:
    Assuming No Dilution...............................        13,074,963         7,435,320           10,923,340         7,358,055
    Assuming Full Dilution.............................        13,347,014         9,890,728           12,725,616         9,813,463


  The accompanying notes are an integral part of the financial statements and should be read in conjunction herewith.


                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (IN THOUSANDS, UNAUDITED)



                                                                                   Nine Months Ended September 30,
                                                                                   1996                     1995
                                                                                   ----                     ----

Net Cash Provided by Operating Activities...............................  $          40,455       $            5,378
                                                                           -------------------     -----------------

Cash Flows from Investing Activities:
   Purchase of property and equipment...................................            (37,382)                  (1,767)
   Purchase of marketable securities....................................               (326)                       -
   Proceeds from sale of marketable securities..........................                642                        -
   Investments in and advances to 50% or less owned
   companies............................................................               (293)                    (870)
   Cash acquired in a business combination..............................                  -                    1,966
   Assets acquired from John E. Graham & Sons...........................                  -                  (72,854)
   Principal payments received under a sale-type lease..................                133                        -
   Principal payments on notes due from 50% or less
      owned companies...................................................                747                        -
   Proceeds from sale of equipment......................................              2,318                    4,076
   Other ...............................................................                288                        -
                                                                           -------------------      ----------------
      Net cash used in investing activities.............................            (33,873)                 (69,449)
                                                                           -------------------      ----------------

Cash Flows from Financing Activities:
   Principal payments on long-term debt.................................            (50,733)                 (19,052)
   Payments of public offering costs....................................               (448)                       -
   Net proceeds from sale of common stock...............................             37,679                        -
   (Payments) proceeds on stockholders' loans...........................             (1,596)                     242
   Proceeds from issuance of long-term debt.............................              7,711                   74,000
   Proceeds from exercise of stock options..............................                489                        -
   Purchase of 6% convertible subordinated notes........................                  -                   (1,980)
                                                                          --------------------     -----------------
      Net cash (used) provided in financing activities..................             (6,898)                  53,210
                                                                          --------------------     -----------------

Effect of Exchange Rate Changes
   on Cash and Cash Equivalents.........................................                 14                       (2)
                                                                          --------------------     ------------------

Net Decrease in Cash and Cash Equivalents...............................               (302)                 (10,863)
Cash and Cash Equivalents, Beginning of Period..........................             28,786                   44,332
                                                                          --------------------     -----------------
Cash and Cash Equivalents, End of Period................................ $           28,484       $           33,469
                                                                          ====================     =================


  The accompanying notes are an integral part of the financial statements and should be read in conjunction herewith.

                     SEACOR HOLDINGS, INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



1.  BASIS OF PRESENTATION -

The condensed consolidated financial information for the three and nine-month periods ended September 30, 1996, and the three and nine-month periods ended September 30, 1995, has been prepared by the Company and was not audited by its independent public accountants. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at September 30, 1996, and for all periods presented have been made. Results of operations for the interim periods presented are not necessarily indicative of the operating results for the full year or any future periods.

On May 31, 1996, the Company acquired McCall Enterprises, Inc. and affiliated companies pursuant to a series of merger and share exchange agreements. This acquisition has been accounted for as a pooling-of-interests. The financial statements included herein are based upon the assumption that the companies were combined for the nine-months ended September 30, 1996, and the financial statements of the prior year have been restated to give effect to the business combination.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the financial statements and related notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31,1995 and the Company's Current Report on Form 8-K dated May 31, 1996 and filed with the Securities and Exchange Commission on June 14, 1996.

2.  EARNINGS PER SHARE -

Earnings per common share assuming no dilution were computed based on the weighted average number of unrestricted and restricted common shares issued and outstanding during the relevant periods. The additional common stock assumed to be outstanding to reflect the dilutive effect of common stock equivalents was excluded from the computation as insignificant.

Earnings per common share assuming full dilution were computed based on the weighted average number of unrestricted and restricted common shares issued and outstanding, additional shares assumed to be outstanding to reflect the dilutive effect of common stock equivalents using the treasury stock method, and the assumption that all convertible subordinated notes were converted to common stock. Net income has been adjusted for interest expense and debt discount amortization (net of income tax) associated with the convertible subordinated notes. During July 1996, all of the Company's then outstanding Convertible Subordinated Notes Were converted into shares of the Company's common stock.

3.  LONG-TERM DEBT -

During the nine months ended September 30, 1996, indebtedness of the Company's borrowing subsidiaries to Den norske Bank A/S ("DnB") under the revolving credit facility dated September 15, 1995, as amended, was reduced by $32.3 million, the net result of $40.0 million in repayments offset by $7.7 million in borrowings. The Company has guaranteed the obligations of its borrowing subsidiaries to DnB under such credit facility.

4.  1996 COMMON STOCK OFFERING

On July 3, 1996, the Company sold in an underwritten public offering 909,235 shares of its common stock at $43.50 per share (the "1996 Common Stock Offering"). In conjunction therewith, 842,355 shares of common stock were sold by certain of the Company's stockholders. The Company received net proceeds of approximately $37.7 million of which $26.0 million was used to purchase four vessels acquired from Compagnie Nationale de Navigation, a French corporation ("CNN"), pursuant to the 1996 CNN Transaction (defined below) and to prepay $9.6 million of indebtedness then owed by the Company to CNN, and the remainder of which has been allocated for general corporate purposes.

5.  1996 CNN TRANSACTION -

On July 3, 1996, pursuant to an agreement entered into by the Company and CNN in June 1996, the Company consummated a transaction providing for the acquisition from CNN of six vessels for $22.65 million in cash. At closing, the Company prepaid $9.6 million aggregate principal amount of the indebtedness outstanding under promissory notes previously issued to CNN by a subsidiary of the Company. In addition, CNN converted $4.75 million principal amount of the Company's then outstanding 2.5% Convertible Subordinated Notes due January 1, 2004 (the "2.5% Notes") into 156,650 shares of the Company's common stock (in accordance with the terms of the 2.5% Notes), and subsequently sold all 616,598 shares of the Company's common stock then owned by it (including the shares of the Company's common stock received by CNN upon such conversion) in the 1996 Common Stock Offering.

The Company's common stock issued upon conversion of the 2.5% Notes has been recorded in stockholders' equity at $3.9 million, the net carrying value of the 2.5% Notes based on the $4.75 million principal amount outstanding on the conversion date and $0.8 million of related debt discount. The difference between the $9.6 million paid to extinguish the promissory notes due to CNN and their $8.4 million net carrying value has been recorded by the Company as an $0.8 million extraordinary loss ($0.06 per primary share), net of a $0.4 million income tax benefit.

6.  6.0% NOTE CONVERSION -

On July 12, 1996, following notice from the Company of the redemption on such date of all $55.25 million principal amount of its then outstanding 6.0% Convertible Subordinated Notes due July 1, 2003 (the "6.0% Notes"), the holders thereof converted all of such 6.0% Notes into an aggregate of 2,156,083 shares of the Company's common stock. The conversion of these shares has been recorded in stockholders' equity at $53.79 million, the net carrying value of the 6.0% Notes based on the $55.25 million outstanding principal amount thereof on the conversion date and $1.46 million related debt issuance costs.

7.  CAPITAL COMMITMENTS -

The Company has committed to build nine vessels over the next two years for an aggregate capital expenditure of approximately $74.25 million and has total commitments for vessel construction and vessel upgrades of $78.8 million. Of these amounts, approximately $8.4 million has been funded to date by the Company. The Company intends to receive approximately $9.4 million from Transportation Maritima Mexicana ("TMM"), pursuant to a Memorandum of Understanding dated September 25, 1996 between TMM and the Company, in exchange for a minority interest in three vessels under construction.

8.  SUBSEQUENT EVENTS

SMIT TRANSACTION

On December 19, 1996, the Company acquired substantially all of the offshore vessel assets, vessel spare parts and certain related joint venture interests owned by Smit Internationale N.V. ("Smit") and its subsidiaries (the "Smit Transaction"). The aggregate consideration, including amounts payable under certain lease purchase agreements for two vessels, consisted of (i) approximately $71,448,000 in cash (including approximately $393,000 for vessel spare parts), (ii) 712,000 shares of common stock of which 31,517 shares were issued subsequent to December 31, 1996, and (iii) up to $22,000,000 principal amount of the Company's Series A 5-3/8% Convertible Subordinated Notes Due November 15, 2006 (the "Smit Notes") of which $15,250,000 were issued at close. In addition, the definitive agreements for the Smit Transaction provide for the payment by the Company, in a combination of cash and non-convertible notes, of up to $47,200,000 of additional consideration based upon the 1997 and 1998 earnings performance of certain assets acquired from Smit. The acquired assets include 100% interests in 24 vessels and 50% interests in nine vessels sold directly by Smit and Smit's interest in joint ventures that own and operate 12 vessels.

In addition, on December 19, 1996, the Company and Smit signed a letter of intent providing for an entity in which SEACOR or a subsidiary of SEACOR owns an equity interest to acquire four vessels (the "Malaysian Purchase") that are owned by a Malaysian joint venture in which Smit has an interest for aggregate consideration of approximately $12,909,000. The terms of the Malaysian Purchase are preliminary in nature and there can be no assurance that any definitive transaction documentation will be entered into or, if entered into, that the Malaysian Purchase will be consummated.

COMMON STOCK LISTING ON NYSE

On October 23, 1996, the Company's common stock commenced trading on the New York Stock Exchange, Inc. under the trading symbol "CKH." From December 1992 until October 23, 1996, the Company's common stock was traded on the Nasdaq Stock Market's National Market under the trading symbol "CKOR."

GALAXIE TRANSACTION

On January 3, 1997, the Company acquired substantially all of the offshore marine assets, including vessels, owned by Galaxie Marine Service, Inc., Moonmaid Marine, Inc., Waveland Marine Service, Inc. and Triangle Marine, Inc. (collectively, "Galaxie"), for an aggregate consideration of $23,617,000, consisting of $20,567,000 in cash and 50,000 shares of common stock (which based on the closing sale price of the common stock as reported on the NYSE Composite Tape on the NYSE on January 2, 1997, had an aggregate value of approximately $3,050,000). The assets acquired included 24 vessels and other related tangible and intangible assets.

5-3/8% CONVERTIBLE SUBORDINATED NOTES OFFERING

On November 5, 1996, the Company completed the sale of $172.5 million aggregate principal amount of its 5-3/8% Convertible Subordinated Notes due November 15, 2006 (the "Notes"). The Notes are convertible, in whole or in part, at the option of the holder at any time from and after January 5, 1997 and prior to the close of business on the business day next preceding November 15, 2006, unless previously redeemed, into shares of the Company's common stock at a conversion price of $66.00 per share (equivalent to a conversion rate of 15.1515 shares of the Company's common stock per $1,000 principal amount of Notes), subject to adjustment in certain circumstances. The Notes are redeemable at the Company's option at any time from and after November 24,

1999 at the redemption prices specified therein, together with accrued and unpaid interest to the date of repurchase. Moreover, if a "Change-in-Control" (as defined in the Indenture for the Notes) of the Company were to occur, the holder of Notes would be entitled to require the Company to repurchase its Notes, in whole or in part, at a purchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest through the date of repurchase. No sinking fund is provided for the Notes; which are general unsecured obligations of the Company, subordinated in right of payment to all "Senior Indebtedness" (as defined in the Indenture for the Notes) of the Company and effectively subordinated in right of payment to all indebtedness of the Company's subsidiaries.

The Notes were sold by the Company to Credit Suisse First Boston Corporation, Salomon Brothers Inc and Wasserstein Perella Securities, Inc., as initial purchasers (the "Initial Purchasers"), in an unregistered private placement conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). The discount to the Initial Purchasers was 2.25% per $100 principal amount of Notes (or an aggregate of approximately $3.88 million). The Initial Purchasers subsequently resold the Notes in the United States to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act and to a limited number of institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), and outside of the United States in offshore transactions to investors in reliance on Regulation S under the Securities Act. Approximately $148.88 million principal amount of the Notes were resold by the Initial Purchasers to qualified institutional buyers in reliance on Rule 144A, approximately $3.27 million principal amount of the Notes were resold by the Initial Purchasers to institutional accredited investors, and approximately $22.35 million principal amount of the Notes were resold by the Initial Purchasers in offshore transactions to investors in reliance on Regulation S under the Securities Act.

The net proceeds to the Company from the sale of the Notes to the Initial Purchasers was approximately $168.3 million (after the deduction of certain transaction expenses paid by the Company). The Company intends to use such net proceeds to fund its capital expansion program, including the construction of new vessels (described above under the caption "Capital Commitments"), and for general corporate purposes, including acquisitions.

VESSEL ACQUISITION

Subsequent to September 30, 1996, the Company acquired one vessel from CNN for a purchase price of $2.65 million in cash that was provided from the Company's existing cash balances. The vessel was acquired pursuant to the terms of an agreement entered into by the Company and CNN in June 1996, see Note 5.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES DESCRIBED HEREIN, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY THE SECURITIES DESCRIBED HEREIN BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                              ------------------------



                                  TABLE OF CONTENTS
                                                                          PAGE

Available Information........................................................2
Incorporation of Certain Information
  by Reference...............................................................3
Summary......................................................................4
Risk Factors................................................................12
Use of Proceeds.............................................................18
Dividend Policy.............................................................18
Selected Historical Financial
  Information ..............................................................19
Description of Notes........................................................21
Selling Securityholders.....................................................34
Certain United States Federal
  Tax Considerations........................................................47
Plan of Distribution........................................................53
Notice to Canadian Resident.................................................54
Limitation on Foreign
  Ownership of Securities...................................................55
Legal Matters...............................................................55
Experts.....................................................................55
Index to Financial
  Statements...............................................................F-1






                              SEACOR HOLDINGS, INC.



                                  $187,750,000
                         5-3/8% CONVERTIBLE SUBORDINATED
                           NOTES DUE NOVEMBER 15, 2006


                                2,844,694 SHARES
                         COMMON STOCK ISSUABLE UPON THE
                               CONVERSION THEREOF






                                   PROSPECTUS





                                ____________  __, 1997

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The table below sets forth the expenses expected to be incurred and borne solely by the Company in connection with the registration of the shares of Common Stock offered hereby.(1)

SEC Registration Fee...............................................$56,893.94
Legal Fees and Expenses............................................ 50,000.00
Blue Sky Fees and Expenses.........................................  5,000.00
Miscellaneous......................................................  8,106.06

              Total...............................................$120,000.00

------------------
(1) The Selling Securityholders have not paid any portion of the registration expenses.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

                As more fully described below, Section 145 of the DGCL permits Delaware corporations to indemnify each of their present and former directors or officers under certain circumstances, provided that such persons acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of the corporation. Article Eight of the By-laws provides that the Company shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended from time to time, all persons whom it may indemnify pursuant thereto.

              Specifically, Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

              Section 145 of the DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon adjudication that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

              Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above.

              Section 145 of the DGCL permits a Delaware business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person.

                Section 102(b) of the DGCL enables a Delaware corporation to include a provision in its certificate of incorporation limiting a director's liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. The Certificate of Incorporation contains provisions that limit the personal liability of each director to the Registrant or its stockholders for monetary damages for breach of the fiduciary duty of care as a director. These provisions eliminate personal liability to the fullest extent permitted by the DGCL.


ITEM 16.  EXHIBITS AND FINANCIAL SCHEDULES

(a) Exhibits

2.0 Asset Purchase Agreement, dated as of December 19, 1996, by and among SEACOR Holdings, Inc. and certain of its subsidiaries, and Smit Internationale N.V. and certain of its subsidiaries (incorporated herein by reference to Exhibit 2.0 to the Company's Current Report on Form 8-K dated December 19, 1996 and filed with the Commission on December 24,
      1996).

2.1 Purchase Agreement, dated as of December 3, 1996, among SEACOR Holdings, Inc., Acadian Offshore Services, Inc., Galaxie Marine Service, Inc., Moonmaid Marine, Inc., Triangle Marine, Inc., F.C. Felterman, Ernest Felterman, D. Lee Felterman and Daniel C. Felterman (incorporated herein by reference to Exhibit 2.1 to the Company's Registration Statement on Form S-3 (No. 333-20921) filed with the Commission on January 31, 1997).

2.2 Purchase Agreement, dated as of December 3, 1996, among SEACOR Holdings, Inc., Waveland Marine Service, Inc., F.C. Felterman, Ernest Felterman, D. Lee Felterman and Daniel C. Felterman (incorporated herein by reference to
      Exhibit 2.2 to the Company's Registration Statement on Form S-3 (No. 333-20921) filed with the Commission on January 31, 1997).

4.0 Restated Stockholders' Agreement, dated December 16, 1992, by and among the Company and the stockholders party thereto (incorporated herein by reference to Exhibit 10.12 of the Company's Registration Statement on Form S-1 (No. 33-53744) filed with the Commission on November 10, 1992, as amended).

4.1 Investment and Registration Rights Agreement, dated as of March 14, 1995, by and among SEACOR Holdings, Inc., Miller Family Holdings, Inc., Charles Fabrikant, Mark Miller, Donald Toenshoff, Alvin Wood, Granville Conway and Michael Gellert (incorporated herein by reference to Exhibit 4.0 of the Company's Current Report on Form 8-K dated March 14, 1995, as amended).
4.2 Investment and Registration Rights Agreement, dated as of May 31, 1996, among SEACOR Holdings, Inc. and the persons listed on the signature pages thereto (incorporated herein by reference to Exhibit 10.8 to the Company's Current Report on Form 8-K dated May 31, 1996 and filed with the Commission on June 7, 1996).
4.3 Indenture, dated as of November 1, 1996, between First Trust National Association, as trustee, and SEACOR Holdings, Inc. (including therein forms of 5-3/8% Convertible Subordinated Notes due November 15, 2006 of SEACOR Holdings, Inc.) (incorporated herein by reference to Exhibit 4.0 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996 and filed with the Commission on November 14, 1996).
4.4 Registration Rights Agreement, dated November 5, 1996, between SEACOR Holdings, Inc. and Credit Suisse First Boston Corporation, Salomon Brothers Inc and Wasserstein Perella Securities, Inc. (incorporated herein by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996 and filed with the Commission on November 14, 1996).
4.5 Investment and Registration Rights Agreement, dated as of December 19, 1996, by and between SEACOR Holdings, Inc. and Smit International Overseas B.V. (incorporated herein by reference to Exhibit 4.0 to the Company's Current Report on Form 8-K dated December 19, 1996 and filed with the Commission on December 24, 1996).
4.6 Investment and Registration Rights Agreement, dated as of January 3, 1997, among SEACOR Holdings, Inc., Acadian Offshore Services, Inc., Galaxie Marine Service, Inc., Moonmaid Marine, Inc. and Triangle Marine, Inc. (incorporated herein by reference to Exhibit 4.6 to the Company's Registration Statement on Form S-3 (333-20921) filed with the Commission on January 31, 1997).
5.0   Opinion of Weil, Gotshal & Manges LLP.*
12.0  Ratio of Earnings to Fixed Charges.*
23.0  Consent of Arthur Andersen LLP.*
23.1  Consent of Coopers & Lybrand L.L.P.*
23.2  Consent of Weil, Gotshal & Manges LLP (included in its opinion filed as
      Exhibit 5.1).*
24.0  Powers of Attorney.*
25.0 Statement of Eligibility and Qualification of First Trust National Association on Form T-1.*

-----------------
*    Filed herewith.


ITEM 17.  UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act of 1939 as amended (the "Act") in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on February 24, 1997.


                                    SEACOR HOLDINGS, INC.


                                    By: /s/ Randall Blank
                                        ---------------------
                                          Randall Blank
                                          Executive Vice President,
                                          Chief Financial Officer
                                          and Secretary



                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Charles Fabrikant and Randall Blank and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments or supplements (including post-effective amendments thereto) to this Form S-3 Registration Statement of SEACOR Holdings, Inc. and any registration statement filed pursuant to Rule 462 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Charles Fabrikant         Chairman of the Board of         February 24, 1997
------------------------      Directors, President and
Charles Fabrikant             Chief Executive Officer


/s/ Randall Blank             Executive Vice President,        February 24, 1997
------------------------      Chief Financial Officer
Randall Blank                 and Secretary (Principal
                              Financial Officer)


                              Director
------------------------
Granville E. Conway

/s/ Michael E. Gellert        Director                         February 24, 1997
------------------------
Michael E. Gellert

/s/ Robert J. Pierot          Director                         February 24, 1997
------------------------
Robert J. Pierot

/s/ Stephen Stamas            Director                         February 24, 1997
------------------------
Stephen Stamas

/s/ Richard N. Fairbanks III        Director                   February 24, 1997
------------------------------
Richard M. Fairbanks III

/s/ Pierre de Demandolx             Director                   February 24, 1997
------------------------------
Pierre de Demandolx

/s/ Lenny P. Dantin                 Vice President and         February 24, 1997
------------------------------      Treasurer (Principal
Lenny P. Dantin                     Accounting Officer
                                     and Controller)

                                 EXHIBIT INDEX

Exhibit No.                         Description
-----------                         -----------

2.0 Asset Purchase Agreement, dated as of December 19, 1996, by and among SEACOR Holdings, Inc. and certain of its subsidiaries, and Smit Internationale N.V. and certain of its subsidiaries (incorporated herein by reference to Exhibit 2.0 to the Company's Current Report on Form 8-K dated December 19, 1996 and filed with the Commission on December 24,
      1996).
2.1 Purchase Agreement, dated as of December 3, 1996, among SEACOR Holdings, Inc., Acadian Offshore Services, Inc., Galaxie Marine Service, Inc., Moonmaid Marine, Inc., Triangle Marine, Inc., F.C. Felterman, Ernest Felterman, D. Lee Felterman and Daniel C. Felterman (incorporated herein by reference to Exhibit 2.1 to the Company's Registration Statement on Form S-3 (No. 333-20921) filed with the Commission on January 31, 1997).
2.2 Purchase Agreement, dated as of December 3, 1996, among SEACOR Holdings, Inc., Waveland Marine Service, Inc., F.C. Felterman, Ernest Felterman, D. Lee Felterman and Daniel C. Felterman (incorporated herein by reference to
      Exhibit 2.2 to the Company's Registration Statement on Form S-3 (No. 333-20921) filed with the Commission on January 31, 1997).
4.0 Restated Stockholders' Agreement, dated December 16, 1992, by and among the Company and the stockholders party thereto (incorporated herein by reference to Exhibit 10.12 of the Company's Registration Statement on Form S-1 (No. 33-53744) filed with the Commission on November 10, 1992, as amended).
4.1 Investment and Registration Rights Agreement, dated as of March 14, 1995, by and among SEACOR Holdings, Inc., Miller Family Holdings, Inc., Charles Fabrikant, Mark Miller, Donald Toenshoff, Alvin Wood, Granville Conway and Michael Gellert (incorporated herein by reference to Exhibit 4.0 of the Company's Current Report on Form 8-K dated March 14, 1995, as amended).
4.2 Investment and Registration Rights Agreement, dated as of May 31, 1996, among SEACOR Holdings, Inc. and the persons listed on the signature pages thereto (incorporated herein by reference to Exhibit 10.8 to the Company's Current Report on Form 8-K dated May 31, 1996 and filed with the Commission on June 7, 1996).
4.3 Indenture, dated as of November 1, 1996, between First Trust National Association, as trustee, and SEACOR Holdings, Inc. (including therein forms of 5-3/8% Convertible Subordinated Notes due November 15, 2006 of SEACOR Holdings, Inc.) (incorporated herein by reference to Exhibit 4.0 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996 and filed with the Commission on November 14, 1996).
4.4 Registration Rights Agreement, dated November 5, 1996, between SEACOR Holdings, Inc. and Credit Suisse First Boston Corporation, Salomon Brothers Inc and Wasserstein Perella Securities, Inc. (incorporated herein by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1996 and filed with the Commission on November 14, 1996).
4.5 Investment and Registration Rights Agreement, dated as of December 19, 1996, by and between SEACOR Holdings, Inc. and Smit International Overseas B.V. (incorporated herein by reference to Exhibit 4.0 to the Company's Current Report on Form 8-K dated December 19, 1996 and filed with the Commission on December 24, 1996).
4.6 Investment and Registration Rights Agreement, dated as of January 3, 1997, among SEACOR Holdings, Inc., Acadian Offshore Services, Inc., Galaxie Marine Service, Inc., Moonmaid Marine, Inc. and Triangle Marine, Inc. (incorporated herein by reference to Exhibit 4.6 to the Company's Registration Statement on Form S-3 (333-20921) filed with the Commission on January 31, 1997).
5.0   Opinion of Weil, Gotshal & Manges LLP.*
12.0  Ratio of Earnings to Fixed Charges.*
23.0  Consent of Arthur Andersen LLP.*
23.1  Consent of Coopers & Lybrand L.L.P.*
23.2  Consent of Weil, Gotshal & Manges LLP (included in its opinion filed as
      Exhibit 5.1).*
24.0  Powers of Attorney.*
25.0 Statement of Eligibility and Qualification of First Trust National Association on Form T-1.*

-----------------
*    Filed herewith.

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